    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 8, 1999

                                                      REGISTRATION NO. 333-65489
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------


                            PRE-EFFECTIVE AMENDMENT
                                  NUMBER 2 TO
                                    FORM S-1


                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                           --------------------------

                         CONSUMER NET MARKETPLACE, INC.

               (Exact Name of Issuer as specified in its Charter)

          CALIFORNIA                         4825                  95-4580601
 (State or other jurisdiction    (Primary Standard Industrial   (I.R.S. Employer
              of                 Classification Code Number)     Identification
Incorporation or Organization)                                      Number)

                      1900 LOS ANGELES AVE., SECOND FLOOR
                         SIMI VALLEY, CALIFORNIA 93065
                                 (805) 520-7170
         (Address and Telephone Number of Principal Executive Offices)

               FREDRICK RICE, CHAIRMAN OF THE BOARD OF DIRECTORS
                         CONSUMER NET MARKETPLACE, INC.
                      1900 LOS ANGELES AVE., SECOND FLOOR
                         SIMI VALLEY, CALIFORNIA 93065
                                 (805) 520-7170
           (Name, address and telephone number of agent for service)
                           --------------------------

                                   COPIES TO:

                            RICHARDSON & ASSOCIATES
                            MARK J. RICHARDSON, ESQ.
                             LAURA D. MURTAGH, ESQ.
                          1299 OCEAN AVENUE, SUITE 900
                         SANTA MONICA, CALIFORNIA 90401
                                 (310) 393-9992

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act of 1933 registration statement number of the earlier registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                           --------------------------

                        CALCULATION OF REGISTRATION FEE


                                                                                PROPOSED MAXIMUM
       TITLE OF EACH CLASS OF              AMOUNT TO        PROPOSED MAXIMUM       AGGREGATE           AMOUNT OF
     SECURITIES TO BE REGISTERED         BE REGISTERED       OFFERING PRICE      OFFERING PRICE     REGISTRATION FEE
Common Stock.........................      4,000,000             $14.00           $56,000,000          $16,520.00
Total................................      4,000,000             $14.00           $56,000,000         $16,520.00*



*  Already paid.

                           --------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THE REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                  SUBJECT TO COMPLETION, DATED JANUARY 8, 1999


PROSPECTUS

                                     [LOGO]

                         CONSUMER NET MARKETPLACE, INC.

                        4,000,000 SHARES OF COMMON STOCK

Consumer Net Marketplace, Inc.

1900 Los Angeles Avenue, Second Floor
Simi Valley, California 93065


                  THE OFFERING



Our proposed offering price is $14 per share. The total proceeds to CNM will be $56,000,000. No underwriters are involved in the offer or sale of the Common Stock or the outstanding shares of Common Stock at this time. The Common Stock may be offered and sold on a best efforts basis by registered broker-dealers selected by us who are members of the National Association of Securities Dealers, Inc. who will use their best efforts to sell the Common Stock. We may pay selling commissions to firms that are members of the National Association of Securities Dealers, Inc. for Common Stock sold by them. As of the date of this Prospectus, no selling agreements have been entered into by us with broker-dealer firms. See "PLAN OF DISTRIBUTION."



    Consumer Net Marketplace, Inc., a California corporation, is a full service Internet Service Provider and Internet Presence Provider.



    This is our initial public offering. The offering price may not reflect the market price of our shares after the offering.



                            PROPOSED TRADING SYMBOL:
                        NASDAQ SMALL CAP MARKET -- CNMN


                            ------------------------


    THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS. SEE "RISK FACTORS" BEGINNING ON PAGE 6.



    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                            ------------------------

                               PROSPECTUS SUMMARY

    This Prospectus contains forward-looking statements that involve risks and uncertainties. CNM's actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors" on page 6 and elsewhere in this Prospectus. The following summary is qualified in its entirety by the more detailed information and financial statements and notes to the financial statements appearing elsewhere in this Prospectus.

                                      CNM


    Consumer Net Marketplace, Inc., a California corporation, commenced operations in January 1996 and was incorporated in May 1996. CNM is currently in the process of implementing a major expansion of its technical capability and infrastructure. Since March 1998, CNM has recruited several high level computer engineers and systems analysts who have established CNM as a full service Internet Service Provider and Internet Presence Provider. See "MANAGEMENT." In June 1998, CNM relocated to over 7,200 square feet of space enabling CNM to install and operate a highly secure data and telecommunications facility and to accommodate the new CNM headquarters. See "BUSINESS-- Facilities." As an Internet Service Provider, CNM offers reliable, fast, and inexpensive dial-up access to the Internet for businesses and individuals as well as Digital Subscriber Lines and many other telecommunications products and services. CNM also provides Web hosting and creation, virtual domain hosting, co-location services, technical support, and training.



    CNM is currently implementing the equipment and software necessary to provide telephone service utilizing our own telecommunications network. Through access arrangements with competitive local exchange carriers, we are installing our switching equipment in several points of presence to expand our telecommunications network, initially in California and subsequently on a national basis. CNM plans to implement additional points of presence in other countries that would enable us to provide Internet services and telephone service over our own network to customers on a global basis.


    CNM provides two levels of service. These services are classified as "Personal" and "Business." Personal Services are defined as services designed and implemented for the individual user. Business Services are defined as services designed and implemented for business owners, executives, and employees. Through relationships established by CNM with Ascend Communications, ICG Telecom Group, Inc., Pacific Bell Internet, PacNet, Covad, and other telecommunications companies, we will implement both levels of service in Southern California up through Northern California, including San Francisco and Sacramento. Our short term plan is to expand coverage of both levels of service on a national basis. Our long term plan is to implement these same services on a global basis. Although we provide high quality service at low prices for individuals, CNM's primary focus is providing complete business solutions worldwide.

    CNM also developed, owns, and operates the Consumer Net Marketplace shopping mall on the Internet, which has been on-line since September 1996. Consumer Net Marketplace provides information and sources for the purchase of consumer products and services over the Internet in a convenient shopping mall presentation. Since the introduction of CNM's shopping mall, CNM maintains over 1,200 businesses averaging 1,000,000 hits per month by Internet users.


    CNM recently developed a proprietary provisioning system allowing users complete and simplified automation of all our services, including allowing customers to process transactions on-line in an encrypted manner which is not done by all companies on the Internet.



    CNM has recently entered into extensive advertising agreements with Eller Media Company, Cable Networks and several major Southern California radio stations as well as multiple reseller agreements to conduct CNM's retail marketing program for prospective dial-up and business solution customers. See "BUSINESS--Marketing and Revenues."

    Our executive offices are located at 1900 Los Angeles Avenue, Second Floor, Simi Valley, California 93065, (805) 520-7170. Our Internet addresses are:
WWW.CNMNETWORK.COM, WWW.CONSUMERMARKET.COM, and WWW.CNMINC.COM. Our email address is: INFO@CNMNETWORK.COM. Information contained on our World Wide Web site shall not be deemed to be a part of this Prospectus.

                                  THE OFFERING


Type of Security Registered..........................  Common Stock, no par value.

Number of Outstanding Shares of Series 1 Class A
  Common Stock(1)....................................  6,584,250(2)

Number of Outstanding Shares of Series 1 Class B
  Common Stock(1)....................................  75,000

Common Stock Offered.................................  4,000,000 shares

Common Stock Outstanding after this Offering.........  10,584,250 Shares(2)

Use of Proceeds......................................  To finance enhancements to our network infrastructure, to fund new
                                                       service and product introductions,
                                                       to finance protential acquistions,
                                                       and for working capital and other
                                                       general corporate purposes.

Proposed Nasdaq Symbol...............................  CNMN

Risk Factors.........................................  The Common Stock offered hereby involves a high degree of risk. See
                                                       "RISK FACTORS" on page 6.


------------------------


(1) The Common Stock includes the Series 1 Class A Common Stock and the Series 1 Class B Common Stock. Each share of Series 1 Class B Common Stock is convertible at any time into one share of Series 1 Class A Common Stock, and will automatically be converted upon the closing of this offering.



(2) Based on shares of Common Stock outstanding as of January 7, 1999. This amount excludes



    - (A) 250,000 shares of Series 1 Class B Common Stock reserved for issuance upon the exercise of options outstanding at an exercise price of $0.50 per share,



    - (B) 1,995,000 shares of Common Stock reserved for issuance upon the exercise of stock options outstanding under CNM's 1997 Stock Option Plan at an exercise price of $2.00 per share,



    - (C) 157,500 shares of Common Stock reserved for issuance upon the exercise of stock options outstanding which were granted outside of CNM's 1997 Stock Option Plan, and



    - (D) 5,000 shares of Common Stock and 100,000 shares of Series 1 Class B Common Stock reserved for issuance upon the exercise of stock options which may be granted in the future under CNM's 1997 Stock Option Plan.



    The number of shares of Common Stock outstanding also do not include any shares which may be acquired by Eller Media Company pursuant to its proposed subscription agreement with us. See "BUSINESS--Agreement with Eller Media Company."

                             SUMMARY FINANCIAL DATA
                         CONSUMER NET MARKETPLACE, INC.
                         (A DEVELOPMENT STAGE COMPANY)


                                                                                                             PRO FORMA(3)
                             NINE MONTHS ENDED  NINE MONTHS ENDED                       PERIOD FROM     ----------------------
                               SEPTEMBER 30,      SEPTEMBER 30,                         INCEPTION ON     9/30/98     12/31/97
                                   1998               1997            YEAR ENDED         5/9/96 TO      ----------  ----------
                                (UNAUDITED)        (UNAUDITED)     DECEMBER 31, 1997      12/31/96
                             -----------------  -----------------  -----------------  ----------------  (UNAUDITED) (UNAUDITED)
STATEMENT OF OPERATIONS:
Revenues...................     $    37,697        $    20,665       $      30,697       $   20,828
Loss before income taxes...      (2,098,110)          (179,547)         (1,101,605)        (101,699)
Net Loss...................      (2,098,910)          (180,347)         (1,102,405)        (102,499)

PER COMMON SHARE DATA:
Net Loss...................            (.38)              (.04)               (.22)            (.02)
Cash Dividends.............               0                  0                   0                0
Book Value.................            (.10)              (.03)               (.11)            (.02)
Number of Shares, weighted
  average(1)...............       5,466,897          5,015,082           5,037,857        5,000,000
Pro forma net loss per
  share(3).................                                                                                   (.37)       (.21)
Pro forma weighted average
  shares outstanding(3)....                                                                              5,716,897   5,287,887
BALANCE SHEET DATA:
Total Assets...............       1,708,336             63,562              81,973           25,795      1,333,336    (293,027)
Long-Term Debt(2)..........       1,197,815                  0             500,000                0        697,815           0
Shareholders' Equity.......        (631,314)          (132,000)           (542,404)        (101,999)      (506,314)   (417,404)


------------------------------

(1) Includes 75,000 shares of Series 1 Class B Common Stock. See "DESCRIPTION OF CAPITAL STOCK."


(2) Includes a noninterest-bearing promissory note in the principal amount of $500,000 payable on demand by CNM to Consumer Net Partners, an affiliated California general partnership. See "BUSINESS--Previous Financing and Development Arrangement." Includes $697,815 which represents the long-term portion of capitalized lease obligations.



(3) Adjusted to give effect to the net proceeds of $125,000 from the exercise of outstanding options to purchase 250,000 shares of Series 1 Class B Common Stock and the payment of a noninterest-bearing promissory note of $500,000.

                                  RISK FACTORS


    Investing in CNM's Shares is risky. You should be able to bear a complete loss of your investment. You should carefully consider the following factors, among others.



CNM HAS A LIMITED OPERATING HISTORY


    CNM commenced operations in January 1996, incorporated on May 9, 1996, and initiated our Web site in September 1996. Accordingly, CNM has a limited operating history on which to base an evaluation of its business and prospects. Our prospects must be considered in light of the risks, expenses, and difficulties frequently encountered by companies in their development stage, particularly companies in new and rapidly evolving markets. Such risks for CNM include, but are not limited to, an evolving and unpredictable business model and the management of growth. To address these risks, we must, among other things, obtain a customer base, implement and successfully execute our business and marketing strategy, continue to develop and upgrade our technology, improve our Web sites, provide superior customer service, respond to competitive developments, and attract, retain, and motivate qualified personnel. We cannot assure that we will be successful in addressing such risks, and the failure to do so could have a material adverse effect on our business, prospects, financial condition, and results of operations.


CNM'S NET OPERATING LOSSES



    Since inception, CNM has incurred operating losses. As of September 30, 1998, CNM had an accumulated deficit of $3,303,814. For the year ended December 31, 1997, CNM had a net loss of $1,102,405, and for the nine months ended September 30, 1998, the Company had a net loss of $2,098,910. As a development stage company, we have only recently begun to earn revenues. We believe that our success will depend in large part on our ability to (i) obtain brand name recognition, (ii) provide our customers with outstanding service, (iii) achieve sufficient sales volume to realize economies of scale, and (iv) successfully establish our technological infrastructures. Accordingly, CNM intends to invest heavily in marketing and promotion, site development, technology and operating infrastructure. As a result, CNM expects to incur operating losses in the foreseeable future. CNM may be unable to adjust spending in a timely manner to compensate for any unexpected shortfall of revenues. Any significant shortfall of demand for CNM's products and services in relation to CNM's expectations would have an immediate adverse impact on CNM's business, operating results, and financial condition.



SPECULATIVE NATURE OF CNM'S INTERNET BUSINESS


    The market for our Internet services has only recently begun to develop, is rapidly evolving, and is characterized by an increasing number of market entrants who have introduced or developed products and services for communication and commerce over the Internet and private networks. As is typical in the case of a new and rapidly evolving industry, demand and market acceptance for recently introduced products and services are subject to a high level of uncertainty. The industry is young and has few proven products or services. Moreover, critical issues concerning the commercial use of the Internet (including security, reliability, cost, ease of use and access, and quality of service) remain unresolved and may impact the growth of Internet use. While we believe that our on-line services will offer significant advantages for commerce and communication over the Internet and private networks, there can be no assurance that such activities will become widespread, or that our services will become widely adopted for these purposes.

    The adoption of the Internet for commerce and communications, particularly by those individuals and enterprises which have historically relied upon alternative means of commerce and communication, generally requires the acceptance of a new way of conducting business and exchanging information. In particular, enterprises that have already invested substantial resources in other means of conducting commerce and exchanging information may be particularly reluctant to adopt a new strategy that may make their existing personnel and infrastructure obsolete. In addition, we cannot assure that individual personal computer users in business or at home will adopt the Internet for on-line commerce or communication. Because the market for CNM's Internet services is new and evolving, it is difficult to predict the future growth rate, if any, and size of this market. We cannot assure that the market for our products and services will develop, that our product or services will be adopted, or that individual personal computer users in business or at home will use the Internet or private networks for commerce and communication. If the market fails to develop, develops more slowly than expected, or becomes saturated with competitors, or if our services do not achieve market acceptance, CNM's business, operating results, and financial condition will be materially adversely affected.


QUALIFICATION OF CNM'S AUDIT REPORT



    The report of the independent certified public accountants with respect to CNM's financial statements for the fiscal years ending December 31, 1996 and 1997 raise doubts regarding CNM's ability to continue as a going concern because of CNM's net operating losses.



RISKS OF DEVELOPING NEW INTERNET PRODUCTS AND SERVICES



    Key elements of our strategy are to provide reliable co-location, virtual domain hosting, dial-up access, voice and data communication, and e-commerce service on the Internet, to provide high quality telephone service over our own network, and to generate a high volume of traffic on and use of our Web sites. Accordingly, the satisfactory performance, reliability and availability of CNM's transaction-processing systems, network infrastructure, and Web sites are critical to our reputation and our ability to attract and retain customers, as well as maintain adequate customer service. CNM's revenues are expected to depend in part on the volume of business we will receive as an Internet Service Provider, Internet Presence Provider, planned provider of Internet telephone service, and the number of visitors who access our Web sites. We cannot assure that CNM will be able to successfully complete the development, implementation, sale, and service of its Internet Service Provider services, co-location and virtual domain hosting services, proprietary provisioning system, shopping cart, e-commerce software, and telephone services. See "BUSINESS."



RISK OF INTERNET OR CNM SYSTEM FAILURE



    The operations of CNM are dependent upon, among other things, our ability to deliver high quality uninterrupted access to the Internet and other services provided or intended to be provided by CNM. Any system failure that causes excessive interruptions in our operations could have a material adverse effect on us. As we expand our network, there will be increased stress placed upon network hardware and traffic management systems. Any of a number of potential hardware failures at CNM operations center or at any of our points of presence, as well as failure caused by power losses, telecommunications failures, or natural causes such as fire, floods or other natural causes, could result in significant interruptions of CNM's services. Although we are currently in the process of constructing our own high-speed fault-tolerant backbone to prevent service interruptions even in the face of massive failures of sections of the network, we cannot assure that our backbone will eliminate all interruptions of our services in the event of a massive system failure. We cannot assure that we will be able to accurately project the rate or timing of increases, if any, in the use of our services, or timely expand and upgrade our systems and infrastructure to accommodate such increase. Any substantial disruptions or delays in any of our systems would have a material adverse effect on our business, prospects, financial condition and results of operations. Although CNM maintains in effect casualty insurance that would fund most of the cost of replacing equipment loss due to fires, floods, or similar natural causes, such insurance would not protect CNM from loss of customers and business reputation that could result from such an event. In addition, some potential losses may not be adequately covered by such policies. The occurrence of any of the foregoing risks could have a material adverse effect on our business, financial condition, results of operations, and cash flow.


COMPETITION IN TELEPHONE SERVICE INDUSTRY AFFECTING CNM



    CNM's planned long distance telephone service over its developing telecommunications network will place us in direct competition with interexchange carriers which provide long-distance access, and other long-distance resellers and providers. Our prospective competitors include large carriers such as AT&T, MCI, Sprint, and WorldCom, and new entrants to the long distance market such as the Regional Bell Operating Carriers who have entered or have announced plans to enter the United States intrastate and interstate long-distance market pursuant to recent legislation authorizing such entry. Most of our competitors are significantly larger and have substantially greater market presence as well as financial, technical, operational, marketing, and other resources and experience than CNM.



CNM'S DEPENDENCE ON TELECOMMUNICATION CARRIERS AND OTHER SUPPLIERS



    CNM relies on local telephone companies and other companies to provide data communications capacity via local telecommunication lines and leased long distance lines. CNM is subject to potential disruptions in these telecommunication services and may have no means of replacing these services on a timely basis or at all in the event of disruptions. In addition, we are dependent on certain third-party suppliers of hardware components. Certain components used by CNM in providing our network services are currently acquired from limited sources. We also depend on third-party software vendors to provide us with much of our Internet software, including the Netscape Navigator software, which is the World Wide Web client software that we license from Netscape Communications Corporation. The ongoing development of our provisioning systems software by an independent software development company currently under contract is important to our Web hosting business. Failure of our suppliers to provide components and products in the quantities, at the quality levels or at the times required by us, or an inability by CNM to develop alternative sources of supply, if required, could result in delays and increased costs of expansion of our network infrastructure. Our suppliers and telecommunication carriers also sell or lease services and products to our competitors and may be, or in the future may become, competitors of CNM. There can be no assurance that our suppliers and telecommunication carriers will not enter into exclusive arrangements with our competitors, or cease selling or leasing their services or products to CNM. See "BUSINESS--Competition."



CNM'S DEPENDENCE ON TELECOMMUNICATIONS ACCESS


    All Internet and most telecommunications service providers, including CNM, depend on other companies to provide communications capacity via leased facilities. If one or more of these companies is unable or unwilling to provide or expand its current levels of service to CNM in the future, our operations could be materially and adversely affected. Although leased facilities are available from several alternative suppliers, including AT&T, MCI, Sprint, and WorldCom, there can be no assurance that we could obtain substitute services from other providers at reasonable or comparable prices or in a timely fashion. In addition, CNM is dependent on local telephone companies to provide local dial-up and leased, high speed dedicated access telephone lines for access to each of our POPs. CNM is presently dependent on Pacific Bell, ICG Telecom Group, Inc., and Covad to install and maintain communication lines. Although we have not yet experienced delays in the installation of communication lines, such delays could adversely affect our rate of growth.


GOVERNMENT REGULATION AND LEGAL UNCERTAINTIES APPLICABLE TO CNM'S BUSINESS


    A number of new laws and regulations may be adopted with respect to the Internet covering issues such as the provision of telephone service, user privacy, pricing, and the quality of products and services. The adoption of any such laws or regulations may decrease the growth of the Internet, which could in turn decrease the demand for CNM's services and increase our cost of doing business, or otherwise have an adverse affect on our business, operating results and financial condition. Moreover, the applicability to the Internet of existing laws governing issues such as property ownership, libel and personal privacy is uncertain. CNM's products may become subject to United States export controls in the future. We cannot assure that such export controls, either in their current form or as may be subsequently enacted, will not limit CNM's ability to distribute products outside of the United States or electronically. In addition, federal or state legislation or regulation may further limit levels of encryption or authentication technology. Any such export restrictions, new legislation or regulation, or unlawful exportation could have a material adverse impact on our business, operating results and financial condition.



GOVERNMENT MAY ALTER REGULATORY POLICIES AFFECTING CNM



    The long distance telephone service that we intend to provide is subject to federal and state regulation. The provision of long distance telephone service is subject to the provisions of the Communications Act of 1934, as amended, including amendments effected by the Telecommunications Act of 1996 (the "1996 Telecommunications Act"), and the regulations of the Federal Communications Commission (the "FCC"). At the state level, the long distance telephone industry is subject to the applicable laws and regulations of the various state Public Utility Commissions ("PUCs") and other state agencies. Federal laws and FCC regulations apply to interstate telecommunications (including international telecommunications that originate or terminate in the United States), while state regulatory authorities have jurisdiction over telecommunications both originating and terminating within a state. Regulation of the telecommunications industry is changing rapidly, and the regulatory environment varies substantially from state to state. Moreover, as deregulation at the federal level occurs, some states are reassessing the level and scope of regulation that may be applicable to CNM. The FCC has considered the issue of whether Internet Service Providers should be subject to access charges, Universal Service Fund support fees, and regulation. The FCC may change its policy at any time and impose new regulations and charges on CNM's services, increasing CNM's costs and reducing its revenues. A recent federal legislative change, the 1996 Telecommunications Act, may have potentially significant effects on our operations. The 1996 Telecommunications Act, among other things, allows the Regional Bell Operating Carriers and other companies to enter the long distance business and enables other entities to provide an expanded range of telecommunications services. Entry of such companies into the long distance business would result in substantial additional competition in one of the markets into which CNM intends to expand, and may have a material adverse effect on CNM and its efforts to expand in this market. We cannot assure that future regulatory, judicial, or legislative activities will not have a material adverse effect on CNM, or that domestic or international regulators or third parties will not raise material issues with regard to our compliance or noncompliance with applicable regulations.



POTENTIAL LIABILITY FOR INFORMATION DISSEMINATED THROUGH CNM'S NETWORK



    The law relating to the liability of Internet Service Providers and online service companies for information carried on or disseminated through their networks has not yet been definitively established. Internet access and content providers such as CNM face potential liability of uncertain scope for the actions of subscribers and others using their systems, including liability for infringement of intellectual property rights, rights of publicity, defamation, libel, and criminal activity under the laws of the U.S. and foreign jurisdictions. CNM does not maintain errors and omissions insurance. Any imposition of liability on CNM for alleged negligence, intentional torts, or other liability could have a material adverse effect on CNM. In addition, recent legislative enactments and pending legislative proposals aimed at limiting the use of the Internet to transmit indecent or pornographic materials could, depending upon their interpretation and application, result in significant potential liability to CNM and other Internet access and service providers, as well as additional costs and technological challenges in complying with any statutory or regulatory requirements imposed by such legislation. We cannot assure the final result regarding the constitutionality of the 1996 Telecommunications Act, or as to the scope and content of any other legislation in the U.S. or foreign jurisdictions restricting the type of content being provided over the Internet. Furthermore, CompuServe faced action by German authorities in response to which CompuServe temporarily restricted the scope of the Internet access it provides to all subscribers, both in the U.S. and internationally. A number of countries are considering content restrictions based on such factors as political or religious views expressed, and pornography or indecency, which may have a material adverse effect on CNM.



CNM IS DEPENDENT ON THE INTERNET



    A lack of public confidence in or use of the Internet would have a material adverse impact on CNM's operating results and financial condition. Despite growing interest in the many commercial uses of the Internet, many businesses have been deterred from purchasing Internet access services for a number of reasons. These reasons include, among others, inconsistent quality of service, lack of availability of cost-effective, high-speed options, a limited number of local access points for corporate users, inability to integrate business applications on the Internet, the need to deal with multiple and frequently incompatible vendors, inadequate protection of the confidentiality of stored data and information moving across the Internet, and a lack of tools to simplify Internet access and use. Published reports have indicated that a perceived lack of security of commercial data, such as credit card numbers, has significantly impeded commercial exploitation of the Internet to date, and there can be no assurance that encryption or other technologies will be developed that satisfactorily address these security concerns. Published reports have also indicated that capacity constraints caused by growth in the use of the Internet may, unless resolved, impede further development of the Internet to the extent that users experience delays, transmission errors and other difficulties. Further, the adoption of the Internet for commerce and communications, particularly by those individuals and enterprises that have historically relied upon alternative means of commerce and communication, generally requires the understanding and acceptance of a new way of conducting business and exchanging information. In particular, enterprises that have already invested substantial resources in other means of conducting commerce and exchanging information may be particularly reluctant or slow to adopt a new strategy that may make their existing personnel and infrastructure obsolete. The failure of the market for business-related Internet solutions to continue to develop would adversely impact our business, financial condition, results of operations, and cash flow. In addition, new technologies or industry standards have the potential to replace or provide lower cost alternatives to our existing products and services. The adoption of such new technologies or industry standards could render our existing products and services obsolete and unmarketable.



NO ASSURANCE THAT CNM WILL BE PROFITABLE


    CNM's business is speculative and dependent upon the acceptance of our services and the effectiveness of our marketing program. We have reported net losses since inception. We cannot assure that we will earn significant revenues, that we will not continue to incur losses, or that investors will not lose their entire investment.


IMMEDIATE DILUTION INCURRED BY INVESTORS



    Assuming an initial public offering price of $14.00 per share, investors purchasing shares of Common Stock in this offering will incur immediate and substantial dilution in net tangible book value of the Common Stock of $9.50 per share. To the extent that currently outstanding options to purchase shares of Common Stock are exercised, there will be further dilution. See "DILUTION."

CNM MUST ADAPT TO RAPID TECHNOLOGICAL CHANGE



    To remain competitive, we must continue to enhance and improve the responsiveness, functionality, and features of our Internet services and related Internet hardware and software. Integrating technological advances may require substantial time and expense, and we cannot assure that we will succeed in adapting our network infrastructure. The on-line commerce industry is characterized by rapid technological change, changes in user and customer requirements and preferences, frequent new product and service introductions embodying new technologies, and the emergence of new industry standards and practices that could render our existing Web site and proprietary technology obsolete. Our future success will depend, in part, on our ability to license leading technologies, enhance our existing services, develop new services and technologies that address the increasingly sophisticated and varied needs of its prospective customers, and respond to technological advances and emerging industry standards on a cost-effective and timely basis. In particular, successful Internet Service Providers must provide customers with the appropriate products, services, and guidance to best take advantage of the rapidly evolving Internet. We cannot assure that we will successfully use new technologies effectively or adapt our Web site and proprietary technology to customer requirements or emerging industry standards. If we are unable to meet such requirements, our business prospects, financial condition and results of operations would be materially adversely affected.



POSSIBLE IMPACT OF YEAR 2000 PROBLEM ON CNM'S BUSINESS



    CNM may utilize certain third-party supplied computer programs, interact with computer programs utilized by financial institutions in connection with credit card transactions, and interact with computer programs used by our vendors and suppliers. These programs may refer to annual dates only by the last two digits, e.g., "98" for "1998." Problems are anticipated to arise for many of these programs in the year 2000. While we have taken this problem into account with respect to our own internal programs, other programs with which we may interact may not have corrected this problem. CNM is currently assessing the Year 2000 problem readiness of our third-party supplied software, computer technology, and other services. Based upon the results of this assessment, CNM has decided to switch its current credit card process provider to a credit card process provider that in our assessment is Year 2000 ready. Additionally, with respect to third-party software, computer technology, and services that are not Year 2000 ready, CNM will develop and implement a remediation plan. At this time, the expenses associated with this assessment and potential remediation plan cannot presently be determined. Year 2000 problems and associated costs could have a material adverse effect on our business, financial condition, and results of operation. Under the worst case scenario, we would not be able to provide service if our power is disrupted due to a programming problem with the electric company.



CNM SUBJECT TO INTENSE COMPETITION



    The market for our Internet related services and products is intensely competitive and is characterized by rapid changes in technology and user needs as well as the frequent introduction of new services and Web sites. CNM's principal competitors include other Internet Service Providers, Internet Presence Providers, providers of Internet telephone service, computer software and technology companies, cable operators, and on-line information, advertising, and shopping services on the Internet. These competitors have longer operating histories, greater name recognition, larger installed customer bases, and substantially greater financial, technical, and marketing resources than CNM. We believe that the principal factors affecting competition in our proposed market include service performance and reliability, product functionality, ability to respond to changing customer needs, ease of use, quality of technical service, training, quality of support, and price. Other than technical expertise and the limited time available to enter the market, there are no significant proprietary or other barriers of entry that could keep potential competitors from developing or acquiring similar tools and providing competing services in our proposed market. Our ability to compete successfully in the sale of services and software will depend in large part upon our ability to attract new customers, sell products and services, deliver and support product enhancements, and respond effectively to continuing technological changes by developing new products and services. We cannot assure that CNM will be able to compete successfully in the future, or that future competition for Internet telephone services and on-line e-commerce, services, and information will not have a material adverse effect on the business, operating results, and financial condition of CNM.



NO ASSURANCE THAT CNM'S MARKETING PROGRAMS WILL BE SUCCESSFUL


    CNM is implementing a variety of retail marketing programs, both outside and on the Internet, to attract potential retail customers from the general public. We cannot assure that any of these marketing strategies, including but not limited to direct mailings, outdoor billboards, radio advertisements, and credit card advertising inserts, will be successful or that we will acquire a significant number of new customers from our marketing program. Many of the strategies involve testing which is expensive. The strategies are unproven as they apply to selling Internet services. If our marketing programs are not successful, it would be expected to have a material adverse impact on our financial condition, operating results and business.


UNCERTAINTY OF CNM RETAINING CUSTOMERS


    The sales, marketing, and other costs to CNM of acquiring new customers are substantial relative to the monthly fee derived from such customers. Accordingly, we believe that our long-term success largely depends on our ability to retain customers, while continuing to attract new customers. We continue to invest significant resources in our infrastructure and customer and technical support capabilities. We cannot assure that such investment will maintain or improve member retention. We believe that intense competition from competitors, some of which offer free hours of services to new customers, may cause some of our customers to switch to competitors' services. In addition, a certain number of new Internet users experience the Internet only as a novelty and do not become consistent users of Internet services. These factors may adversely affect our customer retention rates. Unless offset by other factors, significant customer loss could have a material adverse impact on CNM.

ON-LINE COMMERCE SECURITY RISKS

    A significant barrier to on-line commerce and communications is the need for secure transmission of confidential information over public networks. Concerns over the security of transactions conducted on the Internet and other on-line services, as well as user's desires for privacy may also inhibit the growth of the Internet and other on-line services especially as a means of conducting commercial transactions. The activities of CNM and third-party contractors are expected to involve the storage and transmission of proprietary information, such as credit card numbers and other confidential information. Any such security breaches could damage our reputation and expose us to a risk of loss, litigation and possible liability. We cannot assure that our security measures will prevent security breaches or that failure to prevent such security breaches will not have a material adverse effect on our business, prospects, financial condition and results of operations. Merchants on the Internet are subject to the risk of credit card fraud and other types of theft and fraud perpetrated by hackers and on-line thieves. Credit card companies may hold merchants fully responsible for any fraudulent purchases made when the signature cannot be verified. Although credit card companies and others are in the process of developing anti-theft and anti-fraud protections, and while we are continually monitoring this problem, at the present time the risk from such activities could have a material adverse effect on CNM. We cannot assure that advances in computer capabilities, new discoveries in the field of cryptography, or other events or developments will not result in a compromise or breach of the algorithms used by CNM to protect customer transaction data. A party who is able to circumvent our security measures could misappropriate confidential information or cause interruptions in the Company's operations. We may be required to expend significant capital and other resources to protect against such security breaches or to alleviate problems caused by such breaches. If any such compromise of our security were to occur, it could have a material adverse effect to our business, prospects, financial condition and results of operations.


CNM'S DEPENDENCE ON KEY PERSONNEL


    CNM's success is substantially dependent on the performance of our executive officers and key employees. Given CNM's stage of development in the CNM Network-TM- business, we are dependent on our ability to retain and motivate high quality personnel. Although we believe we will be able to continue hiring qualified personnel for such purposes, an inability to do so could materially adversely affect our ability to market, sell, and enhance our services. The market for qualified personnel has historically been, and will continue to be, intensely competitive. The demand for experienced consultants, marketers and programmers is expected to continue to increase significantly over the next several years, particularly as Internet utilization grows. The loss of key employees or our inability to hire and retain other qualified employees could have a material adverse effect on our business.


INABILITY OF CNM TO PROTECT PROPRIETARY RIGHTS


    We regard our CNM Network-TM- concept as proprietary and will attempt to protect it under a combination of copyright, trade secret, and trademark laws as well as by contractual restrictions on employees and third parties. Despite these precautions, it may be possible for unauthorized parties to copy our services or otherwise obtain and use information that we regard as proprietary. Existing trade secrets and copyright laws provide only limited protection. Certain provisions of other license and distribution agreements CNM intends to use, including provisions protecting against unauthorized use, copying, transfer, and disclosure, may be unenforceable under the laws of certain jurisdictions. Furthermore, CNM may be required to negotiate limits on these provisions from time to time. In addition, the laws of some foreign countries do not protect our proprietary rights to the same extent as do the laws of the United States. We cannot assure that the steps taken by CNM will be adequate to deter misappropriation of proprietary information or that we will be able to detect unauthorized use and take appropriate steps to enforce our intellectual property rights. Significant and protracted litigation may be necessary to protect our intellectual property rights, to determine the scope of the proprietary rights of others, or to defend against claims for infringement. We cannot assure that third-party claims, with or without merit, alleging infringement will not be asserted against us. Such assertions can be time consuming and expensive to defend. They could require us to cease the manufacture, use, and sale of infringing products and services, to incur significant litigation costs and expenses, to develop or acquire non-infringing technology, and to obtain licenses to the alleged infringing technology. We cannot assure that we would be able to develop or acquire alternative technologies or to obtain such licenses on commercially acceptable terms.


CNM TRADEMARKS AND TRADENAMES


    We believe that our trademarks and tradenames will have significant value and will be important to the marketing of our services and products. We cannot assure, however, that our registered trademarks and tradenames with the United States Office of Patents and Trademarks will not violate the proprietary rights of others, that our marks and names would be upheld if challenged, or that we will not be prevented from using our marks and names, any of which could have an adverse effect on us. In addition, we cannot assure that we will have the financial resources necessary to enforce or defend our trademarks and service marks.

POTENTIAL FOR PRODUCT AND SERVICE LIABILITY INCURRED BY CNM


    CNM's products and services will be designed to satisfy our customer's needs. A failure to satisfy a customer's need or an adverse impact on a customer from our products or services could result in a claim for damages against us, regardless of our responsibility for such failure. In connection with the sale of our products and services, we will attempt to limit contractually our liability for damages arising from negligent acts, errors, mistakes, or omissions. Despite this precaution, we cannot assure that the limitations of liability set forth in customer contracts would be enforceable or would otherwise protect CNM from liability for damages. The successful assertion of one or more large claims against CNM that exceed available insurance coverages, or changes in our insurance policies, such as premium increases or the imposition of large deductible or co-insurance requirements, could materially and adversely affect our business, operating results, and financial condition.


CONTROL BY PRINCIPAL STOCKHOLDER OF CNM



    CNM's Chairman of the Board of Directors and President will beneficially own approximately 47.5% of CNM's outstanding shares of Common Stock following this offering, assuming that 4,000,000 shares of Common Stock are sold. This stockholder would be able to significantly influence all matters requiring approval by the stockholders of CNM, including the election of directors and the approval of mergers or other business combination transactions. See "PRINCIPAL STOCKHOLDERS."


NO DIVIDENDS ON COMMON STOCK

    CNM does not anticipate the payment of any cash dividends on our Common Stock in the foreseeable future. See "DIVIDEND POLICY."


CNM MAY INCUR UNINSURED LOSSES


    We cannot assure that CNM will not incur uninsured liabilities and losses as a result of the conduct of our business. We plan to maintain comprehensive liability and property insurance at customary levels. We will also evaluate the availability and cost of business interruption insurance. However, should uninsured losses occur, the shareholders could lose their invested capital.


LIABILITIES OF CNM


    CNM may have liabilities to affiliated or unaffiliated lenders. These liabilities would represent fixed costs that would be required to be paid regardless of the level of business or profitability experienced by CNM. We cannot assure that we will be able to pay all of our liabilities. Furthermore, we are always subject to the risk of litigation from licensees, suppliers, employees, and others because of the nature of our business. Litigation can cause us to incur substantial expenses and, if cases are lost, judgments and awards can add to our costs.


CNM'S FUTURE ADDITIONAL CAPITAL REQUIREMENTS


    CNM's capital requirements depend on numerous factors, including the rate of market acceptance of our services, our ability to maintain and expand our customer base, the level of resources devoted to expanding our marketing and sales organization and our research and development activities, the availability of hardware and software provided by third-party vendors, the rate of expansion of our network infrastructure, and other factors. The timing and amount of such capital requirements cannot accurately be predicted. If capital requirements vary materially from those currently planned, we may require additional financing. We have no commitments for any additional financing, and we cannot assure that any such commitments can be obtained on favorable terms, if at all. Any additional equity financing may be dilutive to CNM's stockholders, and debt financing, if available, may involve restrictive covenants with respect to dividends, raising future capital and other financial and operational matters. If we are unable to obtain additional financing as needed, we may be required to reduce the scope of our operations or our anticipated expansion, which could have a material adverse effect on our business, financial condition, and results of operations.



NO MINIMUM CAPITAL REQUIREMENT--ADDITIONAL CAPITAL FOR CNM MAY BE NECESSARY


    No minimum capital requirement is imposed in connection with this offering, and subscription funds may be utilized by CNM as soon as they are accepted, beginning with the commencement of the offering. This offering is made on a best efforts basis with no underwriter, and we cannot assure that we will raise any capital pursuant to this offering. If we raise only minimal capital from this offering, or significantly less than the maximum capital, then we will likely be required to raise additional capital in the future in order to have sufficient funds to implement our business and marketing plans. If additional capital or financing is not available, shareholders could lose their entire investment in CNM. We cannot assure that we will raise sufficient additional capital to finance our operations. If we do not raise sufficient additional capital, then we would not be able to implement our business and marketing expansion plans, hindering our ability to be in business. Furthermore, we may modify this offering due to market conditions or other factors.


BEST EFFORTS OFFERING BY CNM



    The Shares are being offered on a "best efforts" basis by the Company and no individual, firm, underwriter or other person or entity has agreed to purchase any of the Shares. Consequently, we may not raise any capital from this offering or only minimal capital. If CNM is not adequately funded from this offering, investors who do purchase Shares could lose their entire investment in CNM.



FUTURE ISSUANCE OF STOCK BY CNM



    Following this offering, we expect to have outstanding 10,584,250 shares of Common Stock out of a total of 51,000,000 shares of Common Stock authorized (i.e. 50,000,000 shares of Series 1 Class A Common Stock and 1,000,000 shares of Series 1 Class B Common Stock). The remaining shares of Common Stock not issued or reserved for specific purposes may be issued without any action or approval of the Company's stockholders. Furthermore, our Articles of Incorporation also authorize the issuance of up to 1,000,000 shares of Preferred Stock, no par value, on terms that may be fixed by our Board of Directors without further stockholder action. No shares of Preferred Stock are presently issued or outstanding. The terms of any future series of Common Stock or Preferred Stock, which may include priority claims to assets and dividends, and special voting rights, could adversely affect the rights of holders of the Common Stock. We cannot assure that we will not undertake to issue additional shares of Commons Stock or Preferred Stock if we deem the issuance appropriate. See "DILUTION."



CNM SHARES ELIGIBLE FOR FUTURE SALE



    Sales of a substantial number of shares of our Common Stock in the public market following this offering could adversely affect the market price of our stock. The number of shares of Common Stock available for sale in the public market is limited by restrictions under the Securities Act of 1933, as amended (the "Securities Act"). The outstanding shares of our Common Stock owned by affiliates and by unaffiliated investors are not, however, subject to lock-up agreements and may be sold in accordance with the terms and conditions of Rule 144 of the Securities Act or another exemption from registration, if available.

EFFECT OF CERTAIN CNM CHARTER PROVISIONS


    Certain provisions in our Articles of Incorporation allow us to issue different classes of Common Stock, the rights and preferences of which may be specified by the Board of Directors at any time prior to issuance, without further stockholder approval, which could have the effect of delaying, deferring or preventing a change in control of CNM, or creating equity securities senior to the common stock and outstanding shares of Common Stock.


NO PUBLIC MARKET FOR COMMON STOCK OF CNM


    Prior to this offering, there has been no public market for the Common Stock, and we cannot assure that a regular trading market will develop and continue after this offering or that the market price of the Common Stock will not decline below the initial public offering price.


POTENTIAL VOLATILITY OF CNM STOCK PRICE


    The stock markets have experienced price and volume fluctuations that have particularly affected the stocks of technology companies, resulting in changes in the market prices of the stocks of many companies that may not have been directly related to the operating performance of those companies. Such broad market fluctuations may adversely affect the market price of the Common Stock following this offering. In addition, the market price of the Common Stock following this offering may be highly volatile. Factors such as variations in our financial results, comments by securities analysts, announcements of technological innovations or new products by us or our competitors, changing government regulations, developments concerning our proprietary rights or litigation may have a material adverse effect on the market price of the Common Stock.


DETERMINATION OF CNM'S OFFERING PRICE ARBITRARY--NO UNDERWRITER



    We have determined the initial public offering price of the Common Stock and the outstanding shares of Common Stock in our sole discretion and not pursuant to arms-length negotiations with an underwriter or other third party. The initial public offering price bears no relationship to the book value of our assets, our current earnings or revenues, or any other objective standard. We cannot assure that the initial public offering price for the Common Stock or the outstanding shares of Common Stock will be accepted by the market, or that our stock will not trade for a lower price, if it eventually trades on a public exchange. The initial public offering price may be deemed to have been determined arbitrarily by CNM. In the absence of an underwriter for the offering, purchasers of Common Stock or outstanding shares of Common Stock will not have the benefit of additional due diligence and arms-length negotiation, nor a firm commitment for the purchase of Common Stock or outstanding shares of Common Stock.

CAUTIONARY STATEMENTS



    This Prospectus contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth in the risk factors below and elsewhere in this Prospectus. Important factors that may cause actual results to differ from projections include, for example:



    - adverse economic conditions



    - intense competition, including entry of new competitors and products



    - adverse federal, state and local government regulation



    - inadequate capital to operate our business



    - unexpected costs and operating deficits



    - lower sales and revenues than forecast



    - inability to develop marketable products and services



    - technological obsolescence and other problems relating to CNM's products and services



    - loss of customers or inability to attract new business or individual customers



    - inability to establish consumer confidence in conducting transactions on the Internet



    - price competition forcing CNM's prices down



    - inability to upgrade and develop our systems and attract or retain qualified personnel



    - lack of traffic on CNM's Web site



    - systems downtime or Internet brownouts



    - the risk associated with the Year 2000 in connection with computer programs with which CNM may interact that read only the last two digits of an annual date



    - the risk of credit card fraud and other types of fraud and theft which may be perpetrated by computer hackers and on-line thieves



    - increased costs for supplies, components and personnel, or loss of suppliers and contracts



    - the risk of litigation and administrative proceedings involving CNM and our employees



    - the possible acquisition of new businesses that result in operating losses or that do not perform as anticipated, resulting in unanticipated losses



    - the possible fluctuation and volatility of CNM's operating results and financial condition



    - adverse publicity and news coverage



    - loss of key executives



    - changes in interest rates



    - inflationary factors



    - and other specific risks that may be alluded to in this Prospectus or in other reports issued by CNM. CNM does not promise to update forward-looking information to reflect actual results or changes in assumptions or other factors that could affect those statements.

                                USE OF PROCEEDS


    The net proceeds from the sale of 4,000,000 shares of Common Stock offered hereby are estimated to be approximately $47,600,000 assuming an initial public offering price of $14.00 per share, after deducting the offering expenses payable by CNM, estimated to be 15% of the gross proceeds of the offering. The offering expenses are expected to be incurred for legal, accounting, mailing, printing and related offering costs, as well as selling commissions payable to broker-dealer firms registered with the National Association of Securities Dealers, Inc., to the extent that Shares are sold through broker-dealers that participate in the offering. CNM expects to use the net proceeds of this offering to finance enhancements to our network infrastructure, including leasehold improvements and investments in network equipment, to fund our marketing programs, to develop new products and services, to pay the $500,000 noninterest bearing promissory note payable by CNM to an affiliated partnership, and for working capital and other general corporate purposes. We estimate that approximately 40% of the net proceeds of the offering will be utilized for additional equipment and related network infrastructure, 25% for CNM's marketing programs, 20% for research and development of new products and services, $500,000 to repay the note payable to Consumer Net Partners, and 15% for general working capital purposes. If less than the maximum proceeds from this offering are received by CNM, then CNM would reduce the allocation of proceeds to its retail marketing program and scale down its investment in equipment for its planned Internet infrastructure expansion. Management may reallocate the net proceeds in different percentages if it deems a reallocation to be appropriate or necessary. While we have from time to time engaged in preliminary discussions concerning possible acquisitions or joint ventures, we have no present understandings, commitments, agreements or active negotiations with respect to any such transaction. Pending such uses, we will invest the net proceeds of this offering in short-term, investment grade interest bearing securities.


                                DIVIDEND POLICY


    We do not intend to pay cash dividends in the foreseeable future on the shares of Common Stock. Cash dividends, if any, that we may pay in the future to holders of Common Stock will be payable when, as, and if declared by the Board of Directors of CNM, based upon the Board's assessment of the financial condition of CNM, our earnings, our need for funds, and other factors including any applicable laws. We are not currently a party to any agreement restricting the payment of dividends.

                                 CAPITALIZATION


    The following table sets forth as of September 30, 1998 (i) the capitalization of CNM and (ii) the capitalization of CNM as adjusted to reflect the sale of the 4,000,000 Shares of Common Stock being offered hereby at an assumed initial public offering price of $14.00 per share and the application of the estimated net proceeds from the sale of those shares.



                                                                                                     PRO FORMA
                                                            AS OF SEPTEMBER 30,                     AS ADJUSTED
                                                                   1998             AS ADJUSTED     (UNAUDITED)
                                                                (UNAUDITED)         (UNAUDITED)         (5)
                                                          -----------------------  --------------  --------------
Indebtedness:
  Long-term indebtedness(1).............................       $   1,197,815       $      697,815   $    697,815
Stockholders' Equity:
  Preferred Stock, no par value per share,
    1,000,000 shares authorized,
    none issued and outstanding.........................       $           0       $            0   $          0
  Common Stock, Series 1 Class A, no par value per
    share,
    50,000,000 shares authorized,
    6,073,500 issued and outstanding(2)
    10,584,250 as adjusted(3)...........................       $   2,147,500       $   50,395,560   $ 50,395,560
  Common Stock, Series 1 Class B, $.001 par value per
    share,
    1,000,000 shares authorized,
    75,000 issued and outstanding and
    as adjusted(4)......................................       $     525,000       $      525,000   $    650,000
  Additional Paid-in Capital............................       $           0       $            0   $          0
  Accumulated Deficit During Development Stage..........       $  (3,303,814)      $   (3,303,814)  $ (3,303,814)
                                                                 -----------       --------------  --------------
  Total Shareholders' Equity (Deficit)..................       $    (631,314)      $   47,616,746   $ 47,741,746
                                                                 -----------       --------------  --------------
  Total Capitalization..................................       $     566,501       $   48,314,561   $ 48,439,561
                                                                 -----------       --------------  --------------
                                                                 -----------       --------------  --------------


------------------------------


(1) Includes a noninterest-bearing demand promissory note payable by CNM to an affiliated general partnership. See "BUSINESS--Previous Financing and Development Arrangement." Includes $697,815 which represents the long-term portion of capitalized lease obligations.



(2) Includes 1,073,500 shares of CNM's Common Stock (as of September 30, 1998) previously sold to outside investors for $2.00 per share as part of a private placement pursuant to Section 4(2) of the Securities Act of 1933, as amended, which commenced in October 1997 and terminated on October 7, 1998. Includes 5,000,000 shares of Common Stock owned by Fredrick Rice, the President and Chairman of the Board of Directors of the Company. See "DESCRIPTION OF CAPITAL STOCK" and "PRINCIPAL STOCKHOLDERS." Does not include any shares which may be subscribed for by Eller Media Company. See "BUSINESS--Agreement with Eller Media Company."



(3) The capital to be raised from the placement of Common Stock is expected to be a potential maximum of $56,000,000. The Common Stock capital, as adjusted, reflects the issuance of 4,000,000 Shares, after deducting offering costs estimated to be 15% of the gross proceeds of the offering. To the extent that more or less than $50,000,000 is raised from the placement of Common Stock, the figures would be adjusted proportionately. Includes 510,750 shares of Common Stock issued after September 30, 1998 in the Company's private placement, and assumes offering costs of 16% of the gross proceeds of the private placement. See "PLAN OF DISTRIBUTION."



(4) Includes 75,000 shares issued to a prior unaffiliated consultant. Does not reflect an option to purchase 250,000 shares of Series 1 Class B Common Stock held by Consumer Net Partners, an affiliated general partnership, which were issued to it as part of the consideration for all of the partnership's rights in the Company's business. See "BUSINESS--Previous Financing and Development Arrangement." The Series 1 Class B Common Stock does not have voting or dividend rights, but is convertible into Series 1 Class A Common Stock at any time on a share-for-share basis. See "DESCRIPTION OF CAPITAL STOCK--Common Stock."



(5) Adjusted to give effect to the net proceeds of $125,000 from the exercise of options to purchase 250,000 shares of Series 1 Class B Common Stock and the payment of a noninterest-bearing promissory note of $500,000.

                                    DILUTION

    The difference between the public offering price per share of Common Stock and the as adjusted pro forma net tangible book value per share of Common Stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing the net tangible book value (total assets less intangible assets and total liabilities) by the number of outstanding shares of Common Stock.


    As of September 30, 1998, the PRO FORMA net tangible book value of CNM was $(631,314) or approximately $(.96) per share of Common Stock. The calculation assumes that the offering costs incurred on the previous private placement are 16% of the gross proceeds of that private placement. PRO FORMA net tangible book value per share consists of total assets less intangible assets and liabilities, divided by the total number of shares of Common Stock outstanding. Without giving effect to any changes in such PRO FORMA net tangible book value after September 30, 1998, other than to give effect to the sale of the 4,000,000 shares of Common Stock offered hereby at an assumed initial public offering price of $14.00 per share and after deducting estimated offering expenses payable by CNM, the PRO FORMA net tangible book value at September 30, 1998, would have been $47,616,746 or approximately $4.50 per share. As of September 30, 1998, the net tangible book value per share of Common Stock owned by CNM's current stockholders would have increased by approximately $5.46 without any additional investment on their part and the purchasers of Common Stock and outstanding shares of Common Stock will incur an immediate dilution of approximately $9.50 per share from the offering price. "Dilution" means the difference between the offering price and the PRO FORMA net tangible book value per share after giving effect to the offering. Holders of Common Stock may be subjected to additional dilution if any additional securities are issued as compensation or to raise additional financing. The following graph and table illustrates the dilution which investors participating in this offering will incur and the benefit to current stockholders as a result of this offering:


EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

Assumed public offering price                            $14.00
Pro forma net tangible book value at September 30,
1998                                                    ($0.96)
Increase attributable to new investors                    $5.46
Net tangible book value after offering                    $4.50
Dilution to new investors                                 $9.50

Initial public offering price per share.............................  $   14.00
Pro forma net tangible book value per share as of September 30,
  1998(1)...........................................................  $   (0.96)
Increase per share attributable to the Offering.....................  $    5.46
Pro forma net tangible book value after this Offering...............  $    4.50
Dilution per share to new investors.................................  $    9.50


------------------------


(1) Does not include (i) options to purchase 250,000 shares of CNM's Series 1 Class B Common Stock held by Consumer Net Partners, an affiliated general partnership, or (ii) 2,152,500 management, employee, and other stock options granted between July 1997 and October 1998. See "MANAGEMENT" and "DESCRIPTION OF CAPITAL STOCK."



    After giving effect to the exercise of options to purchase 250,000 shares of Series 1 Class B Common Stock at an exercise price of $.50 per shares and the payment of noninterest-bearing promissory note of $500,000, the pro forma net tangible book value of the Company as of September 30, 1998 would be $47,741,746 or approximately $4.41 per share. The following table illustrates the dilution which investors participating in this offering will incur and the benefit to current stockholders as a result of this offering, and assuming the exercise of the 250,000 Series 1 Class B Common Stock options and repayment of the $500,000 promissory note:



Initial public offering price per share.............................  $   14.00
Pro forma net tangible book value per share as of September 30,
  1998..............................................................  $   (0.96)
Increase per share attributable to the Offering.....................  $    5.37
Pro forma net tangible book value after this Offering...............  $    4.41
Dilution per share to new investors.................................  $    9.59



    The following table sets forth, on an as adjusted basis as of September 30, 1998, the difference between the number of shares of Common Stock purchased from CNM, the total consideration paid, and the average price per share paid by the existing holders of Common Stock and by the new investors, before deducting estimated offering expenses payable by CNM, at an assumed initial public offering price of $14.00 per share:



                                                         SHARES PURCHASED             TOTAL CONSIDERATION
                                                    ---------------------------   ----------------------------   AVERAGE PRICE
                                                         NUMBER         PERCENT        AMOUNT          PERCENT     PER SHARE
                                                    ----------------    -------   -----------------    -------   -------------
Existing Shareholders(1)..........................         6,659,250(1)   62.5%   $       4,193,500(2)    7.0%      $  .63
New Investors.....................................         4,000,000      37.5%   $      56,000,000      93.0%      $14.00
                                                    ----------------    -------   -----------------    -------      ------
  Total...........................................        10,659,250     100.0%   $      60,193,500     100.0%      $ 5.65
                                                    ----------------    -------   -----------------    -------      ------
                                                    ----------------    -------   -----------------    -------      ------


------------------------


(1) Includes shares of CNM's Common Stock issued or sold between October 7, 1997 and October 7, 1998. See "BUSINESS--Prior Private Placement of Stock." Also includes the prior issuance of 5,000,000 shares of Common Stock to the President and Chairman of the Board of Directors of CNM, and 75,000 shares of Series 1 Class B Common Stock to an unaffiliated prior consultant. Does not include (i) options to purchase 250,000 shares of CNM's Series 1 Class B Common Stock held by Consumer Net Partners, an affiliated general partnership, or (ii) 2,152,500 management, employee, and other stock options granted between July 1997 and November 1998. See "MANAGEMENT" and "DESCRIPTION OF CAPITAL STOCK."



(2) Includes $500,000 reflecting the promissory note issued by CNM to Consumer Net Partners as part of the consideration for all of the partnership's rights in our business. See "BUSINESS--Previous Financing and Development Arrangement."

                            SELECTED FINANCIAL DATA


    The following selected financial data should be read in conjunction with "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" and the Financial Statements and Notes to the Financial Statements included elsewhere in this Prospectus. The statement of operations data for the period from inception (May 9, 1996) through December 31, 1996 and the balance sheet data as of December 31, 1996, have been derived from financial statements audited by Caldwell, Becker, Dervin, Petrick & Co. The statement of operations data for the year ended December 31, 1997, and the balance sheet data as of December 31, 1997, have been derived from financial statements audited by Stonefield Josephson Accountancy Corporation, independent certified public accountants. The selected financial data as of and for the nine months ended September 30, 1997 and September 30, 1998 have been derived from CNM's unaudited financial statements. In the opinion of management, the unaudited financial statements include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the results for the periods presented.


                         CONSUMER NET MARKETPLACE, INC.
                         (A DEVELOPMENT STATE COMPANY)


                                                 NINE MONTHS ENDED          YEAR ENDED DECEMBER 31
                                                    SEPTEMBER 30        ------------------------------
                                              ------------------------                   INCEPTION           PRO FORMA(3)
                                              (UNAUDITED)  (UNAUDITED)                  (5/9/96 TO      ----------------------
                                                 1998         1997         1997          12/31/96)       9/30/98     12/31/97
                                              -----------  -----------  -----------  -----------------  ----------  ----------
                                                                                                        (UNAUDITED) (UNAUDITED)
STATEMENT OF OPERATIONS DATA:
Revenues....................................  $    37,697  $    20,665  $    30,697     $    20,828
Loss before income taxes....................   (2,098,110)    (179,547)  (1,101,605)       (101,699)
Net Loss....................................   (2,098,910)    (180,347)  (1,102,405)       (102,499)
Net Income (Loss) per share.................         (.38)        (.04)        (.22)           (.02)
Cash dividends per common share.............            0            0            0               0
Weighted average number of shares...........    5,466,897    5,015,082    5,037,857       5,000,000
Pro forma net loss per share................                                                                  (.37)       (.21)
Pro forma weighted average shares
  outstanding...............................                                                             5,716,897   5,287,887


                                                                           AT SEPTEMBER                             PRO
                                                                                30           AT DECEMBER 31       FORMA(3)
                                                                           -------------   -------------------   ----------
                                                                               1998          1997       1996      9/30/98
                                                                           -------------   --------   --------   ----------
BALANCE SHEET DATA:
Total Assets.............................................................   $1,708,336     $ 81,973   $ 25,795    1,333,336
Long-term Obligations....................................................   $1,197,815(1)  $500,000(2) $      0     697,815


                                                                            12/31/97
                                                                           ----------
BALANCE SHEET DATA:
Total Assets.............................................................    (293,027)
Long-term Obligations....................................................           0


------------------------------


(1) The long term obligations include a noninterest-bearing promissory note in the outstanding principal amount of $500,000 payable by CNM on demand to an affiliated general partnership and $697,815 which represents the long-term portion of capitalized lease obligations. See "BUSINESS--Previous Financing and Development Arrangement."



(2) The long term obligations include a noninterest-bearing promissory note in the outstanding principal amount of $500,000 payable by CNM on demand to an affiliated general partnership. See "BUSINESS--Previous Financing and Development Arrangement."



(3) Reflects on a pro forma basis the receipt of net proceeds of $125,000 from the exercise of outstanding options to purchase 250,000 shares of Series 1 Class B Common Stock and the payment of a noninterest-bearing promissory note of $500,000.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    THE FOLLOWING "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. CNM'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS, INCLUDING THOSE SET FORTH UNDER "RISK FACTORS" BEGINNING ON PAGE 6 AND ELSEWHERE IN THIS PROSPECTUS.

REVENUES

    GENERAL

    Recurring revenues consist of monthly fees charged to customers for Internet access and other ongoing services. Other revenues generally represent one-time setup fees. Recurring revenues are recognized pro rata over the period for which the services are performed. Other revenues are recognized as earned.


    NINE MONTHS ENDED SEPTEMBER 30, 1998, COMPARED TO NINE MONTHS ENDED
     SEPTEMBER 30, 1997



    Revenues for the nine month period ended September 30, 1998 were $37,697 as compared to $20,665 for the nine month period ended September 30, 1997. The increase in revenues was due primarily to a modest increase in dial-up and Web hosting clients. CNM is still a development stage company and comparisons and trends at this time may not be a meaningful indication of our business prospects. We have been focused on installing the telecommunications equipment and software necessary to provide high speed service and to accommodate traffic. We have only recently commenced our comprehensive marketing program. See "BUSINESS--Marketing and Revenues."


    TWELVE MONTHS ENDED DECEMBER 31, 1997, COMPARED TO PERIOD FROM MAY 9, 1996
     (INCEPTION) TO DECEMBER 31, 1996

    Revenues for the twelve month period ended December 31, 1997 were $30,697 as compared to $20,828 for the period from inception, May 9, 1996, to December 31, 1996. The increase in revenues was due primarily to a modest increase in the dial-up customers, more advertising revenue from the CNM Shopping Mall on the Internet, and the longer comparative reporting period. Due to the fact that CNM is a development stage company, comparisons and trends at this time may not be a meaningful indication of our business prospects. The revenues generated during this period are primarily from the CNM Shopping Mall.

EXPENSES AND LOSS--GENERAL

    GENERAL

    Our expenses are generally comprised of (i) telecommunications expenses and depreciation expense on equipment used in network operations and for ongoing customer services, (ii) licensing fees, (iii) software development costs, (iv) marketing and referral costs, and (v) general and administrative costs. A small portion of the telecommunication costs are access fees paid to CLECs.


    NINE MONTHS ENDED SEPTEMBER 30, 1998 COMPARED TO NINE MONTHS ENDED SEPTEMBER
     30, 1997



    Expenses were $2,120,094 for the nine-month period ending September 30, 1998 as compared to $199,222 for the nine-month period ending September 30, 1997. Substantially higher expenses in the nine months ended September 30, 1998 primarily resulted from greater expenditures by us for advertising and marketing, as well as the hiring of a significant number of new computer engineers, systems analysts and support personnel. Approximately $744,000 of the increase was attributable to greater expenditures for advertising and marketing, and approximately $400,000 for hiring new computer engineers, systems analysts and support personnel. The net loss for the nine-month period ended September 30, 1998 was $2,098,910 compared to a net loss of $180,347 for the nine-month period ended September 30, 1997. The significant increase in net loss primarily reflects a rapid increase in the rate at which we added infrastructure and management resources in the first nine months of 1998 as compared to the first nine months of 1997.


    TWELVE MONTHS ENDED DECEMBER 31, 1997 COMPARED TO PERIOD FROM MAY 9, 1996
     (INCEPTION) TO DECEMBER 31, 1996


    Expenses were $1,132,302 for the twelve month period ended December 31, 1997 or $1,009,775 higher than the $122,527 for the period from inception, May 9, 1996, to December 31, 1996. The increase was primarily due to increases in employment compensation due to the addition of new employees, salaries, office expenses, outside services, and loss on acquisition of partnership interest from related party. The loss on acquisition of partnership interest from related party was $733,562. As we expand, we expect operating expenses to continue to increase. Due to the fact that this is a development stage company, comparisons and trends have not been established. The net loss for the twelve month period ended December 31, 1997 was $1,102,405 compared to a net loss of $102,499 for the period from inception, May 9, 1996, to December 31, 1996. This increase in the net loss was primarily due to the payment made by us to Consumer Net Partners, an affiliated California general partnership, on December 31, 1997, for intangible assets not specifically identified, and the charge to earnings taken by us in connection with the granting of 250,000 options to purchase 250,000 shares of Series 1 Class B Common Stock for $.50 per share to Consumer Net Partners.


STATEMENT OF CASH FLOWS


    NINE MONTHS ENDED SEPTEMBER 30, 1998 COMPARED TO NINE MONTHS ENDED SEPTEMBER
     30, 1997



    Our statement of cash flows for the nine months ended September 30, 1998 reflects that operating activities during that period utilized cash of $2,098,910 as compared to $180,347 of cash provided during the nine months ended September 30, 1997. The increase in the use of cash flows from operating activities during the nine months ended September 30, 1998 primarily resulted from a higher net loss for the nine-month period ending September 30, 1998 as compared to the nine-month period ending September 30, 1997. The cash provided by financing activities for the nine months ended September 30, 1998 was $1,940,292 as compared to $8,938 of cash provided by financing activities for the nine-month period ending September 30, 1997. The increase in cash provided by financing during the nine months ended September 30, 1998 as compared to the nine months ended September 30, 1997 primarily resulted from the capital raised by CNM in its private placement of Common Stock at $2.00 per share. The cash used by investing activities for the nine-month period ending September 30, 1998 was $359,461 as compared to none for the nine months ended September 30, 1997. The significantly higher utilization of cash for investing during the first nine months of 1998 than the first nine months of 1997 primarily reflects the acquisition of computer equipment, software and related assets.


    TWELVE MONTHS ENDED DECEMBER 31, 1997, COMPARED TO PERIOD FROM MAY 9, 1996
     (INCEPTION) TO DECEMBER 31, 1996

    Our statement of cash flows for the twelve month period ended December 31, 1997 reflects that operating activities during that period used cash of $128,679 as compared to $62,398 used for the period from inception, May 9, 1996, to December 31, 1996. This increase in the use of cash from operating activities during the twelve month period ended December 31, 1997 primarily resulted from a higher net loss for the twelve month period ended December 31, 1997. The cash provided by financing activities for the twelve month period ended December 31, 1997 was $176,264 as compared to $81,977 of cash provided by financing activities for the period from inception, May 9, 1996, to December 31,

1996. The cash used by investing activities for the period ended December 31, 1997 was $41,740, as compared to $18,878 for the period from inception, May 9, 1996, to December 31, 1996. During the period from inception to December 31, 1997, the money used by investing activities was primarily for acquisition of computer equipment, software and related assets.

SALES AND MARKETING


    Sales and marketing expenses consist primarily of salaries, cost of promotional material, advertising, travel, and third party sales commissions. Sales and marketing expenses were approximately $180.00, or 0.9% of revenues, and zero for the period from inception, May 9, 1996, to December 31, 1996, and the year ended December 31, 1997, respectively. Sales and marketing expenses were $1,063, or 5% and $13,162 or 813% of revenues for the nine months ended September 30, 1997 and September 30, 1998, respectively. We intend to aggressively promote the CNM brand and as a result expects further significant increases in sales and marketing expenses in future periods. We do not capitalize costs associated with the acquisition of customers.


GENERAL AND ADMINISTRATIVE EXPENSES


    General and administrative expenses consist primarily of costs associated with finance and accounting, human resources, management compensation, legal expenses, and office operations. General and administration expenses were approximately $121,334, $394,900, and $2,120,094 for the period from inception, May 9, 1996, to December 31, 1996, the year ended December 31, 1997, and the nine months ended September 30, 1998, respectively. General and administration expenses were approximately $198,159 and $1,006,932 for the nine months ended September 30, 1997 and September 30, 1998, respectively. Since inception, general and administrative expenses have increased as a result of the increased number of employees, increased rent, and other general and administrative expenses as we focused on building an administrative infrastructure in anticipation of an increase in the number of customers and employees. During the nine months ended September 30, 1998, we hired a number of senior management personnel and moved into a new headquarters building, which resulted in a significant increase in general and administrative expenses as compared to the same period in 1997. Management intends to implement a new management information system and continue to expand staff in order to support customer growth. As a result, we expect general and administrative expenses to increase in future periods.


INCOME TAXES


    No provision for federal or state income taxes has been recorded as we incurred net operating losses through December 31, 1997 and through September 30, 1998. At December 31, 1997, we had net operating loss carryforwards for federal income tax purposes of approximately $150,000 which begin to expire in 2017, and for state income tax purposes of approximately $149,000, which begin to expire in 2004. The Tax Reform Act of 1986 includes provisions which limit the net operating loss carryforwards for use in a given year if significant ownership changes have occurred. This offering may result in an ownership change limiting our ability to utilize net operating loss carryforwards to offset future income, if any. We have provided a full valuation allowance on the deferred tax asset because of the uncertainty regarding the realizability.


POTENTIAL FLUCTUATIONS IN QUARTERLY RESULTS

    Our operating results have fluctuated significantly in the past and will likely continue to fluctuate significantly in the future as a result of a variety of factors, many of which are beyond our control. These factors include the rates of and costs associated with new customer acquisition, customer retention, capital expenditures, and other costs relating to the expansion of operations, the timing of new service and product announcements, changes in the pricing policies of CNM and our competitors, market acceptance of new and enhanced versions of our services and products, changes in operating expenses, including telecommunication costs, changes in our strategy, personnel changes, the introduction of alternative technologies, the effect of potential acquisitions, increased competition in our markets and other general economic factors. In addition, a relatively large portion of our expenses are fixed, and therefore our operating margins are particularly sensitive to fluctuations in revenues. Due to these factors, in some future quarter our operating results may fall below the expectations of securities analysts and investors. In such event, the market price of our Common Stock would likely be materially and adversely affected.

LIQUIDITY AND CAPITAL RESOURCES

    We have funded our operations primarily through the private sales of equity securities. Our operating activities used net cash of approximately $128,679 and $574,344 during 1997 and the six months ended June 30, 1998, respectively. During 1997 and the six months ended June 30, 1998, net cash used in operations resulted primarily from net losses.

    Cash used by investing activities has consisted primarily of equipment purchases for our Simi Valley headquarters, for its POPs and for network expansion. For the year ended December 31, 1997 and the six months ended June 30, 1998, capital expenditures amounted to approximately $41,740 and $179,652, respectively. Including the $179,652 spent during the first six months of 1998, we anticipate investing approximately $1,100,00 during 1998 on network enhancements, including leasehold improvements and investments in network equipment, with commitments for approximately an additional $11,000,000.

    Cash from financing activities provided us with approximately $769,250 the six months ended June 30, 1998, and $176,264 during the twelve months ended December 31, 1997. Our financing activities have consisted of the private sale of Common Stock. From inception through June 30, 1998, we raised $897,600 through the private sale of Common Stock.

    As of December 31, 1997 and June 30, 1998, we had cash and cash equivalents of approximately $6,546 and $21,800, respectively, and negative working capital of approximately $615,391 and $643,745, respectively. We do not intend to make private offerings of its stock while this Prospectus is in registration or while this offering is being conducted. On September 15, 1998 we ceased our private placement of Common Stock pursuant to which we had raised a total of $3,068,500 since it began in October 1997.


    We believe that the net proceeds from this offering will be sufficient to meet our operating expenses and capital requirements for a certain period of time, depending on the amount of capital raised by this offering. If we raise the maximum amount of capital from this offering, we estimate that the net proceeds will be sufficient to meet our operating expenses and capital requirements for approximately two years or until CNM achieves sufficient profitability to fund its expected costs. We expect to utilize the net proceeds from this offering for the purchase of equipment, hiring additional staff, marketing and advertising, research and development, general operating expenses, and working capital. In the absence of any capital from this offering, or from an alternative source, we estimate that CNM could be depleted of working capital by the middle of 1999. If we obtain capital from an alternative source, we estimate that CNM would have sufficient capital to operate beyond the middle of 1999, depending on the amount of alternative capital obtained. See "RISK FACTORS--No Minimum Capital Requirement--Additional Capital for CNM May Be Required."

                                    BUSINESS

GENERAL


    CNM was incorporated under the laws of the State of California on May 9, 1996. CNM is a full-service Internet Service Provider and Internet Presence Provider on the World Wide Web, providing dial-up access to the Internet, dedicated connectivity to the Internet, Web creation, virtual domain hosting, rack space for businesses' server equipment to the Internet, Web server co-location, technical support, and training. We give particular attention to providing exemplary customer service at competitive prices. In July 1998, CNM, as an Internet Service Provider, began offering to individuals and businesses dial-up access to the Internet. We offer reliable, fast and inexpensive personal access to the Internet. We provide complete business solutions which include high speed data transmission in the form of ISDN, frame relay, IDSL and many other Digital Subscriber Lines ("DSL") products and services, corporate firewalls, security audits, and network intrusion investigations.


    We are expanding the scope of sophisticated Internet services that we can provide by installing state-of-the-art Ascend Communications switching equipment and entering into strategic telecommunications access arrangements with competitive local exchange carriers ("CLECs"). We intend to provide high quality, high speed voice and data communication services to businesses and individuals by utilizing analog dialup, ISDN, frame relay, DSL, Voice over Internet Protocol ("VoIP"), T-1 and T-3 circuits, and primary rate interface ("PRI") with multiple telephone lines. The wiring in our data center is CAT-5 enhanced, capable of handling 1.2 gigabytes per second. We operate a high capacity OC12x3 ATM SONET that is linked directly to the Internet backbone. We are currently implementing the equipment and software necessary to provide VoIP. This equipment, along with Ascend GRF 1600 routers, Ascend Max TNTs, Ascend Max 6000s, Ascend GRF 400 routers, and CBX 500 ATM switches enables CNM to provide data communications and quality of service ("QOS") voice telecommunications. Through access arrangements with competitive local exchange carriers ("CLECs"), we are installing our switching equipment in several "Points of Presence" ("POPs") to expand our telecommunications network, initially in California and subsequently on a national basis. We plan to implement additional POPs in other countries that would enable us to provide Internet services and VoIP to customers on a global basis.


    We have also developed a proprietary provisioning system allowing users complete and simplified automation of all our services including secured transactions. CNM does not currently have any customer that accounts for 10% or more of its annual revenues. CNM estimates that it expended approximately $80,000 for research and development during the year ended December 31, 1996, approximately $240,000 for research and development during the year ended December 31, 1997, and approximately $550,000 for research and development during the nine months ended September 30, 1998.


    CNM provides two levels of service. These services are classified as "Personal" and "Business." Personal Services are defined as services designed and implemented for the individual user. Business Solutions are defined as services designed and implemented for business owners, executives, and employees. Through relationships acquired by CNM with Ascend Communications, ICG Telecom Group, Inc., Pacific Bell Internet, PacNet, Covad, and other high profile companies, we will implement both levels of service in Southern California up through Northern California, including San Francisco and Sacramento. Our short term plan is to expand coverage of both levels of service on a national basis. Our long term plan is to implement these same services on a global basis. Although we provide high quality service at low prices for individuals, our primary focus is providing complete business solutions worldwide.

                               PERSONAL SERVICES

  INTERNET CONNECTIVITY         INTERNET PRESENCE           TELEPHONY SERVICES
--------------------------  --------------------------  --------------------------
Analog Dial-up              CNM Network Web Space       Inter-Local Long Distance

ISDN Dedicated/Dial-up      CNM Network Email           Long Distance

Frame Relay Dedicated       Internet Software           Facsimile Services

xDSL Dedicated              Technical Support           On-Line Account
                                                         Maintenance

Point-To-Point Dedicated    On-Line Account
                             Maintenance

On-Line Account
  Maintenance

                               BUSINESS SOLUTIONS

                                                                                            INTERNET/NETWORK
   INTERNET CONNECTIVITY          INTERNET PRESENCE           TELEPHONY SERVICES               CONSULTING
---------------------------  ---------------------------  ---------------------------  ---------------------------
Analog Dial-up               Web Site Hosting             Inter-Local Long Distance    Security Evaluation

ISDN Dedicated/Dial-up       Email Hosting                Long Distance                Web Design

Frame Relay Dedicated        Secure E-Commerce            Facsimile Services           Intranet/Extranet Design

xDSL Dedicated               Domain Name Service          On-Line Account Maintenance  LAN/WAN Design

Point-To-Point Dedicated     Site Promotion

On-Line Account Maintenance  Co-location Services

                             On-Line Account Maintenance


    CNM has recently entered into extensive advertising agreements with Eller Media Company, Visa Card, Cable Networks, and several major Southern California radio stations, as well as multiple reseller agreements to conduct our retail marketing program for prospective dial-up and business solution customers. See "BUSINESS--Marketing and Revenues."


    CNM also developed, owns, and operates the Consumer Net Marketplace shopping mall on the Internet, which has been on-line since September 1996. Consumer Net Marketplace provides information and sources for the purchase of consumer products and services over the Internet in a convenient shopping mall presentation. Since the introduction of our shopping mall, we maintain over 1,200 businesses averaging 1,000,000 hits per month by Internet users.

    We recognize that the Internet represents a rapidly expanding medium to a growing number of on-line users. Our objective is to capitalize on this opportunity by providing enhanced and expanded Internet services to businesses and individuals nationwide, beginning with the State of California.

INDUSTRY BACKGROUND


    The Internet is an increasingly significant global medium for communications, information, and online commerce. According to the U.S. Commerce Department, Internet traffic is doubling every 100 days, resulting in an annual growth rate of more than 700%. NUA, one of Europe's leading online consultants and developers, estimates that there are currently 100.5 million Internet users and that this number will jump to 200 million by the year 2000. In addition, International Data Corporation ("IDC") projects that from 1999 through 2002 buyers will spend nearly $900 billion online. Continued growth in Internet usage is expected to be fueled by several factors, including the large and growing installed base of personal computers in the workplace and home, advances in the performance and speed of personal computers and modems, improvements in network infrastructure, easier and cheaper access to the Internet, and increased general awareness of the Internet.


    The networks that comprise the Internet are connected in a variety of ways, including by public switched telephone network and by high speed, dedicated leased lines. Communications on the Internet are enabled by Internet Protocol ("IP"), an inter-networking standard that enables communication across the Internet regardless of the hardware and software used.

    Over time, as businesses have begun to utilize email, file transfer and, more recently, intranet and extranet services, commercial usage has become a major component of Internet traffic. In 1989, the U.S. government effectively ceased directly funding any part of the Internet backbone. In the mid-1990s, contemporaneous with the increase in commercial usage of the Internet, a new type of provider called an ISP became more prevalent. ISPs offer access, email, customized content, and other specialized services and products aimed at allowing both commercial and residential customers to obtain information from, transmit information to, and utilize resources available on the Internet.

    ISPs generally operate networks comprised of dedicated lines leased from Internet backbone providers using IP-based switching and routing equipment and server-based applications and databases. Customers are connected to the ISP's POP by facilities obtained by the customer or the ISP from either I-LECs or C-LECs through a dedicated access line or the placement of a circuit-switched local telephone to call the ISP. The rapidly growing need for Internet access and technology has resulted in a highly fragmented industry with the proliferation of over 2000 ISPs operating within the United States. These ISPs are primarily made up of a few large national providers focused on high bandwidth access and a large number of small providers with limited resources focused on serving local markets. Often the solutions offered by these companies fail to address certain elements required to ensure that customers' mission-critical Internet operations are reliable, scalable, and high-performing and these companies fail to provide a broad array of efficient, low-cost communications products and services. We believe that customer service has emerged as an increasingly important element of providing Internet services and that often the large, national ISPs do not offer individual customers the level of support desired and that many of the small, regional ISPs do not have the resources necessary to offer adequate customer support.

CNM NETWORK SERVICES

    Internet Connectivity for Businesses and Individuals

    ANALOG DIAL-UP. CNM provides high-speed access to the Internet over standard telephone lines. Access speeds range from 2400bps to 112kbps. CNM provides access for connections up to 56Kbps for a flat monthly fee of $14.95 and a one-time set-up fee of $25.00. For Multi-Link (2 modems) users, CNM provides access for a flat rate of $18.00 per month and a one time set-up fee of $25.00.

    ISDN (INTEGRATED SERVICES DIGITAL NETWORK). CNM provides high-speed digital Internet access via ISDN for both dedicated and dial-up customers. Access speeds range from 64Kbps to 128Kbps. Dial-up ISDN fees range from $20.00 to $28.00 depending upon connection speeds. A one-time set-up fee of $25.00 applies to this service. Dedicated ISDN fees range from $125.00 to $235.00 depending upon connection speeds and contract length. A one-time set-up fee of $200.00 applies to this service.


    xDSL (DIGITAL SUBSCRIBER LINES). XDSL is a burgeoning method of Internet connectivity that includes aDSL (Asymmetric Digital Subscriber Line), sDSL (Symmetric Digital Subscriber Line), raDSL (Rate Adaptive Digital Subscriber
Line), and iDSL (ISDN Digital Subscriber Line). DSL is a promising technology that dramatically increases a subscriber's bandwidth, utilizes telephone wiring already installed in virtually every home and business, and offers faster set-up/connection times than the public switched telephone network. These digital circuits enable businesses to connect a LAN (Local Area Network) to the Internet at high speeds for reduced costs. Access speeds range from 144Kbps to 1.54Mps. Fees for xDSL range from $250 to $850 per month depending upon access speed. All xDSL customers are charged a one-time set-up fee that varies depending upon service level.


    FRAME RELAY. CNM offers high-speed dedicated/24 hour connectivity via frame relay. Frame relay connections range from 56Kbps up to 1.544Kbps. Fees for frame relay range from $105.00 to $605.00 depending upon access speed. CNM also charges a one-time set-up fee that varies depending upon access speed.

    POINT-TO-POINT DEDICATED CIRCUITS. CNM provides high speed private dedicated digital circuits with access speeds ranging from 1.53M(T-1) to 45M(T-3).

    ON-LINE ACCOUNT MAINTENANCE. We provide all customers with on-line account maintenance capability. This capability allows both business and personal users to access their account information in order to review and/or update account information.

    Internet Presence for Businesses


    VIRTUAL WEB SITE HOSTING. Virtual Web Site Hosting is a service through which CNM hosts Web pages on behalf of our customers. Targeted for retailers and other businesses, this service enables customers to have a continued presence on the Internet. CNM customers are also able to offer on-line customer service and electronically facilitated order processing. We offer space on our proprietary virtual web hosting network for corporate customers. Virtual Web Hosting accommodates businesses and organizations who demand an individualized address on the World Wide Web (i.e. "www.mycompany.com"). Web hosting features include allowing customers to create and access databases through their own web sites, allowing customers to run programs on CNM's servers, and allowing customers who build their web sites using Microsoft Front Page to upload their web sites automatically to CNM, providing customers with the ability to make unlimited changes to their web sites from any location. Site promotion is provided for customers who purchase certain Virtual Web Hosting packages. We also offer "upper level host names," a unique Web service that allows a virtual web hosting customer to have several unique address on the world wide web all of which are based upon the customer's individual domain name (i.e. "sales.mycompany.com"). Prices for Virtual Web Hosting range from $20.00 to $345.00 per month depending upon the package selected by the customer. CNM also charges a one-time set-up fee that also depends upon the package selected. We currently support approximately 200 virtual Web hosting customers.


    CNM supports and promotes Web sites by providing:

    - Web production and hosting service.

    - On-line sales (e-commerce).

    - Animation/3D graphics.

    - Sound and live audio environments.

    - Local, national and global 24-hour access and exposure.

    - Daily technological research and developments.

    - Extensive customer service.

    - Wide varieties of media coverage.

    - Technical support and training.

    VIRTUAL EMAIL HOSTING. CNM provides SMTP (Simple Mail Transport Protocol) and POP (Post Office Protocol) for virtual domains. These services are included in Virtual Web Site Hosting packages and can also be purchased separately. As with Virtual Web Hosting, Virtual Email Hosting offers business and organizations a unique presence on the Internet (i.e. joe@mycompany.com). Email hosting features include unlimited Email "forwarding," and "aliases," and "autoresponders." Fees for Virtual Email Hosting depend upon the number of virtual email users and the amount of storage space required.

    SECURE E-COMMERCE. CNM also offers secured transaction processing via the Internet. Utilizing our experience, virtual hosting customers may implement secured transaction processing over the Internet. Secure E-Commerce allows customers to process transactions on-line in an encrypted manner. Thus, both CNM customers and end users have a safe and secure way to conduct transactions over the Internet. Secure E-Commerce is included with certain Virtual Web Site Hosting packages and can also be purchased with Co-location services.

    DOMAIN NAME SERVICE. Domain Name Registration allows for unique addresses on the Internet (i.e. "mycompany.com"). CNM charges $75.00 for initial Domain Name Registration. Customers then pay renewal fees on a yearly basis to an Internet Domain Registration Agency, Internic. We include Domain Name Service in all Virtual Web Hosting packages and with co-location services.

    CO-LOCATION SERVICES. CNM also provides Web server co-location services to allow medium and large scale businesses the ability to house their proprietary servers on CNM's own switches. Co-located customers are provided with a switched ethernet connection to our backbone. This service provides companies with the ability to control their own specific bandwidth and the flexibility to make day-to-day changes, as well as to receive substantial traffic without delays. Customers may purchase "Maintenance Contracts" from CNM to obtain high-level/on-site technical support for their servers. Fees for co-location services vary depending upon transfer rate and rack space needs. We currently support four co-location servers in our Simi Valley headquarters.


    PROVISIONING SYSTEM. Pursuant to a software development agreement with Comat Systems Solutions Private Limited, a software development company based in India, the Company has developed a provisioning system to support a retail customer base for virtual and co-location Web hosting. As a split wire application, this system allows automatic end user order processing for Web sites, including DNS registration and host resources set-up. CNM customers can troubleshoot, add additional disk space, and add additional email accounts automatically through the provisioning system. Additionally, the system can initialize accounting records, process bills, generate invoices, and maintain customer accounts for CNM and our clients.


    VIRTUAL BUSINESS CENTER. The advent of high power, low cost hardware coupled with public domain operating systems and server software has significantly enhanced the profit potential in this Internet market. To take advantage of this market, we plan to implement the CNM Network-TM- virtual business center through which we can offer a tool kit for domain registration, Web site creation, resource allocation, and Web site maintenance. The service would be offered at various levels of sophistication, ranging from simple Web sites to business Web sites and Web sites with e-commerce capability. We plan to include a credit card module for payment to facilitate secure commercial purchases and sales on the Internet. Other planned features include site account database record creation, co-location, name servers, virtual FTP host, email/smpt host, central file services, accounting and virtual domain maintenance modules. Co-located servers are also expected to provide different levels of virtual domain registration and hosting.

    ON-LINE ACCOUNT MAINTENANCE. CNM provides all customers with on-line account maintenance capability. This allows both business and personal users to access their account information in order to review and/or update account information.

    Internet Presence for Individuals

    CNM NETWORK WEB SPACE. CNM offers individual users Web space on the CNM Network Web site. This service is included with all personal connectivity packages and may also be purchased separately. Fees are based upon storage needs.

    CNM NETWORK EMAIL. CNM includes one email account with all connectivity packages from which Customers may send and receive electronic mail. Additional email accounts can be purchased separately.

    INTERNET SOFTWARE. Through collaborations with several software developers, CNM has developed an Internet software package that enables customers to use the Internet in a simple and efficient manner. This software package includes a web browser, a news reader, several email client programs, and an audio/video streaming client. The CNM software package is free to all CNM customers.

    TECHNICAL SUPPORT. To ensure a simple and enjoyable Internet experience, we offer superior technical support to all customers. Customer problems are handled in an expedient and efficient manner. A detailed on-line knowledge base is available to all CNM users. Technical support is free for all customers.

    ON-LINE ACCOUNT MAINTENANCE. CNM provides all customers on-line account maintenance capability. This allows both business and personal users to access their account information in order to review and/or update account information.

    Internet and Network Consulting for Businesses

    BUSINESS NETWORK SECURITY SERVICES. CNM offers three levels of security services. The first level consists of a one-time security check-up. This involves intrusion testing of a company's network. Once complete, we will identify the appropriate measures needed to improve the security flaws found during the intrusion test. The price of this service varies based upon the size and topology of the network and any fees involved in upgrading the company's network, including, but not limited to software patches on servers and router updates. The second level is an option available to customers who purchase a turnkey dedicated connection package from CNM. CNM technicians, after establishing the network connection, will implement a core level of security measures into the network equipment, such as router enhancements to block malicious network traffic which can disrupt the various computers connected to the network and disrupt a business. The third level of security service involves constant security monitoring of a company's network. Upon entering into a "security support contract," a company will receive constant security monitoring of its network, as well as continuous upgrading of network equipment to guard against network intrusion. At this time, the third level of security service is only available to those who purchase their connectivity from CNM.

    WEB PRODUCTION. Web production is one of the fastest growing segments of the Internet industry. Our Web production services include Web site design, Web site creation, and technical support. CNM customers are able to offer interactive, multimedia advertising displays. This provides businesses with direct gateways to offer goods and services in an attractive and user friendly environment to anyone on the Internet. We utilize several high-quality Web site designers. These designers are available to all CNM customers. Fees for web site design vary depending upon Web site size and content.

    LAN/WAN DESIGN. Custom network design is provided by our engineering task force. Customized networks can be designed and implemented by CNM. These networks include Local Area Networks and Wide Area Networks. Fees for LAN/WAN design are dependent upon the size and configuration of the customers network needs.

    Telephony Services for Business and Individuals

    INTER-LOCAL LONG DISTANCE. We will offer inter-local long distance service to both businesses and individuals at highly competitive rates outside and within the network calling radius.

    LONG DISTANCE. We will provide long distance service to both businesses and individuals within the network calling radius. Outside the network calling radius, long distance rates will be offered through a collaborative arrangement with other companies at the lowest rate possible.

    FACSIMILE SERVICES. MultiVoice reduces remote site communication costs by routing voice and facsimile across our intranet connection. Customers who use our MultiVoice equipment will be charged CNM's inter-local long distance and long distance rates for facsimiles.

TELECOMMUNICATIONS NETWORK INFRASTRUCTURE

    CNM is installing telecommunications equipment and entering into access agreements to build a full service telecommunications network that is presently conceived to encompass the Southwestern United States from California to Texas, and north to Colorado. We are currently collaborating with RBOC's such as Pacific Bell and CLECs, primarily ICG Communications, Inc. and Covad Communications, Inc., to provide access for our switching equipment to the Internet backbone, fiber optic cable, and telephone lines. The Company's main switching and related telecommunications equipment is located at its Simi Valley headquarters facility. We have established POPs in several locations throughout Southern California and is expected to install more POPs in California by the end of the year, including ones in San Francisco, San Jose, and San Diego. Each of these POPs provides, or is expected to provide, Primary Rate Interface with multiple telephone lines through Pacific Bell and others. The CLECs providing access for our telecommunications equipment generally charge fixed monthly fees for the access service.

    Our POPs are established to permit high speed local dial-up access to the Internet. All of our POPs are expected to contain sufficient switching equipment to provide local dial-up service and frame relay voice and data transmissions. Certain of our POPs installed in strategic locations are also expected to contain CBX 500 ATM switches to enable QOS voice and data long distance transmission on dedicated lines. Larger POPs are currently planned for San Diego and Sacramento, California, as well as Las Vegas and Reno, Nevada, Phoenix, Arizona, Albuquerque, New Mexico, El Paso, Amarillo, San Antonio, and Dallas/Fort Worth, Texas, Oklahoma City, Oklahoma, Denver, Colorado and Salt Lake City, Utah. We also plan to offer DSL service pursuant to access and co-location arrangements with Covad Communications, Inc. DSL service capability may be incorporated into our existing and planned POPs, and may also be installed in separate POPs on dedicated switching locations. We cannot assure the timing or whether or not we will complete our telecommunications network as presently planned. See "RISK FACTORS" beginning on page 6.

VOICE OVER INTERNET PROTOCOL

    The most significant trend in the Internet and indeed in the broader telecommunications industry, is the convergence of voice and data communications to a singular mode of transmission. Traditional circuit-switch based communications systems establish a dedicated channel for each communication (such as a telephone call for voice and fax), maintain the channel for the duration of the call, and disconnect the channel at the conclusion of the call. With the inception of faxes and computer data in the late seventies and early eighties, the resources of such circuit-switch based networks became taxed and the need for greater bandwidth became evident. Today, voice, data, and video transmission can be transmitted through a single high-speed data packaging network with the TCP/IP data transmission standard becoming the most widely used methodology. Originally constructed as a network of computer networks, the Internet revolves around the TCP/IP, which moves data in a series of packets. These packets are disassembled at the point of transmission, routed over the Internet backbone in the most efficient manner and reassembled at the point of receipt. The disadvantage of these packets is that they are cumbersome and occupy large amounts of space on telephone wires. As a result, data is slow to arrive at its destination. Various solutions have been created to address this problem, yet to date the most common and effective method is to access a high bandwidth network for transmission.

    Packet-switch based systems offer several advantages over circuit-switch based systems, particularly the ability to commingle packets from several communication sources together simultaneously onto a single channel. For most communications, particularly those with bursts of information followed by periods of "silence," the ability to commingle packets provides for superior network utilization and efficiency, resulting in more information being transmitted through a given communication channel. There are, however, certain disadvantages to packet-switch based systems as currently implemented. Rapidly increasing demands for data, in part driven by Internet traffic volumes, are straining capacity and contributing to latency (delays) and interruptions in communications transmissions. In addition, there are concerns about the adequacy of the security and reliability of packet-switch based systems as currently implemented.

    Many initiatives are under way to develop technology to address the disadvantages of packet-switched based systems. Many companies are migrating their data networks to carrier-provided virtual private networks ("VPNs"), using IP, frame relay, and ATM, which are more efficient means of transporting voice, video, and data. These companies are realizing cost savings and improved performance. We believe that the IP standard, which is an "open networking standard" broadly adopted on the Internet and elsewhere, should remain a primary focus of these development efforts. We expect the benefits of these efforts to be improved communications, reduced latency and lower networking hardware costs. Already, VoIP, or transmission of voice calls from a telephone to a telephone using the Internet Backbone to transmit the data, is being offered to consumers. This new voice and data network solution is evolving for several reasons:

    - Voice and facsimile communications are currently separate from the corporate data network. The result is inefficient, two incompatible network infrastructures.

    - With the integration of voice and data traffic onto one network, companies will realize savings in network infrastructure, maintenance, and management costs.

    - According to a recent CMP survey, over 40% of an organization's long distance costs are attributable to voice. For the average company, integration of voice traffic with data traffic can amount to significant savings.

    CNM is offering a totally integrated solution for delivering voice and data services over a single data network. We recently acquired additional equipment from Ascend Communications to expand further its POPs and the VoIP equipment needed for voice over data over our network. Ascend's MultiVoice-TM- for IP, frame relay, and ATM is the only product on the market to guarantee IP QOS from the access area to the core of the public network. Using MultiVoice, we can transparently integrate services between its circuit switched voice/fax and packet switched ATM, frame relay, and IP networks. MultiVoice enables a single data network to carry efficiently and cost-effectively voice, fax, and data, allowing us to guarantee quality and provide transparent telephony to our customers.

    VoIP provides the customer with the ability to make digital local long distance calls through our network for nearly half the cost of traditional telephone companies. We will provide IP over our own network as opposed to over the Internet. We will use our high-speed fault-tolerant backbone, whose main purpose is to transport VoIP signals. The use of a dedicated backbone for this transport has numerous advantages over the current trend of transporting VoIP signals across the public Internet. The private CNM backbone will render VoIP traffic immune to the current glitches and saturation issues that are currently felt by the ever-expanding Internet. The highest priority on the CNM VoIP agenda is to provide a QOS that rivals that of the current Public Service Telephone Network ("PSTN"). Another advantage of carrying VoIP traffic across a high speed ATM backbone is fine-tuned control over the backbone bandwidth. This control will allow CNM to use the inherent traffic-shaping abilities provided by the ATM specification to ensure a truly incredible QOS to the customer. The private backbone also ensures a higher level of security and data-confidence, which not only aids the VoIP side, but will also increase the confidentiality of electronic commercial transactions. The combination of this emerging VoIP technology along with the security and stability of a high-speed private backbone gives the customer the best of the current PSTN, which is dedicated solely to the purpose of voice based telecommunications, and the IP based network, whose flexibility and redundancy give it the ability to continue running, even in the face of massive failure on the part of other sections of the network.

COMMERCE ON THE INTERNET


    The emergence of the Web has created major opportunities for companies to advertise and promote their products and services in a targeted, interactive and multimedia market. According to IDC the number of users accessing the Web will surge 28% to 147 million in 1999. Forrester Research estimates that business to business transactions on the Internet will grow from $7.8 billion in 1997 to $326.4 billion in 2002. Although the international market has been slower to embrace the advantages of the Internet, IDC predicts that the market in western Europe will grow from 14.2 million users in 1997 to almost 58 million by the end of 2001. The upward curve in sales generated by the Internet is only just beginning as Web users become more accustomed to shopping on-line. Even in the United States, where Internet use is most advanced, Internet commerce is still in its infancy and experiencing tremendous growth. During the 1997 holiday season, on-line orders soared.


    Internet on-line services are fast becoming a new social phenomenon in shopping. "Electronic malls" are exerting a powerful on-line presence and the concept of electronic shopping malls and e-commerce, in our view, will shape the future of world economics. CNM owns and operates a fully designed, state of the art Internet shopping presence on the World Wide Web named Consumer Net Marketplace (HTTP://WWW.CONSUMERMARKET.COM). Internet "search engines" offer on-line users quick and easy access to the Consumer Net Marketplace shopping mall.

    One of the crucial developmental aspects of on-line shopping malls is advancement of technologies. Design in three dimensional appearances enables users to simulate walking among stores from their computers or televisions while at the same time engaging in shopping. On-line stores provide text and/or catalog pictures of goods and services which can be purchased electronically and delivered directly to the customer. With proper design and technology, an Internet shopping mall has the capacity to rent space to an unlimited number of stores with unlimited inventory. As such, each store transcends the notion of a traditional store and can provide information hubs and service centers in addition to normal merchandise. New products and services, special discounts, and "sale items" can be advertised and changed daily. With an ever increasing global market, an Internet mall can generate substantial sales.

    We commenced operating our electronic shopping mall Web site in September 1996. Our electronic mall operates under the name Consumer Net Marketplace or "CNM" at HTTP:// WWW.CONSUMERMARKET.COM. Since the introduction of our shopping mall, we maintain over 1,200 businesses averaging 1,000,000 hits per month by Internet users. CNM is listed with most major and secondary Internet search engines such as Yahoo, Alta Vista, Infoseek, Excite, Magellan, Lycos, HotBot and others. CNM plans to make on-line shopping increasingly cost effective, convenient and enjoyable as the CNM business plan envisions.


    CNM suppliers include such companies as Netscape, Microsoft, Superior Bank Card Services, Advo Direct Marketing, BMD Solutions, Softbank, Modem Media, Left Field, Integrated Telemanagement Services, Yahoo, Excite, Web Crawler, Visa, Master Card, American Express and many other leading industry providers. Our customers are a wide range of independent private or public businesses now on-line or which need a presence on the Web, particularly small and medium sized, specialized vendors who would not otherwise have the national market exposure offered by the CNM shopping mall. The advertising customers currently include Amazon.com, USA Today, 800-Florals by Phillip's, Loralie, Hollywood Cookie Studio, Wired News, Advanced Comfort, Excite, Sports Center On-Line, Vinylvendors, Virtual Vineyards, C/NET, Toys R Us, Zip2, Fragrance Counter and many others within the CNM Network-TM-.

CNM STRATEGY

    CNM's objective is to become a global ISP and VoIP telecommunications provider to our personal and business solution users of the Internet. The key elements of CNM's strategy include:

    EXPANSION OF CUSTOMER BASE. We believe that a key to our success in the competitive ISP market is to rapidly expand our user base, thereby amortizing our fixed assets over a larger revenue base and enhancing our ability to enter into favorable arrangements. We plan to accelerate our efforts and financial commitments to attract new users and will continue to aggressively advertise and promote our services to individuals and the business community.

    PERSONAL SERVICES AND BUSINESS SOLUTIONS. CNM offers an extensive range of services to both individuals and businesses. In order to continue to attract and retain individual users, we will offer user friendly Internet access and services. Accordingly, we will continue to devote significant resources to expanding our customer and technical support and enhancing our network operations capability. The CNM software, which includes front-end software and documentation for Windows 95 and Windows 98 users, is designed to make it easy for users to register and configure their system for Internet access. At the same time, we are enhancing our network infrastructure to offer highly sophisticated and complete business solutions, including VoIP, high end dedicated access, state of the art co-location services, and four highly demanded flavors of DSL products (aDSL, iDSL, sDSL, and xDSL). Moreover, CNM constantly works to develop new services, content and features to enhance that user experience.

    UTILIZATION OF THIRD PARTY SERVICE PROVIDERS. In order to maintain our focus on user needs, we leverage the infrastructure of others by leasing POP capacity from ICG Telecom Group, Inc., Pacific Bell Internet, Covad Communications, Inc., and IBM Technologies. In addition to lowering required capital expenditures, we believe that this approach gives us flexibility to rapidly expand our service coverage. Moreover, access to multiple networks provides users with increased service quality resulting from redundant network access. We will continue to pursue this strategy so that we can devote our significant resources to our sales and marketing efforts and to improving our users' Internet experience.

    ENHANCE MARKETING AND DISTRIBUTION. We plan to expand our targeted marketing programs and distribution efforts in geographic markets other than California in order to achieve a nationwide presence and obtain brand recognition. In order to achieve these goals we will utilized print publication, radio, billboards, and direct mail. CNM closely monitors the results of our marketing techniques as part of an ongoing effort to increase the cost-effectiveness of its marketing efforts.

    ENHANCE NETWORK INFRASTRUCTURE. To effectively attract new customers and continue to offer high quality service, we are making significant capital investments, including the expansion of our data center, accounting, and billing systems. CNM believes that our planned infrastructure will be adequate to manage a significant increase in its customer base.

    AGREEMENT WITH STARNET. Recently we entered into an agreement with Starnet, Inc. Under this agreement we will lease POPs throughout the United States from Starnet, Inc. These POPs, in conjunction with the Company's existing POPs, will allow us to offer our Internet connectivity services on a national basis.

COMPANY RESEARCH AND DEVELOPMENT

    VOICE OVER INTERNET PROTOCOL. At present, we are continuing our research and development of VoIP technology. VoIP technology simulates telephone conversations by processing analog signals which cannot be done on regular networks. VoIP technology allows the conversion of analog signals into digital data. The data is then moved digitally and transformed back into analog. The receiving telephone then produces the same high quality sound of the conversation as if it were a regular phone call.

    CNM is working on improving the existing VoIP technology which is still undergoing major developments. The key to VoIP's success in business applications is high quality voice reproduction, low bandwidth consumption, and gateway payback periods of less than 18-24 months. To that end, CNM is developing proprietary VoIP service to offer toll quality levels of sound reproduction, ensuring more widespread usage among its clients.

    The second key to VoIP's success is minimizing WAN bandwidth consumption. CNM is improving on "silence suppression" technology which recognizes periods of silence in a conversation or facsimile transmittal, and stops the transmission of IP speech packets during those periods. This technology can reduce bandwidth consumption by up to 60%.


    The most attractive aspect of VoIP technology is the cost savings it can bring to businesses. The cost savings can come from several areas because the communications will primarily be routed on CNM's dedicated telecommunications network rather than through the traditional long distance, regional and local telephone companies, which add their interstate and intrastate boundary cross over charges. The areas of savings include the pass through to customers of: (1) reduced voice and facsimile communications costs, (2) reduced selected PSTN communications costs by using off-net calling, (3) reduced selected 800 number calling costs by making local numbers that ride over the corporate IP network available to outside callers, and (4) reduced costs from reducing the number of telephone lines in proportion to the offloading of calling volume to the VoIP network.


    PROVISIONING SYSTEM. CNM has developed a proprietary provisioning system for allocating resources for its Web Server/ATM. This system allows the end user to set up various levels of virtual Web services without a system administrator. The end user is able to:

    - register a domain name

    - move a domain name from another ISP

    - determine the resources the end user requires, including

       - number of email accounts

       - monthly transfer

       - disk space

       - database access

       - front page access

       - e-commerce merchant accounts

    - add or subtract incremental offerings to the end user's site at a later date, including

       - additional email users

       - additional disk space

       - higher transfer

    - select payment options

    The end user can also use the provisioning system as a maintenance tool kit. If the end user experiences a problem with his site, the end user can use the CNM provisioning system tool kit to analyze the site for errors. In many instances, the tool kit can fix the problem. If the tool kit is unable to fix the problem, the provisioning system tool kit will provide the CNM administrator with a diagnostic printout.

    The provisioning system interacts with the CNM billing system allowing for various departments to access an end user's history information. The provisioning system can also be used to:

    - set up and sell dedicated connectivity services

    - set up and sell personal dial up products

    - set up resources for co-located services

    - manage and maintain these accounts

    The provisioning system reduces costs in terms of the following:

    - reduced system administrative personnel for handling account settings and troubleshooting

    - reduced staff costs for account billing and tracking

    - increased customer satisfaction

MARKETING AND REVENUES

    Our current or anticipated sources of revenue are derived from (i) Web site development fees paid by customers, primarily businesses, which engage CNM to design and establish Web sites for them on the Internet, (ii) Web site hosting fees, (iii) fees for virtual domain hosting, (iv) fees for co-location services
(v) fees for business consulting relating to conducting commerce and advertising on the Internet, (vi) fees for designing Intranet and Internet solutions for networking projects, (vii) Web site advertising fees from advertisers on the CNM Network-TM- Web site, (viii) fees for monitoring and upgrading Web sites for other businesses, (ix) fees for dial-up Internet access service, X2, 56K Flex ISDN and frame relay, and (x) fees for developing corporate firewalls and other Internet security features. We are presently designing the infrastructure and are retaining additional management with the technical expertise to enable us to provide the following services from which future revenue may potentially be earned: (a) secure commercial transactions on the Internet utilizing our proprietary e-commerce (shopping cart) technology which is planned for use on the CNM Network-TM- Web site and for licensing to third parties, (b) VoIP, (c) QOS voice and data telecommunications, (d) video and real audio streaming, (e) Web support provisioning system software for use by us and our licensees, (f) licensing our proprietary search engine currently in development and (g) other proprietary products which may be developed by us in the future. We recently established a high capacity OC-12x3 ATM SONET to provide Internet backbone solutions nationwide beginning with the State of California.


    We currently promote and advertise our business via the Internet and a wide variety of other media campaigns. We recently entered into extensive advertising agreements with Eller Media Company, Cable Networks and several major Southern California radio stations as well as multiple reseller agreements to conduct our retail marketing program for prospective dial-up and business solution customers. Prior direct mailing advertising agreements with Advo Direct Marketing and Visa Card have recently been terminated by CNM.



    We entered into an advertising agreement with Eller Media Company in June 1998. In addition, Eller Media Company has agreed in principle to provide us with extensive billboard and other outdoor advertising in Southern California at certain rates in exchange for the right to subscribe for up to 1,000,000 shares of the Company's Common Stock. See "BUSINESS--Agreement with Eller Media."



    CNM had an agreement with Advo Direct Marketing for direct mass mailings of our advertising materials to specific areas of the Southern California market. The mailing campaign with Advo commenced in May 1998 and was scheduled to continue through December 1998, but was terminated by us in September 1998 because of a billing dispute. Advo asserts that we owe them an aggregate of approximately $70,000 in past due billings. We dispute the amount due. The dispute has not been settled. No litigation has commenced and CNM is open to further discussions with Advo to resolve the dispute. There is no assurance that the dispute will be settled or that litigation between CNM and Advo may not occur.



    We also advertise our Internet access services on local radio stations from San Diego to Santa Barbara, a campaign which began in September 1998. We have purchased radio advertising time on a month-to-month basis. In addition, we have entered into an agreement with Cable Networks to broadcast television advertisements on selected cable channels in Southern California. The television advertisements have been running since October 1998.



    The following table summarizes our advertising agreements which are currently in place:



     NAME OF VENDOR         ADVERTISING SERVICE         CONTRACT PERIOD            PAYMENT TERMS
------------------------  ------------------------  ------------------------  ------------------------
Eller Media Company       Outdoor Billboards        1/1/99 - 12/31/99         Monthly

ABC Radio                 Radio Commercials         Two weeks cancellation    One week prior to airing
                                                      notice

Disney Radio              Radio Commercials         Two weeks cancellation    One week prior to airing
                                                      notice

Harte Hank Shopper        Direct Mail               Week to Week              Monthly

KLOS                      Radio Commercials         Two weeks cancellation    One week prior to airing
                                                      notice

Y107                      Radio Commercials         Two weeks cancellation    One week prior to airing
                                                      notice

Cable Network             Television                Month to Month            One week prior to airing
                            Advertisements



    CNM's in-house sales and marketing force conducts the marketing activities for the Consumer Net Marketplace Shopping Mall. CNM screens and identifies potential vendors via email, facsimile, and telephone, and then prioritize each vendor accordingly. Our criteria for vendors in our shopping mall include diversity, name recognition, commercial reputation and sales volume.

    We recently hired an exclusive in house marketing and public relations consultant. In the near future, CNM intends to engage a professional outside public and investor relations firm to assist CNM with its marketing programs. CNM anticipates that these professionals will assist with the design of a second phase of marketing by CNM, and enhance our ability to promote our products and services.


AGREEMENT WITH ELLER MEDIA

    CNM is currently conducting a major billboard advertising campaign throughout Southern California with Eller Media Company, an advertising firm specializing in marketing programs utilizing outdoor billboards, shelters and other outdoor venues. In connection with the current program, Eller Media Company and CNM entered into a subscription agreement on October 7, 1998 pursuant to which Eller Media has agreed to provide additional remnant outdoor advertising space to CNM at a price equal to 50% of the negotiated rate for outdoor advertising space in the market where the remnant space is available (excluding any production costs), in consideration for shares of CNM's Common Stock at a price of $2.00 per share. Eller Media will subscribe for shares as CNM orders advertising services. Eller Media has the right to subscribe for up to 1,000,000 shares of CNM's Common Stock pursuant to the agreement, depending on the level of orders made by CNM. The subscription agreement terminates on December 31, 1999, regardless of the number of shares of CNM Common Stock to which Eller Media subscribes by that date pursuant to the agreement. The subscription agreement also provides that Eller Media Company has certain piggyback registration rights with respect to its shares of CNM, applicable to the next registration statement (except on Form S-4 or S-8) after the registration statement encompassing this Prospectus, to the extent that Eller Media Company cannot sell such shares pursuant to Rule 144. If the next registration statement has an underwriter, then the underwriter may reduce the number of Eller Media Company's shares registered if other selling security holders' shares on the registration statement, if any, are also reduced on a pro rata basis.


RECENT DEVELOPMENTS



    On October 2, 1998, CNM entered into a MegaPOP Agreement with StarNet, Inc. for network access services, including proxy radius service. Proxy radius service allows CNM to authenticate dial-up callers utilizing its own radius server. This agreement allows CNM to provide dial-up Internet access to customers throughout the United States. StarNet, Inc. receives a minimum of $500 per month for one year and a one time set up fee of $500. The actual monthly fee is dependent upon the number of dial-up customers set-up by CNM utilizing the MegaPOP service.



    On October 23, 1998, CNM leased additional equipment from Ascend Communications, Inc. This equipment includes 11 Max TNT systems and eight Max 6000s. The value of this equipment is estimated to be $2.3 million. CNM is leasing the equipment for $28,995.13 for the first six months and $111,081.59 for the next 24 months. The lease payments commence on February 15, 1999.



    On November 25, 1998, CNM entered into an agreement with WinStar/PacNet to establish a point to point DS-3 circuit between Las Vegas and Simi Valley. WinStar/PacNet receives $7,828 per month for 36 months and a one time installation fee of $1,000. Local access charges to CNM are an additional $2,894 per month.



    On December 31, 1998, CNM entered into an ISP Customer Agreement for Telespeed Services with Covad Communications Company pursuant to which Covad will provide Digital Subscriber Line access services to CNM on a nationwide basis, starting with ten major metropolitan areas throughout the United States. CNM expects to utilize the Digital Subscriber Lines provided by Covad to market to its customers as part of CNM's telecommunications services.

PREVIOUS FINANCING AND DEVELOPMENT ARRANGEMENT


    Fredrick Rice and certain associates formed Consumer Net Partners, a California general partnership ("CNP"), in 1996 with $500,000 of contributed equity. Approximately 85% of the of the partnership equity (after deducting expenses related to the operation and formation of the general partnership) was allocated to Consumers On-Line Development Group, Inc. ("COLD Group"). Pursuant to a Management Agreement with CNP, COLD Group was engaged to manage and oversee the development of an on-line shopping mall. COLD Group was also engaged to purchase equipment and design software programming for the CNM electronic shopping mall and for the development of merchant participation in the mall, including the preparation of marketing and lead-generation materials to promote the mall. The COLD Group served as the managing partner of CNP with Fredrick Rice as the principal shareholder and President of the COLD Group. The COLD Group dissolved in July 1997 and assigned all of its rights to CNP. See "RELATED PARTY TRANSACTIONS." The remaining partnership equity, approximately 15%, was allocated to CNM to participate in the promotion and start up operation of the CNM electronic shopping mall. CNP also advanced funds to CNM to finance CNM's ability to provide support services to CNP and the COLD Group for the CNM shopping mall. CNM is repaying the advance as part of CNM's purchase of all of CNP's and the COLD Group's interest in the CNM electronic shopping mall and related intangible assets.


    Pursuant to the CNP Partnership and Management Agreements, 75% of net income generated by the CNM shopping mall would be paid to CNP and allocated as follows: 75% to the CNP general partners (after deducting partnership expenses) and 25% to the COLD Group. On December 31, 1997, we purchased all of the rights and interests held by CNP in our potential income for a combination of a promissory note payable on demand and options to purchase the Company's Series 1 Class B Common Stock. The aggregate purchase price was (i) $500,000, payable by issuance of a noninterest-bearing promissory note payable to CNP upon demand (which includes repayment of the advance by CNP, the proceeds of which will be allocated among the CNP partners along with the balance of the Company's payment on the promissory note), plus (ii) options to purchase 250,000 shares of Series 1 Class B Common Stock for a period of three years at a purchase price of $.50 per share. Pursuant to CNP's General Partnership Agreement, the written consent of a majority-in-interest of the partners of CNP must approve the sale of rights to CNM. The consent of a majority-in-interest of the partners of CNP has been obtained.

PRIOR PRIVATE PLACEMENT OF STOCK


    Commencing on October 1, 1997, we made a private placement of its Series 1 Class A Common Stock to investors for a purchase price of $2.00 per share pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of the Regulation D promulgated under Section 4(2). The private placement terminated on October 7, 1998. Pursuant to the private placement, we issued 1,584,250 shares of our Common Stock and raised $3,168,500 in total capital.


COMPETITION

    The market for our Internet related services is diverse and highly competitive. The competition is expected to continue to increase significantly. The Internet is characterized by few barriers to entry, relatively low participation costs, and innovative and rapidly expanding services. We expect competition to persist, intensify, and increase in the future. Most of our current and potential competitors have longer operating histories, greater name recognition, larger installed customer bases, and significantly greater financial, technical, and marketing resources than CNM. Although we believe that the diversity of the Internet market will provide opportunities for a variety of marketing techniques, it is possible that the industry could become dominated by a limited number of entities. We compete directly with several other ISPs, IPPs, and companies offering a variety of on-line services. Some of these existing competitors, as well as potential future competitors, have or could have significantly greater financial, technical, and marketing resources than CNM. We believe that the principal competitive factors in our market are Web site location recognition, variety of products and services, and technological innovation. We believe that our current ISP and IPP services, VoIP services, and shopping mall configuration will provide us with the opportunity to compete effectively in the market. See "RISK FACTORS--CNM Subject to Intense Competition" on page 11.


GOVERNMENT REGULATION


    CNM is not currently subject to direct regulation by any government agency, other than regulations applicable to businesses generally, and there are currently few laws or regulations directly applicable to commerce on the Internet. Nevertheless, due to the increasing popularity and use of the Internet, it is possible that a number of laws and regulations may be adopted with respect to the Internet covering issues such as user privacy, pricing, telephone services, and characteristics and quality of services. The adoption of any such laws or regulations may decrease the growth of the Internet, which could in turn decrease the demand for our services and increase our cost of doing business, or otherwise have an adverse effect on our business, operating results and financial condition. Moreover, the applicability to the Internet of existing laws governing issues such as property ownership, telephony, libel and personal privacy is uncertain. See "RISK FACTORS--Government May Alter Regulatory Policies Affecting CNM" on page 9.



    The long distance telephone service that we intend to provide is subject to federal and state regulation. The provision of long distance telephone service is subject to the provisions of the Communications Act of 1934, as amended, including amendments effected by the Telecommunications Act of 1996 (the "1996 Telecommunications Act"), and the regulations of the Federal Communications Commission (the "FCC"). At the state level, the long distance telephone industry is subject to the applicable laws and regulations of the various state Public Utility Commissions ("PUCs") and other state agencies. Federal laws and FCC regulations apply to interstate telecommunications including international telecommunications that originate or terminate in the United States while state regulatory authorities have jurisdiction over telecommunications both originating and terminating within a state.



    The FCC has considered the issue of whether ISPs should be subject to access charges, Universal Service Fund support fees, and regulation, and has determined that it would not adopt such regulations. The FCC has announced that it will be issuing a Notice of Proposed Rule Making ("NPRM") to explore proposals to create incentives for companies to make the most efficient use of the telephone network for Internet and other information services. While the FCC has announced that it does not intend for this NPRM to result in the imposition of access charges or regulations on ISPs, it could result in the creation of more competition for CNM. In addition, the FCC could reopen and reconsider these issues at any time.



    A recent federal legislative change, the 1996 Telecommunications Act, may have potentially significant effects on our operations. The 1996 Telecommunications Act, among other things, allows the Regional Bell Operating Carriers and other companies to enter the long distance business and enables other entities, including entities affiliated with power utilities, Competitive Local Exchange Carriers, and cable television companies, to provide an expanded range of telecommunications services. Entry of such companies into the long distance business would result in substantial additional competition in one of the markets into which CNM intends to expand, and may have a material adverse effect on CNM and its efforts to expand in this market. On April 10, 1998, the FCC submitted a report to Congress regarding the Universal Service Fund support payments. One of the principal issues considered in this report is whether Internet VoIP should still be classified as non-telecommunications services so as to be exempt from regulation, access charges, and Universal Service Fund support payments. While the FCC determined that it would continue the exemption, primarily as part of a continuing policy to permit continued expansion of the Internet, it also indicated that Congress directed the universal service support mechanism to be competitively neutral. The FCC also noted the novel status of Internet telephony, and noted that it may continue the investigation of the regulatory status of Internet telephony. While Internet services, including Internet telephony, remain unregulated and exempt from access charges and Universal Service Fund support payments, the FCC could change its policy at any time. In fact, the FCC has indicated that it will take a case-by-case evaluation approach to determine whether individual Internet telephony service offerings more closely resemble enhanced services, which should remain exempt from regulation, or telecommunications services which are subject to regulation.


PROPRIETARY RIGHTS

    We believe our trademark, service marks, trade secrets, and intellectual property are essential to our success. We rely upon trademark and copyright law, trade secret protection, and confidentiality agreements with our employees, customers and others to protect our proprietary rights. We have registered the domain names "cnmnetwork.com," "consumermarket.com," and "cnminc.com" with Internic for the exclusive use of such names on the Internet. We have registered our service marks and trademarks in the United States and internationally, including "CNM Network-TM-," "CNM Inc.," "Consumer Market," and "Consumer Net Marketplace." While we will endeavor to rely on trademark, trade secret, and copyright law to protect our technology, we believe that factors such as the technologies and creative skills of our personnel, new product developments, frequent product enhancements, name recognition, and reliable product maintenance are more essential to establishing and maintaining a technology leadership position. We presently have no patents or patent applications pending. We cannot assure that others will not develop technologies that are similar or superior to our technologies.

    We have entered into confidentiality or license agreements with our employees, consultants and vendors, and generally controls access to and distribution of our other proprietary information. Despite these precautions, it may be possible for a third party to copy or otherwise obtain and use our products or technology without authorization, or to develop similar technology independently. In addition, effective copyright and trade secret protection may be unavailable or limited in certain foreign countries, and the global nature of the Internet makes it virtually impossible to control the ultimate destination of the Company's products. To license our products, we will primarily rely on licenses that are not signed by the end-user and, therefore, may be unenforceable under the laws of certain jurisdictions. We cannot assure that the steps taken by us will prevent misappropriation of our technology or that such agreements will be enforceable. Furthermore, while we attempt to monitor the product quality and customer service provided by CNM, we cannot assure that such participants will not offer and sell products or services that might adversely affect the reputation or utilization of the CNM Network-TM-. See "RISK FACTORS" beginning on page 6.

EMPLOYEES


    As of January 7, 1999 CNM employs 38 full-time and over 26 part time employees, including five senior executive officers, 14 computer engineering systems administrators and programmers, seven administrative personnel, nine marketing representatives and assistants, and multiple customer support personnel. CNM may engage outside consultants in the future, including systems and software analysts and marketing personnel. See "MANAGEMENT."


    We are highly dependent on the technical and managerial skills of our key employees, including technical, sales, marketing, financial, and executive personnel, and on our ability to identify, hire and retain additional personnel. Competition for such personnel is intense, and we cannot assure that we will be able to retain existing personnel or to identify or hire additional personnel. In addition, we are highly dependent on the continued services of its senior management team, which currently is composed of a small number of individuals. The inability to attract, hire or retain the necessary technical, sales, marketing, financial and executive personnel, or the loss of the services of any member of our senior management team, could have a material adverse effect on our business, financial condition and results of operations.

SEASONALITY

    Our operations are not expected to be affected by seasonal fluctuations, although our cash flow may be affected by fluctuations in the timing of cash receipts from our customers.

FACILITIES


    Our leased executive offices are located at 1900 Los Angeles Avenue, Second Floor, Simi Valley, California 93065, (805) 520-7170. Our Internet addresses are: WWW.CNMNETWORK.COM, WWW.CONSUMERMARKET.COM, and WWW.CNMINC.COM. Our email address is: info@cnmnetwork.com. Information contained on our World Wide Web site shall not be deemed to be a part of this Prospectus. CNM has signage rights at our executive offices. Our executive offices are expected to accommodate projected demand for space over the next two years.


    CNM has also secured POP sites in several other locations throughout the Los Angeles Metropolitan Area to provide dial-in coverage for personal dial up access to the Internet. Additional POPs are expected to be obtained either (i) pursuant to traditional leases for space or (ii) pursuant to equipment facilities (barter) agreements under which we will receive space for our switching equipment in consideration for providing a certain amount of bandwidth access to the landlord. We anticipate that we will obtain future POP locations primarily through barter arrangements.

                               LEGAL PROCEEDINGS

    We are not currently aware of any legal proceedings or claims that we believe will or could have a material adverse effect on our financial position or results of operation.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS


    The following table sets forth certain information with respect to CNM's directors and executive officers as of January 7, 1999.



NAME                                           AGE      POSITION
-----------------------------------------  -----------  -----------------------------------------------------------------
Fredrick J. Rice.........................          40   Chairman of the Board of Directors, President,
                                                        Chief Executive Officer and
                                                        Chief Financial Officer

Donald Lee Carver........................          43   Vice President of International Network Development

Christopher Young........................          26   Senior Computer Systems Engineer and Systems Analyst

Jon P. DeOng.............................          26   Chief Technical Officer

Christopher Fogel........................          25   Senior Computer Systems Engineer and Systems Analyst

Laura Murtagh............................          29   Secretary

Kenneth K. Lattin........................          52   Chief Financial Officer and Director

Charles Rice.............................          34   Chief Operations Officer and Director

Dr. Douglas Benson.......................          67   Director

Mark J. Richardson.......................          45   Director



    FREDRICK J. RICE is the founder of Consumer Net Marketplace, Inc. Mr. Rice has been President, Chairman of the Board of Directors, Chief Executive Officer and Chief Financial Officer of CNM since our inception in January 1996. Prior to founding CNM, in 1995, Mr. Rice was the President and Chairman of the Board of Directors of Consumers On-Line Development, Inc., the managing partner of Consumer Net Partners, a California general partnership. See "RELATED PARTY TRANSACTIONS." Mr. Rice, from 1990 through 1995, held various positions in the securities and financial services industry involving stocks, funds and venture capital interests and was a securities broker registered with the National Association of Securities Dealers, Inc. Mr. Rice settled an administrative proceeding with the Securities and Exchange Commission which permanently enjoins him from any violations of certain sections of the Securities Act of 1933, as amended and the Securities Exchange Act of 1934, as amended. Mr. Rice has an extensive advertising and marketing background in print media, radio and television broadcast for over 14 years. Fredrick Rice is the brother of Charles Rice.



    DONALD LEE CARVER has been the Vice President of International Network Development for CNM since March 1998. Mr. Carver oversees our development of our global network by utilizing his relationships with foreign government officials and representatives of other telecommunication companies developed during his career. Prior to joining CNM, Mr. Carver was the Senior Systems Administrator for the Web Hosting Division of Netcom On-line Communications, Inc. from November 1996 until March 1998, where he was responsible for the administration and maintenance of web site servers. He was also responsible for developing and implementing a centralized server farm and automated backup recovery strategy for the Web hosting section. Mr. Carver worked with Pentium 200 Web servers, along with a variety of other related hardware, and NT3.51, NT4.0, Irix, Linux and other related software. From July 1996 until November 1996, Mr. Carver was an Internet Software Developer for Comat InterActive and the Web Master for www.comat.com. During his tenure with Comat, Mr. Carver developed international relationships for networking and Internet development. These relationships included individuals in the ministries of telecommunications in India and Pacific Rim nations. Mr. Carver has also fostered relationships with representatives of major telecommunication firms doing business in these countries. Mr. Carver worked for the Dallas Planning

Department as a UNIX/WinNT Network Administrator from December 1989 until July 1996, where he installed and configured the City's Internet connection and services. Mr. Carver was a GIS Analyst for the City of Dallas Planning Department from February 1986 until December 1989. Mr. Carver attended the University of North Texas commencing in 1984 where he earned most of the credits necessary for a Bachelors of Science in Urban Geography and Earth Sciences. Mr. Carver earned an Associate Degree in Applied Science-Horticulture from Tarrant County Junior College in 1981. Mr. Carver has earned several supplemental certificates in various systems and network administration environments.


    CHRISTOPHER L. YOUNG has been a Senior Computer Engineer and Systems Analyst with CNM since March 1998. Prior to joining CNM, Mr. Young was a Systems Administrator with Netcom On-line Communications, Inc. in Dallas, Texas from May 1997 until March 1998, where he was responsible for managing a wide variety of Web servers, primarily utilizing Linux, Intel hardware and the Apache Web server. Mr. Young was responsible for third level technical support on all Web hosting related services, including domain home services, FTP services, electronic mail service, SQL services and Front Page services. Mr. Young was also responsible for monitoring Netcom's network, installing and configuring the Oracle Database System, and utilizing a variety of hardware and software tools, including 3Com's HP Openview, Sun Microsystem's workstations, Digital's servers, Budtool, Sun OS, Windows NT Sever and Workstation and Mac OS. From June 1996 until May 1997, Mr. Young was a Systems Administrator for Hownet Communications, where he managed Hownet's computer network (Internet), administered all accounts, database security, and hardware and software technical support, and performed HTML programming, graphic design and photography. From October 1995 until June 1996, Mr. Young was a web page designer for WebStuff Networks. From December 1994 until October 1995, Mr. Young was a Sales and Technical Support Trainer for The Internet Store. Mr. Young's basic skills include UNIX administration, networking, operating systems, and software programming and applications. Mr. Young attended the University of Texas from 1993 until 1995.



    JON P. DEONG has been CNM's Chief Technical Officer since November 1998 and a Senior Computer Engineer and Systems Analyst for CNM from March 1998 to November 1998. Prior to joining CNM, Mr. DeOng was a Senior Systems Administrator in the Web Hosting Department of Netcom On-line Communications, Inc. in Dallas, Texas from June 1996 until March 1998. As the Senior Systems Administrator, Mr. DeOng was responsible for the business center design and software specification, administrative tool set, installation, configuration, maintenance and monitoring of over 50 secure Unix Internet Web servers, eight secure NT Internet Web servers and co-located servers and customers. Mr. DeOng was also responsible for third level technical support for all Web hosting related services, including domain home services, FTP services, electronic mail services, SQL services and FrontPage services. Mr. DeOng also worked with the development group to design, implement and support Automated Web Hosting Software, on-line payment services, and dial-up access service. From June 1994 until June 1996, Mr. DeOng worked with the Texas Department of Health as a Technical Clerk III in the NICADS Department. From February 1992 until June 1994, Mr. DeOng was an Information Systems Supervisor for Labels On The Go. Mr. DeOng has computer software and systems experience in troubleshooting, automation, firewall setup, network traffic information, disk usage information, processing Internic data, establishing list servers and collecting statistics.


    CHRISTOPHER FOGEL has been a Senior Computer Engineer and Systems Analyst with CNM since March 1998. Prior to joining CNM, Mr. Fogel was a Senior Systems Administrator in the Web Hosting Department of Netcom On-line Communications, Inc. in Dallas, Texas from September 1996 until March 1998. As the Senior Systems Administrator, Mr. Fogel was the business center architect, responsible for data flows and software module specification and coding various Perl interfaces, the installation, configuration, maintenance and monitoring of over 50 secure Unix Internet Web servers, eight secure NT Internet Web servers and co-located servers and customers. Mr. Fogel was also responsible for third level technical support for all Web hosting related services, including domain home services, FTP services, electronic mail services, SQL services and FrontPage services. Mr. Fogel also worked with the development group to design, implement and support Automated Web Hosting Software, on-line payment services, and dial-up access service. From January 1996 until September 1996, Mr. Fogel worked with CyberRamp L.L.C. in Dallas, Texas as a Systems Administrator. Mr. Fogel was responsible for System Maintenance of six UNIX machines, maintenance of machine service including: Web Servers, Domain Name Service (DNS), Users accounts, Email, FTP servers and POP servers. Configuration and usage of network equipment including:
Ascend MAX 4000, Ascend Pipeline 25 (and 50), Gandalf Edge Router, Cisco 4000 and Motorola BitSurfer Pro. From September 1994 until January 1996, Mr. Fogel was the System Administrator of Project Development for Moorhead State University in Moorhead, MN. Mr. Fogel was responsible for designing all facets of the schools existing Web server and site, system maintenance of the UNIX machine upon which the Web site and all pertaining data was placed, assisting students with computer related problems and related projects.

    LAURA MURTAGH became the Secretary of CNM on September 30, 1998. Ms. Murtagh has been in the private practice of law since 1994. In August 1998, Ms. Murtagh joined the law firm of Richardson & Associates where she practices in the areas of corporate and securities law. Prior to joining Richardson & Associates, Ms. Murtagh was an associate with the law firm of Preston, Gates & Ellis LLP. At Preston, Gates & Ellis LLP, Ms. Murtagh practiced in the area of high technology intellectual property law. Prior to joining Preston, Gates & Ellis LLP, Ms. Murtagh was corporate counsel for Zenith Information Systems, Inc. Ms. Murtagh graduated from the University of California, Berkeley with honors in 1991 with a Bachelors of Arts. Ms. Murtagh earned a Juris Doctor from Boston University School of Law in 1994, graduating cum laude. Ms. Murtagh is a member of the California State Bar.


    KENNETH K. LATTIN became a Director in August 1998 and the Chief Financial Officer on November 13, 1998. Mr. Lattin has been an active real estate broker for over 18 years, specializing in office, commercial, and industrial property. Mr. Lattin is President of the Edwin S. Johnson Company, a real estate investment and development company, and owns Trevent Management, a property management and real estate consulting company. After graduating from the University of Southern California in 1972 with a Bachelor of Science in Business with an emphasis in Accounting, Mr. Lattin worked for five years as a senior auditor for Price Waterhouse assisting clients such as Disney, Toyota, and U.S. Steel. As a First Lieutenant in the U.S. Army, Mr. Lattin served in Vietnam as a platoon leader, company commander, and battalion and brigade operations officer. He was awarded the Silver Star, Bronze Star with V divice, Bronze Star with oak leaf cluster, Army Commendation medal, and Purple Heart.



    CHARLES RICE became a Director in August 1998 and the Chief Operating Officer on November 13, 1998. Since 1990, Mr. Rice has been the President of Cmeca Corporation, a production services corporation for film, television, commercials, and video. Involved in over 300 feature film products and award winning videos, Mr. Rice has worked with Warner Brothers, Universal, Saban, Sony, Disney, NBC, ABC, CBS, FOX, and Paramount. At Cmeca, Mr. Rice has developed sales, direct marketing, and administrative service divisions and designed marketing campaigns and a training program. Prior to working at Cmeca, in 1985 Mr. Rice founded Perfect Image, an industrial advertising and marketing corporation, with offices throughout Southern California. At Perfect Image, Mr. Rice developed advertising and promotional campaigns for subsidiaries of Unocal, Chevron, Texaco, Mobil, and other major oil companies. In 1982 Mr. Rice joined National Image's sales department and eventually became a regional vice president. Mr. Rice attended California State University of Northridge where he studied for a degree in Business Administration with an emphasis in Finance and a minor in real estate. Mr. Rice is the brother of Fredrick Rice.


    DR. DOUGLAS BENSON became a Director in August 1998. Dr. Benson has practiced family medicine in Los Angeles, California for 37 years. Dr. Benson received his Bachelor degree from Andrews University and his Doctor of Medicine from Loma Linda University. Dr. Benson served on the Board of Directors of Andrews University for over ten years. He was a founder, majority stockholder, and

Director of Heritage Bank in Berrien Springs, Michigan which received praise from the Michigan Bank Examiners Office as the first bank to show a profit in the first year of business. Now retired, Dr. Benson manages his investments which include commercial and farm real estate, real estate development, and Hardwood Equities, a company that produces black walnut trees. Dr. Benson is the general partner of Edwin S. Johnston Co., a purchaser of shares of CNM in CNM's previous private placement of stock.


    MARK J. RICHARDSON has been a Director of CNM since September 30, 1998. Mr. Richardson has been in the private practice of law since 1978 in the areas of corporate and securities law, and has had his own law firm in those practice areas since June 1993. Prior to forming his own law firm, Mr. Richardson was a partner and an associate in private law firms and the Vice-President of a Southern California savings and loan institution, responsible for real estate securities. Mr. Richardson graduated from the University of Michigan summa cum laude in 1975 with a Bachelors of Science from the School of Natural Resources, with Phi Beta Kappa honors. Mr. Richardson earned a Juris Doctor from the University of Michigan Law School in 1978, graduating cum laude. Mr. Richardson is a member of the California State Bar and Los Angeles County Bar Associations. He was a contributing author to the Prentice Hall publication CALIFORNIA STATE PARTNERSHIP LAW from 1985 to 1993.

    All directors hold office until the next annual meeting of stockholders and until their successors are elected. Officers are elected to serve, subject to the discretion of the Board of Directors, until their successors are appointed.

BOARD OF DIRECTORS AND COMMITTEES

    CNM's Board of Directors presently consists of five members: Fredrick J. Rice, Charles Rice, Mark J. Richardson, Kenneth K. Lattin, and Dr. Douglas Benson. The Board of Directors may be expanded in the future. All employee and consultant compensation, including payroll expenditures, salaries, stock options, stock incentives, and bonuses, must be approved by the unanimous consent of the members of the Compensation Committee of CNM's Board of Directors, whose members have not yet been determined. The Compensation Committee is expected to be comprised of Directors who are not executive officers of CNM. The Bylaws of CNM generally provide for majority approval of directors in order to adopt resolutions.

    The Board of Directors intends to appoint an Audit Committee. The Audit Committee will be authorized by the Board of Directors to review, with CNM's independent accountants, the annual financial statements of CNM prior to publication, and to review the work of, and approve non-audit services preformed by, such independent accountants. The Audit Committee will make annual recommendations to the Board for the appointment of independent public accountants for the ensuing year. The Audit Committee will also review the effectiveness of the financial and accounting functions and the organization, operations and management of CNM.

EXECUTIVE COMPENSATION


    No executive officer of CNM received compensation from CNM in excess of $100,000 during the fiscal year ending December 31, 1997. CNM's Chief Executive Officer, President, and Chairman of the Board of Directors, Fredrick Rice, did not receive any compensation of any kind. Fredrick Rice was paid an annual salary of $180,000 during the fiscal year ending December 31, 1998, and an automobile allowance of $500 per month. The salaries for CNM's recently appointed Chief Financial Officer and Chief Operating Officer have not yet been established. The compensation payable to CNM's executive officers will generally not exceed that which is customarily paid in the industry by companies of comparable size and in the same geographic areas. Directors receive no cash compensation for their services to CNM as directors, but are reimbursed for expenses actually incurred in connection with attending meetings of the Board of Directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    None of the members of the Compensation Committee of the Board are expected to be an officer or employee of CNM. No executive officer of CNM serves as a member of the Board of Directors or compensation committee of any other entity that has one or more executive officers serving on CNM's Compensation Committee.

EMPLOYMENT AGREEMENTS AND STOCK OPTION PLAN


    We have entered into employment agreements with our executive officers and other key employees of CNM. All of the employment agreements are terminable at will. A stock incentive program (the "1997 Stock Option Plan") for the directors, executive officers, employees and key consultants of the Company has been adopted pursuant to which 2,000,000 shares of authorized but unissued Series 1 Class A Common Stock and 100,000 shares of authorized but uninsured Series 1 Class B Common Stock have been reserved for issuance to the officers, directors, employees and key consultants of CNM. Within 90 days after the effective date of the Registration Statement encompassing this Prospectus, CNM intends to file a Form S-8 Registration Statement registering CNM's 1997 Stock Option Plan under the Securities Act of 1933, as amended, as well as the other stock options issued outside of the 1997 Stock Option Plan. See "DESCRIPTION OF CAPITAL STOCK--Stock Options Granted Outside of the Plan." As of January 7, 1999, the following stock options have been issued to the directors, executive officers and key employees of CNM under the 1997 Stock Option Plan:


                   OPTIONS FOR SERIES 1 CLASS A COMMON STOCK

                                                DATE OF    NUMBER OF        VESTING         EXERCISE     EXPIRATION
NAME OF GRANTEE                                  GRANT      OPTIONS       SCHEDULE(1)       PRICE(2)        DATE
---------------------------------------------  ---------  -----------  ------------------  -----------  ------------
Randy D. Greene..............................   12/15/97     200,000     40,000: 12/15/97   $    2.00     12/15/2000
                                                                         40,000: 12/15/98                 12/15/2001
                                                                         40,000: 12/15/99                 12/15/2002
                                                                         40,000: 12/15/00                 12/15/2003
                                                                         40,000: 12/15/01                 12/15/2004

Donald Lee Carver............................    3/25/98     200,000      40,000: 3/25/98   $    2.00      3/25/2001
                                                                          40,000: 3/25/99                  3/25/2002
                                                                          40,000: 3/25/00                  3/25/2003
                                                                          40,000: 3/25/01                  3/25/2004
                                                                          40,000: 3/25/02                  3/25/2005

Christopher L. Young.........................    3/16/98     100,000      20,000: 3/16/98   $    2.00      3/16/2001
                                                                          20,000: 3/16/99                  3/16/2002
                                                                          20,000: 3/16/00                  3/16/2003
                                                                          20,000: 3/16/01                  3/16/2004
                                                                          20,000: 3/16/02                  3/16/2005

Christopher L. Young.........................    8/31/98     100,000      20,000: 8/31/98   $    2.00      8/31/2001
                                                                          20,000: 8/31/99                  8/31/2002
                                                                          20,000: 8/31/00                  8/31/2003
                                                                          20,000: 8/31/01                  8/31/2004
                                                                          20,000: 8/31/02                  8/31/2005

Jon P. DeOng.................................    3/16/98     100,000      20,000: 3/16/98   $    2.00      3/16/2001
                                                                          20,000: 3/16/99                  3/16/2002
                                                                          20,000: 3/16/00                  3/16/2003
                                                                          20,000: 3/16/01                  3/16/2004
                                                                          20,000: 3/16/02                  3/16/2005

                                                DATE OF    NUMBER OF        VESTING         EXERCISE     EXPIRATION
NAME OF GRANTEE                                  GRANT      OPTIONS       SCHEDULE(1)       PRICE(2)        DATE
---------------------------------------------  ---------  -----------  ------------------  -----------  ------------
Jon P. DeOng.................................    8/31/98     100,000      20,000: 8/31/98   $    2.00      8/31/2001
                                                                          20,000: 8/31/99                  8/31/2002
                                                                          20,000: 8/31/00                  8/31/2003
                                                                          20,000: 8/31/01                  8/31/2004
                                                                          20,000: 8/31/02                  8/31/2005

Christopher Fogel............................    3/31/98     100,000      20,000: 3/30/98   $    2.00      3/30/2001
                                                                          20,000: 3/30/99                  3/30/2002
                                                                          20,000: 3/30/00                  3/30/2003
                                                                          20,000: 3/30/01                  3/30/2004
                                                                          20,000: 3/30/02                  3/30/2005

Christopher Fogel............................    8/31/98     100,000      20,000: 8/31/98   $    2.00      8/31/2001
                                                                          20,000: 8/31/99                  8/31/2002
                                                                          20,000: 8/31/00                  8/31/2003
                                                                          20,000: 8/31/01                  8/31/2004
                                                                          20,000: 8/31/02                  8/31/2005

Olivia Salyer................................   12/15/97      20,000      4,000: 12/15/97   $    2.00     12/15/2000
                                                                          4,000: 12/15/98                 12/15/2001
                                                                          4,000: 12/15/99                 12/15/2002
                                                                          4,000: 12/15/00                 12/15/2003
                                                                          4,000: 12/15/01                 12/15/2004

Olivia Salyer................................    5/01/98      10,000       2,000: 5/01/98   $    2.00      5/01/2001
                                                                           2,000: 5/01/99                  5/01/2002
                                                                           2,000: 5/01/00                  5/01/2003
                                                                           2,000: 5/01/01                  5/01/2004
                                                                           2,000: 5/01/02                  5/01/2005

Richard Knittle..............................    7/01/98      20,000       4,000: 7/01/98   $    2.00      7/01/2001
                                                                           4,000: 7/01/99                  7/01/2002
                                                                           4,000: 7/01/00                  7/01/2003
                                                                           4,000: 7/01/01                  7/01/2004
                                                                           4,000: 7/01/02                  7/01/2005

Charles Rice.................................    7/01/98     300,000      60,000: 7/01/98   $    2.00      7/01/2001
                                                                          60,000: 7/01/99                  7/01/2002
                                                                          60,000: 7/01/00                  7/01/2003
                                                                          60,000: 7/01/01                  7/01/2004
                                                                          60,000: 7/01/02                  7/01/2005

Kenneth K. Lattin............................    8/04/98     400,000      80,000: 8/04/98   $    2.00      8/04/2001
                                                                          80,000: 8/04/99                  8/04/2002
                                                                          80,000: 8/04/00                  8/04/2003
                                                                          80,000: 8/04/01                  8/04/2004
                                                                          80,000: 8/04/02                  8/04/2005

Dr. Douglas Benson...........................    8/31/98     100,000      20,000: 8/31/98   $    2.00      8/31/2001
                                                                          20,000: 8/31/99                  8/31/2002
                                                                          20,000: 8/31/00                  8/31/2003
                                                                          20,000: 8/31/01                  8/31/2004
                                                                          20,000: 8/31/02                  8/31/2005

                                                DATE OF    NUMBER OF        VESTING         EXERCISE     EXPIRATION
NAME OF GRANTEE                                  GRANT      OPTIONS       SCHEDULE(1)       PRICE(2)        DATE
---------------------------------------------  ---------  -----------  ------------------  -----------  ------------
Dr. Douglas Benson...........................   11/13/98      25,000       5,000 11/13/98   $    2.00     11/13/2001
                                                                           5,000 11/13/98                 11/13/2002
                                                                           5,000 11/13/98                 11/13/2003
                                                                           5,000 11/13/98                 11/13/2004
                                                                           5,000 11/13/98                 11/13/2005

Judd L. Bourgeois............................    8/31/98      10,000       2,000: 8/31/98   $    2.00      8/31/2001
                                                                           2,000: 8/31/99                  8/31/2002
                                                                           2,000: 8/31/00                  8/31/2003
                                                                           2,000: 8/31/01                  8/31/2004
                                                                           2,000: 8/31/02                  8/31/2005

William J. Lawrence..........................    8/31/98       5,000       1,000: 8/31/98   $    2.00      8/31/2001
                                                                           1,000: 8/31/99                  8/31/2002
                                                                           1,000: 8/31/00                  8/31/2003
                                                                           1,000: 8/31/01                  8/31/2004
                                                                           1,000: 8/31/02                  8/31/2005

Eric Hankins.................................    8/31/98      20,000       4,000: 8/31/98   $    2.00      8/31/2001
                                                                           4,000: 8/31/99                  8/31/2002
                                                                           4,000: 8/31/00                  8/31/2003
                                                                           4,000: 8/31/01                  8/31/2004
                                                                           4,000: 8/31/02                  8/31/2005

Denise J. Garcia.............................    8/31/98       5,000       1,000: 8/31/98   $    2.00      8/31/2001
                                                                           1,000: 8/31/99                  8/31/2002
                                                                           1,000: 8/31/00                  8/31/2003
                                                                           1,000: 8/31/01                  8/31/2004
                                                                           1,000: 8/31/02                  8/31/2005

Mark J. Richardson...........................    9/30/98      50,000      10,000: 9/30/98   $    2.00      9/30/2001
                                                                          10,000: 9/30/99                  9/30/2002
                                                                          10,000: 9/30/00                  9/30/2003
                                                                          10,000: 9/30/01                  9/30/2004
                                                                          10,000: 9/30/02                  9/30/2005

Laura D. Murtagh.............................    9/30/98      25,000       5,000: 9/30/98   $    2.00      9/30/2001
                                                                           5,000: 9/30/99                  9/30/2002
                                                                           5,000: 9/30/00                  9/30/2003
                                                                           5,000: 9/30/01                  9/30/2004
                                                                           5,000: 9/30/02                  9/30/2005

William Wu...................................   10/07/98       5,000      1,000: 10/07/98   $    2.00      10/7/2001
                                                                          1,000: 10/07/99                  10/7/2002
                                                                          1,000: 10/07/00                  10/7/2003
                                                                          1,000: 10/07/01                  10/7/2004
                                                                          1,000: 10/07/02                  10/7/2005


------------------------


(1) The vesting of stock options granted to certain officers, directors, key employees and consultants accelerates under certain circumstances in the event that we sell all or substantially all of our assets, merge with another company, are acquired by another company, or enter into a similar business combination.

(2) The exercise price is equal to the fair market value of each share of CNM's Common Stock on the date of the issuance of the options. The fair value of the shares of CNM's Common Stock has been deemed to be $2.00 per share, which is equal to the price at which CNM sold its shares of Common Stock in a private placement of securities made by us from October 1, 1997 to October 7, 1998. Each stock option for Series 1 Class A Common Stock confers upon the holder the right to purchase one share of CNM's Series 1 Class A Common Stock for a price of $2.00 per share at any time from the vesting date to the expiration date.


KEY EMPLOYEES AND CONSULTANTS

    We have certain key employees and consultants who will assist in product and solution development, and implementation and marketing for us. These key employees and consultants will also perform marketing, administrative, and other services for us.

LIMITATION OF LIABILITY AND INDEMNIFICATION

    Under California Corporation Law and CNM's Amended and Restated Articles of Incorporation, CNM's directors will have no personal liability to CNM or CNM's stockholders for monetary damages incurred as the result of the breach or alleged breach by a director of his "duty of care". This provision does not apply to the director's (i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director, (iii) approval of any transaction from which a director derives an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director's duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the corporation or its shareholders, (v) acts or omissions that constituted an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its shareholders, or (vi) approval of an unlawful dividend, distribution, stock repurchase or redemption. This provision would generally absolve directors of personal liability for negligence in the performance of duties, including gross negligence.

    The effect of this provision in CNM's Amended and Restated Articles of Incorporation is to eliminate the rights of CNM and CNM's stockholders (through stockholder's derivative suits on behalf of the Company) to recover monetary damages against a director for breach of his fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) through (vi) above. This provision does not limit nor eliminate the rights of CNM or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. In addition, CNM's Amended and Restated Articles of Incorporation provide that if California law is amended to authorize the future elimination or limitation of the liability of a director, then the liability of the directors will be eliminated or limited to the fullest extent permitted by the law, as amended. The California Corporations Code grants corporations the right to indemnify their directors, officers, employees and agents in accordance with applicable law. CNM's Bylaws provide for indemnification of such persons to the full extent allowable under applicable law. These provisions will not alter the liability of the directors under federal securities laws.

    CNM intends to enter into agreements to indemnify CNM's directors and officers, in addition to the indemnification provided for in CNM's Bylaws. These agreements, among other things, indemnify CNM's directors and officers for certain expenses (including attorney's fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of CNM, arising out of such person's services as a director or officer of CNM, any subsidiary of CNM or any other company or enterprise to which the person provides services at the request of CNM. CNM believes that these provisions and agreements are necessary to attract and retain qualified directors and officers.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling CNM pursuant to the foregoing provisions, CNM has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

AMENDMENT OF ARTICLES OF INCORPORATION AND BYLAWS

    Under the California Corporations Code, a corporation's articles of incorporation can be amended by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote, and a majority of the outstanding stock of each class entitled to vote as a class, unless the certificate requires the vote of a larger portion of the stock. CNM's Restated Articles of Incorporation do not require a larger percentage affirmative vote. As is permitted by the California Corporations Code, CNM's Bylaws give our Board of Directors the power to adopt, amend or repeal CNM's Bylaws. CNM's shareholders entitled to vote have concurrent power to adopt, amend or repeal CNM's Bylaws.


                           RELATED PARTY TRANSACTIONS


    Fredrick Rice and certain associates formed Consumer Net Partners, a California general partnership ("CNP") in 1996. CNP provided the start-up equity for the Internet shopping mall concept and previously held certain rights and interests in the electronic shopping mall business. Pursuant to CNP's Partnership Agreement, it retained a right to receive 75% of net income generated by CNM. From inception through December 31, 1997 the CNM shopping mall business had not generated any net income. Fredrick Rice also serves as the President and sole shareholder of Consumers On-Line Development, Inc. Consumers On-Line Development, Inc. was primarily responsible for managing and overseeing the development, creation, establishment and marketing of the CNM electronic shopping mall. Pursuant to a Management Agreement with CNP, Consumers On-Line Development, Inc. had a 25% net revenue interest in revenue received by CNP which is generated by the CNM electronic shopping mall business.

    In July 1997, Consumers On-Line Development, Inc. dissolved and assigned all of its rights to CNP. On December 31, 1997, CNM purchased all the rights and interest held by CNP in the CNM Internet shopping mall business, including all rights pursuant to the Management Agreement between CNP and Consumers On-Line Development, Inc. CNM issued to CNP a non interest-bearing promissory note in the principal amount of $500,000, payable on demand, and an option to purchase 250,000 shares of CNM's Series 1 Class B Common Stock at an exercise price of $.50 per share for a period of three years, in consideration for CNP's rights in CNM's business. See "BUSINESS--Previous Financing And Development Arrangement." CNM has not and does not anticipate obtaining an independent valuation of the rights and interests being purchased. Although the Company believes the purchase consideration to be fair and reasonable, we cannot assure that such consideration reflects the true value of the rights and interests being acquired.

    Due to the positions held by Mr. Rice, he has a potential conflict of interest in any transactions between CNM and CNP. Mr. Rice is aware of these conflicts and will endeavor at all times to do what is in the best interest of each entity with which he is affiliated. If an objection is raised or if he should determine, on his own volition, that he cannot overcome any real or perceived conflict, Mr. Rice would withdraw from participating in such transaction. As indicated previously, CNM's purchase of rights from CNP received the approval of a majority in-interest of the general partners of CNP. Mr. Rice does not personally have any voting rights in the CNP general partnership.


    CNM leases its Glendale point of presence from Edwin S. Johnston Company, a purchaser of shares of CNM's Common Stock in CNM's previous private placement of stock. Dr. Douglas Benson, one of CNM's directors, is the general partner of the Edwin S. Johnson Company. CNM leases its point of presence in Glendale at a monthly rental rate of $818.

                             PRINCIPAL STOCKHOLDERS

GENERAL


    The following table sets forth certain information regarding the beneficial ownership of CNM's Common Stock as of January 7, 1999: (a) by each person who is known by CNM to own beneficially more than 5% of CNM's Common Stock, (b) by each of CNM's executive officers and directors, and (c) by all officers and directors of the Company as a group.



                                                                             PERCENTAGE OWNERSHIP
                                                                          ---------------------------
                                                    SHARES BENEFICIALLY      BEFORE         AFTER
NAME AND ADDRESS OF OWNER                                OWNED(1)         OFFERING(2)    OFFERING(3)
--------------------------------------------------  -------------------   ------------   ------------
Fredrick Rice(4) .................................
  1900 Los Angeles Ave., Second Floor
  Simi Valley, California 93065                           5,000,000              76.5%          47.5%
All officers and directors
  as a group (5 persons)..........................        5,000,000(5)           76.5%          47.5%


------------------------

(1) The person named in the table has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by him, except as otherwise indicated.


(2) Reflects 1,584,250 shares of CNM's Common Stock previously issued (as of January 7, 1999) in a private placement to outside investors. See "BUSINESS--Prior Private Placement of Stock."



(3) Assumes the issuance of 4,000,000 Shares offered by this Prospectus.


(4) Fredrick Rice is the President, Chief Financial Officer, and Chairman of the Board of Directors of CNM. Mr. Rice received these shares as the founder of CNM. See "MANAGEMENT."


(5) Does not include (a) 75,000 shares of Series 1 Class B Common Stock owned by a prior unaffiliated consultant to CNM, (b) stock options to purchase up to 1,995,000 shares of CNM's Series 1 Class A Common Stock held by the executive officers, directors and employees of CNM, 399,000 of which are currently vested, (c) stock options to purchase up to 250,000 shares of CNM Series 1 Class B Common Stock held by Consumer Net Partners, an affiliated general partnership, and (d) stock options to purchase up to 157,500 shares of CNM's Series 1 Class A Common Stock granted to certain investors outside of CNM's 1997 Stock Option Plan, 31,500 of which are currently vested. See "MANAGEMENT--Employment Agreements and Stock Options," "BUSINESS--Previous Financing and Development Arrangement," and "DESCRIPTION OF CAPITAL STOCK--Stock Options Granted Outside Plan."

                          DESCRIPTION OF CAPITAL STOCK

GENERAL


    CNM's authorized capital stock consists of 50,000,000 shares of Series 1 Class A Common Stock, no par value per share, of which 6,584,250 are issued and outstanding, 1,000,000 shares of Series 1 Class B Common Stock, $.001 par value per share, of which 75,000 shares are issued and outstanding and 1,000,000 shares of Preferred Stock, no par value per share, none of which is issued. See "CAPITALIZATION."


COMMON STOCK


    CNM is authorized to issue 50,000,000 shares of Series 1 Class A Common Stock, no par value per share, of which 6,584,250 shares are issued and outstanding as of January 7, 1999. Holders of Series 1 Class A Common Stock are entitled to dividends when, as, and if declared by the Board of Directors out of funds available therefor, subject to any priority as to dividends for Preferred Stock that may be outstanding. See "DIVIDEND POLICY." Holders of Series 1 Class A Common Stock are entitled to cast one vote for each share held at all stockholder meetings for all purposes, including the election of directors. The holders of more than 50% of the Series 1 Class A Common Stock issued and outstanding are entitled to vote, present in person or by proxy and constitute a quorum at all meetings of stockholders. The vote of the holders of a majority of Series 1 Class A Common Stock present at such a meeting will decide any question brought before such meeting, except for certain actions such as amendments to CNM's Restated Articles of Incorporation, mergers or dissolution's which require the vote of the holders of a majority of the outstanding Series 1 Class A Common Stock. Upon liquidation or dissolution, the holder of each outstanding share of Series 1 Class A Common Stock will be entitled to share equally in the assets of CNM legally available for distribution to such stockholder after payment of all liabilities and after distributions to preferred stockholders legally entitled to such distributions. Holders of Series 1 Class A Common Stock do not have any preemptive, subscription or redemption rights. They are entitled to cumulative voting rights under the California Corporations Code. Under cumulative voting, minority shareholders may have the right to vote one or more members onto CNM's Board of Directors. See "DESCRIPTION OF CAPITAL STOCK--Cumulative Voting." The Series 1 Class B Common Stock essentially has all of the same rights as the Series 1 Class A Common Stock on a pro rata basis, including with respect to a liquidation, except that the holders of Series 1 Class B Common Stock have no voting or dividend rights. Each share of Series 1 Class B Common Stock is convertible into one share of Series 1 Class A Common Stock at any time.


PREFERRED STOCK


    CNM has authorized 1,000,000 shares of Preferred Stock, no par value. As of January 7, 1999 CNM has not issued any shares of Preferred Stock. The Preferred Stock may be issued in such series as are designated by CNM's Board of Directors, and the Board of Directors may fix the number of authorized shares of Preferred Stock for each series, and the rights, preferences, and privileges of each series of Preferred Stock.


STOCK OPTIONS GRANTED OUTSIDE PLAN


    CNM has granted stock options to purchase a total of 157,500 shares of CNM's Series 1 Class A Common Stock to 17 individuals outside of the 1997 Stock Option Plan. The exercise price of all of these stock options is $2.00 per share and they are exercisable for three years after vesting. The stock options were granted during the period of June 20, 1997 to November 13, 1998. The stock options vest one-fifth upon grant and one-fifth each year thereafter over a four year vesting period. Accordingly, as of January 7, 1999, 31,500 of the 157,500 stock options granted had vested. The stock options granted outside of the plan include 5,000 stock options granted to Bruce Seidel, President of the Southern

California Shelter Division of Eller Media Company, and 5,000 stock options granted to Paul Thompson, Account Executive of the Southern California Division of Eller Media Company. The stock options granted outside of the plan also include 50,000 stock options granted to Edward Allen Consulting, an Internet marketing consulting firm. Edward Allen consulting is owned by the brother of Fredrick Rice, the President of CNM. These stock options were granted during the period from July 1997 to August 1998. See "BUSINESS--Agreement with Eller Media."


CUMULATIVE VOTING

    Pursuant to CNM's Bylaws and in accordance with the California Corporations Code, each holder of Series 1 Class A Common Stock is entitled to one vote for each share of CNM's Common Stock held, and such holders may be entitled to cumulative voting rights in the election of directors. Under the California Corporations Code, cumulative voting is not required unless, at the annual meeting and prior to the voting, at least one shareholder gives notice of his intention to cumulate his votes. If one shareholder gives notice of an intention to cumulate votes, then all shareholders have cumulative voting rights in the election of directors. If no such notice is given, voting for directors is non-cumulative, which means that a simple majority of the shares voting may elect all of the directors. Under cumulative voting, each shareholder entitled to vote has the right to give one candidate a number of votes equal to the number of authorized directors multiplied by the number of votes to which his shares are entitled, or to distribute his votes on the same principle among as many candidates as he desires. As a result, each share of CNM's Series 1 Class A Common Stock has a number of votes equal to the number of authorized directors. The California cumulative voting law applies only to the election of directors and not to any other matters as to which shareholders may vote.

TRANSFER AGENT AND REGISTRAR


    CNM has selected American Stock Transfer Company in Denver, Colorado as the Transfer Agent and Registrar.

                        SHARES ELIGIBLE FOR FUTURE SALE

    Prior to this offering, there has been no market for CNM's Common Stock. Future sales of Common Stock in the public market could adversely affect market prices prevailing from time to time. Sales of substantial amounts of Common Stock of CNM in the public market after various restrictions lapse could adversely affect the prevailing market price and the ability of CNM to raise equity capital in the future.


    Upon the completion of this offering, assuming that the maximum number of Shares offered by this Prospectus are sold, CNM will have 10,584,250 shares of Common Stock, of which 4,000,000 Shares of Common Stock sold in this offering will be freely tradable without restriction under the Securities Act. The 6,659,250 shares of Common Stock held by existing stockholders prior to this offering were issued and sold by CNM in reliance on exemptions from the registration requirements of the Securities Act and are deemed "restricted shares" under Rule 144. These shares may be sold in the public market only if registered, or pursuant to an exemption from registration such as Rules 144, 144(k) or 701 under the Securities Act of 1933, as amended. The existing shareholders of CNM have not entered into any lock-up or other agreements pursuant to which they have agreed not to sell the stock of CNM that they own. Accordingly, 5,075,000 shares will become eligible for immediate public resale subject to Rule 144, including the volume limitations of Rule 144(e). The remaining 1,584,250 shares held by existing stockholders will become eligible for public resale at various times following expiration of the one-year holding periods pursuant to Rule 144(d), subject to the volume limitations of Rule 144(e). After a holding period of two years, non-affiliates of CNM may sell their shares without volume limitations pursuant to Rule 144(k).



    In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated) who has beneficially owned shares for at least one year (including the holding period of any prior owner, except an affiliate) is entitled to sell in "broker's transactions" or to market makers, within any three month period commencing 90 days after the date of this Prospectus, a number of shares that does not exceed the greater of (i) one percent of the number of shares of Common Stock then outstanding (approximately 10,584,250 shares immediately after this offering) or (ii) the average weekly trading volume of the Common Stock during the four calendar weeks preceding the required filing of a Form 144 with respect to such sale. Sales under Rule 144 are generally subject to certain manner of sale provisions and notice requirements and to the availability of current public information about CNM. Under Rule 144(k), a person who is not deemed to have been an affiliate of CNM at any time during the 90 days preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell such shares without having to comply with the manner of sale, public information, volume limitation or notice provisions of Rule 144. Under Rule 701 of the Securities Act, persons who purchase shares upon exercise of options granted prior to the effective date of this offering are entitled to sell such shares 90 days after the effective date of this offering in reliance on Rule 144 without having to comply with the holding period requirements of Rule 144 and, in the case of persons who are not affiliates of CNM, without having to comply with the public information, volume limitation or notice provisions of Rule 144.

                              PLAN OF DISTRIBUTION



    The Shares are being offered by CNM on a best-efforts basis by our officers, directors and employees, and possibly through registered broker-dealers selected by us who are members of the National Association of Securities Dealers, Inc. or independent referral sources. As of the date of this Prospectus, the Company had not entered into selling agreements with any registered broker-dealers. No selling commissions will be paid to the officers, employees or directors of CNM for Common Stock or outstanding shares of Common Stock sold by or through them. CNM will pay selling commissions to participating broker-dealers equal to a percentage of the purchase price of the Common Stock and outstanding shares of Common Stock sold by them, to be determined by management in negotiations with such parties. CNM may also reimburse participating broker-dealer firms for due diligence costs on an accountable or non-accountable basis. CNM will indemnify participating broker-dealer firms, if any, with respect to the disclosures made in this Prospectus.



    Prior to this offering, there has been no public market for the Common Stock. The initial public offering price will be determined by CNM and may not be indicative of the market price of the Common Stock following this offering. Among the factors to be considered in such determination are prevailing market conditions, certain financial information of CNM, market valuations of other companies that CNM believes to be comparable to CNM, estimates of the business potential of CNM, the present state of CNM's development and other factors deemed relevant. Presently the initial public offering price is anticipated to be $14 per share. CNM completed a private placement of its Common Stock on October 7, 1998 pursuant to which it sold shares for a price of $2.00 per share, and all outstanding stock options granted by CNM have an exercise price of $2.00 per share. CNM's most recent grant of stock options occurred on November 13, 1998.


                                 LEGAL MATTERS

    The validity of the issuance of the shares of Common Stock offered hereby will be passed upon for the Company by Richardson & Associates, Santa Monica, California. Mark J. Richardson, Esq. and Laura Murtagh, Esq, members of the law firm, are a director and corporate secretary of CNM, respectively, positions which they have held since September 30, 1998. Mr. Richardson and Ms. Murtagh have stock options in CNM. See "MANAGEMENT."

                                    EXPERTS

    The financial statements as of December 31, 1997 and for the twelve month period ending December 31, 1997 included in this Prospectus and Registration Statement have been so included in reliance on the report of Stonefield Josephson, independent certified accountants, given on the authority of said firm as experts in auditing and accounting. The financial statements as of December 31, 1996 and for the period from inception on May 9, 1996 to December 31, 1996 included in this Prospectus and Registration Statement have been so included in reliance on the report of Caldwell, Becker, Dervin, Petrick & Co., independent certified public accountants, given on the authority of said firm as experts in auditing and accounting.

                                    GLOSSARY

ADSL.............................  Asymmetric Digital Subscriber Line
CLEC.............................  Competitive Local Exchange Carrier
CNM..............................  Consumer Net Marketplace, Inc.
CNP..............................  Consumer Net Partners, a California general partnership

COLD Group.......................  Consumers On-Line Development Group, Inc.
DSL..............................  Digital Subscriber Lines
FCC..............................  Federal Communications Commission
IDC..............................  International Data Corporation
IDSL.............................  ISDN Digital Subscriber Line
IPP..............................  Internet Presence Provider
ISP..............................  Internet Service Provider
IXC..............................  Interexchange Carrier
LAN..............................  Local Area Network
NASDAQ...........................  The National Automated Dealer Quotation System operated by the NASDAQ Stock Market, Inc.
NASDAQ Small Cap Market..........  An interdealer quotation system for smaller companies operated by NASDAQ
Offering.........................  Our initial public offering of shares under this prospectus and registered under our registration statement
POP..............................  Point of Presence
Prospectus.......................  This document
PVC..............................  Public Utility Commission
QOS..............................  Quality of Service
RADSL............................  Rate Adaptive Digital Subcriber Line
RBOC.............................  Regional Bell Operating Carrier
Registration Statement...........  Our registration statement on the Form S-1 filed with the SEC as of the date of this prospectus, which includes exhibits and other information that is not included in this prospectus
SDSL.............................  Symmetric Digital Subscriber Line
SEC..............................  The Securities and Exchange Commission
Securities Act...................  The Securities Act of 1933, as amended
SMTP.............................  Simple Mail Transport Protocol
Transfer Agent...................  US Stock Transfer Corporation
VoIP.............................  Voice Over Internet Protocol
VPN..............................  Virtual Private Network
WAN..............................  Wide Area Network
"We".............................  Consumer Net Marketplace, Inc.

                             ADDITIONAL INFORMATION


    CNM has filed a registration statement on Form S-1 (the "Registration Statement") with the Commission under the Securities Act in respect of the Common Stock offered hereby. This Prospectus omits certain information contained in the Registration Statement as permitted by the rules and regulations of the Commission. For further information with respect to CNM and the Common Stock offered hereby, reference is made to the Registration Statement, including the exhibits thereto, and Financial Statements and Notes thereto filed as a part thereof. All material provisions of all documents are summarized in this Prospectus. Copies of the Registration Statement, including all exhibits and schedules thereto, may be inspected without charge at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of such material can be obtained from the Public Reference Section of the Commission upon payment of certain fees prescribed by the Commission. The Commission's Internet address is www.sec.gov.


    We intend to furnish our stockholders with annual reports containing audited financial statements certified by our independent accountants and quarterly reports for the first three quarters of each fiscal year containing unaudited financial information.

                         CONSUMER NET MARKETPLACE, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                       CONSOLIDATED FINANCIAL STATEMENTS

                                    CONTENTS


                                                                                                              PAGE
                                                                                                            ---------
Report of Stonefield Josephson, Inc., Independent Auditors at December 31, 1997...........................        F-1

Report of Independent Auditors at December 31, 1996.......................................................        F-2

Balance Sheet at September 30, 1998 (unaudited), December 31, 1997 and December 31, 1996..................        F-3

Statement of Operations for the nine months ended September 30, 1998 (unaudited) and September 30, 1997
  (unaudited) and for the years ended December 31, 1997 and December 31, 1996 and for the period from May
  9, 1996 (date of inception) to September 30, 1998.......................................................        F-4

Statement of Shareholders' Deficit for the nine months ended September 30, 1998 (unaudited) and September
  30, 1997 (unaudited) and for the years ended December 31, 1997 and December 31, 1996 and for the period
  from May 9, 1996 (date of inception) to September 30, 1998..............................................        F-5

Statements of Cash Flows for the nine months ended September 30, 1998 (unaudited) and September 30, 1997
  (unaudited) and for the years ended December 31, 1997 and December 31, 1996 and for the period from May
  9, 1996 (date of inception) to September 30, 1998.......................................................        F-7

Notes to Financial Statements.............................................................................       F-10

                          INDEPENDENT AUDITORS' REPORT

Board of Directors and Shareholders
Consumer Net Marketplace, Inc.
Simi Valley, California

    We have audited the accompanying balance sheet of Consumer Net Marketplace, Inc. as of December 31, 1997, and the related statements of operations, shareholders' deficit and cash flows for the year ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Consumer Net Marketplace, Inc. at December 31, 1997, and the results of its operations and its cash flows for the year ended December 31, 1997, in conformity with generally accepted accounting principles.

    The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 13, the Company has had significant losses in the past, and has been dependent on outside equity investors to finance its operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans with respect to these matters are described in Note 13 to the financial statements. The financial statements do not included any adjustments that might result from the outcome of these uncertainties.

Stonefield Josephson, Inc.
CERTIFIED PUBLIC ACCOUNTANTS
Santa Monica, California
August 25, 1998

                          INDEPENDENT AUDITORS' REPORT

August 22, 1997

To the Board of Directors and Stockholders

Consumer Net Marketplace

Simi Valley, California

    We have audited the accompanying balance sheet of Consumer Net Marketplace, (A California S Corporation), (a development stage company) as of December 31, 1996, and the related statements of (loss), stockholder(1)s (deficit), and cash flows for the period from inception (May 10, 1996) to December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, such financial statements referred to above present fairly, in all material respects, the financial position of Consumer Net Marketplace as of December 31, 1996, and the results of its operations and its cash flows for the initial period then ended, in conformity with generally accepted accounting principles.

    The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 7 to the financial statements, there is doubt about the ability of the Company to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


CALDWELL, BECKER, DERVIN, PETRICK & CO., L.L.P.
Certified Public Accountants
20750 Ventura Boulevard, Suite 140
Woodland Hills, California 91364

                         CONSUMER NET MARKETPLACE, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                                 BALANCE SHEETS


                                                                                   SEPTEMBER
                                                                                      30,      DECEMBER 31,   DECEMBER 31,
                                                                                     1998          1997           1996
                                                                                  -----------  ------------   ------------
                                                                                  (UNAUDITED)
                                                          ASSETS

CURRENT ASSETS:
  Cash..........................................................................  $    1,815   $      6,546    $     701
  Accounts and advances receivable, net of allowance for doubtful accounts......       3,016          1,940        2,043
  Prepaid advertising...........................................................     417,689        --            --
  Loan receivable, shareholder..................................................         500            500          500
                                                                                  -----------  ------------   ------------
    Total current assets........................................................     423,020          8,986        3,244
                                                                                  -----------  ------------   ------------

PROPERTY AND EQUIPMENT, net.....................................................   1,182,806         55,574       20,092

DEFERRED OFFERING COSTS.........................................................      63,923         15,137       --

OTHER ASSETS....................................................................      38,587          2,276        2,459
                                                                                  -----------  ------------   ------------
                                                                                   1,285,316         72,987       22,551
                                                                                  -----------  ------------   ------------
                                                                                  $1,708,336   $     81,973    $  25,795
                                                                                  -----------  ------------   ------------
                                                                                  -----------  ------------   ------------

                                          LIABILITIES AND SHAREHOLDERS' DEFICIT

CURRENT LIABILITIES:
  Notes payable, related party..................................................  $  500,000   $    500,000    $  87,037
  Note payable, bank............................................................       7,780        --            --
  Accounts payable and accrued expenses.........................................     335,890        124,377       40,757
  Accrued advertising expenses..................................................     659,165        --            --
  Obligations under capitalized leases, current portion.........................     139,000        --            --
                                                                                  -----------  ------------   ------------
    Total current liabilities...................................................   1,641,835        624,377      127,794
                                                                                  -----------  ------------   ------------

LONG-TERM LIABILITIES:
  Obligations under capitalized leases, long-term portion.......................     697,815        --            --
                                                                                  -----------  ------------   ------------
    Total liabilities...........................................................   2,339,650        624,377      127,794

CONTINGENCIES AND COMMITMENTS

SHAREHOLDERS' DEFICIT:
  Common stock; Series 1, Class A, no par value, 20,000,000 shares authorized,
    6,073,500 shares issued and outstanding.....................................   2,147,500        137,500          500
  Common stock; Series 1, Class B, convertible, par value $.001, 1,000,000
    shares authorized, 75,000 shares issued and outstanding.....................     525,000        525,000       --
  Deficit accumulated during the development stage..............................  (3,303,814 )   (1,204,904)    (102,499)
                                                                                  -----------  ------------   ------------
    Total shareholders' deficit.................................................    (631,314 )     (542,404)    (101,999)
                                                                                  -----------  ------------   ------------
                                                                                  $1,708,336   $     81,973    $  25,795
                                                                                  -----------  ------------   ------------
                                                                                  -----------  ------------   ------------


See accompanying independent auditors' report and notes to financial statements.

                         CONSUMER NET MARKETPLACE, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                            STATEMENTS OF OPERATIONS


                                                                                                                      PERIOD FROM
                                              NINE MONTHS     NINE MONTHS                         PERIOD FROM MAY     MAY 9, 1996
                                                 ENDED           ENDED                                9, 1996        (INCEPTION) TO
                                             SEPTEMBER 30,   SEPTEMBER 30,      YEAR ENDED        (INCEPTION) TO     SEPTEMBER 30,
                                                 1998            1997        DECEMBER 31, 1997   DECEMBER 31, 1996       1998*
                                             -------------   -------------   -----------------   -----------------   --------------
                                              (UNAUDITED)     (UNAUDITED)
Revenues...................................   $   37,697          20,665        $    30,697         $   20,828        $    89,222
Selling, general and administrative
  expense..................................    2,120,094         199,222            394,900            121,334          2,636,328
Loss on acquisition of partnership interest
  from related party.......................      --                                 733,562           --                  733,562
Bad debt expense...........................        2,057             990              3,840              1,193              7,090
                                             -------------   -------------   -----------------   -----------------   --------------
Net loss from operations...................   (2,084,454)       (179,547)        (1,101,605)          (101,699)        (3,287,758)
Interest expense...........................       13,656         --                --                 --                   13,656
                                             -------------   -------------   -----------------   -----------------   --------------
Net loss before income taxes...............   (2,098,110)       (179,547)        (1,101,605)          (101,699)        (3,301,414)
Provision for income taxes.................          800             800               (800)              (800)            (2,400)
                                             -------------   -------------   -----------------   -----------------   --------------
Net loss...................................   (2,098,910)       (180,347)       $(1,102,405)        $ (102,499)       $(3,303,814)
                                             -------------   -------------   -----------------   -----------------   --------------
                                             -------------   -------------   -----------------   -----------------   --------------
Net loss per common share basic and
  diluted..................................   $     (.38)     $     (.04)       $      (.22)        $     (.02)       $      (.60)
                                             -------------   -------------   -----------------   -----------------   --------------
                                             -------------   -------------   -----------------   -----------------   --------------
Weighted average number of shares
  outstanding basic and diluted............    5,466,897       5,015,082          5,037,857          5,000,000          5,466,897
                                             -------------   -------------   -----------------   -----------------   --------------
                                             -------------   -------------   -----------------   -----------------   --------------



* Audited from inception to December 31, 1997 and unaudited from January 1, 1998 to September 30, 1998.


See accompanying independent auditors' report and notes to financial statements.

                         CONSUMER NET MARKETPLACE, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                      STATEMENTS OF SHAREHOLDERS' DEFICIT


                                          SERIES 1, CLASS A COMMON     SERIES 1, CLASS B         DEFICIT
                                                   STOCK                 COMMON STOCK       ACCUMULATED DURING     TOTAL
                                         --------------------------  ---------------------   THE DEVELOPMENT    STOCKHOLDERS'
                                            SHARES        AMOUNT      SHARES      AMOUNT          STAGE           DEFICIT
                                         ------------  ------------  ---------  ----------  ------------------  ------------
Balance at inception
  May 9, 1996..........................    10,000,000  $      1,000     --      $   --        $     --           $    1,000
Cancellation of shares.................    (5,000,000)         (500)    --          --              --                 (500)
Net loss for the year ended December
  31, 1996.............................       --            --          --          --              (102,499)      (102,499)
                                         ------------  ------------  ---------  ----------  ------------------  ------------
Balance at December 31, 1996...........     5,000,000           500     --          --              (102,499)      (101,999)
Issuance of shares in connection with
  services provided to the Company.....                                 75,000     150,000          --              150,000
Issuance of shares in connection with
  private placement....................        72,250       137,000     --          --              --              137,000
Issuance of Series 1, Class B Common
  Stock options for repurchase of
  partnership interest with related
  party................................       --            --          --         375,000          --              375,000
Net loss for the year ended December
  31, 1997.............................       --            --          --          --            (1,102,405)    (1,102,405)
                                         ------------  ------------  ---------  ----------  ------------------  ------------
Balance at December 31, 1997...........     5,072,250       137,500     75,000     525,000        (1,204,904)      (542,404)
Issuance of shares in connection with
  private placement (unaudited)........     1,001,250     2,010,000     --          --              --            2,010,000
Net loss for the nine months ended
  September 30, 1998 (unaudited).......       --            --          --          --             2,098,910     (2,098,910)
                                         ------------  ------------  ---------  ----------  ------------------  ------------
Balance at September 30, 1998
  (unaudited)..........................     6,073,500     2,147,500     75,000     525,000        (3,303,814)      (631,314)
                                         ------------  ------------  ---------  ----------  ------------------  ------------
                                         ------------  ------------  ---------  ----------  ------------------  ------------


See accompanying independent auditors' report and notes to financial statements.

                     (This page intentionally left blank.)

                         CONSUMER NET MARKETPLACE, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                            STATEMENTS OF CASH FLOWS

                INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS


                                                                                      PERIOD FROM MAY
                                                                                          9, 1996       PERIOD FROM MAY 9,
                                              NINE MONTHS ENDED      YEAR ENDED       (INCEPTION) TO    1996 (INCEPTION) TO
                                              SEPTEMBER 30, 1997  DECEMBER 31, 1997  DECEMBER 31, 1996  SEPTEMBER 30, 1998*
                                              ------------------  -----------------  -----------------  -------------------
                          NINE MONTHS ENDED
                          SEPTEMBER 30, 1998     (UNAUDITED)
                          ------------------
                             (UNAUDITED)
CASH FLOWS PROVIDED BY
  (USED FOR) OPERATING
  ACTIVITIES:
  Net loss..............     $ (2,098,910)        $ (180,347)        $(1,102,405)        $(102,499)         $(3,303,814)
                          ------------------      ----------      -----------------  -----------------  -------------------

ADJUSTMENTS TO RECONCILE
  NET LOSS TO NET CASH
  PROVIDED BY OPERATING
  ACTIVITIES:
  Depreciation and
    amortization........           97,746              5,043               6,441             3,029              107,216
  Non-reciprocal
    expenses paid by
    affiliate...........          --                  --                 --                    880                  880
  Loss on acquisition of
    partnership interest
    from related
    party...............          --                  --                 733,562            --                  733,562
  Issuance of common
    stock for services
    received............          --                 150,000             150,000            --                  150,000

CHANGES IN ASSETS AND
  LIABILITIES:
  (INCREASE) DECREASE IN
  ASSETS:
  Accounts receivable...           (3,132)            (6,365)             (3,735)           (3,236)             (10,103)
  Allowance for doubtful
    accounts............            2,056             --                   3,838             1,193                7,087
  Other assets..........          (36,311)            (1,267)            --                 (2,520)             (38,831)
Prepaid advertising
  costs.................         (417,689)            --                 --                 --                 (417,689)
INCREASE (DECREASE) IN
  LIABILITIES:
  Increase in accounts
    payable, accrued
    expenses and other
    liabilities.........          211,513             27,913              83,620            40,755              335,888
Accrued advertising
  expenses..............          659,165             --                 --                 --                  659,165
                          ------------------      ----------      -----------------  -----------------  -------------------
    Total adjustments...          513,348            175,324             973,726            40,101            1,527,175
                          ------------------      ----------      -----------------  -----------------  -------------------
    Net cash provided by
      (used for)
      operating
      activities........       (1,585,562)            (5,023)           (128,679)          (62,398)          (1,776,639)
                          ------------------      ----------      -----------------  -----------------  -------------------



* Audited from inception to December 31, 1997 and unaudited from January 1, 1998 to September 30, 1998.


See accompanying independent auditors' report and notes to financial statements.

                         CONSUMER NET MARKETPLACE, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                      STATEMENTS OF CASH FLOWS (CONTINUED)

                INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS


                                                                                      PERIOD FROM MAY
                                                                                          9, 1996       PERIOD FROM MAY 9,
                                              NINE MONTHS ENDED      YEAR ENDED       (INCEPTION) TO    1996 (INCEPTION) TO
                                              SEPTEMBER 30, 1997  DECEMBER 31, 1997  DECEMBER 31, 1996  SEPTEMBER 30, 1998*
                                              ------------------  -----------------  -----------------  -------------------
                          NINE MONTHS ENDED
                          SEPTEMBER 30, 1998     (UNAUDITED)
                          ------------------
                             (UNAUDITED)
CASH FLOWS USED FOR
  INVESTING ACTIVITIES--
  purchase of property
    and equipment               (359,461)             --                 (41,740)          (18,878)            (420,079)
                              ----------            --------      -----------------  -----------------  -------------------
CASH FLOWS PROVIDED BY
  (USED FOR) FINANCING
  ACTIVITIES:
  Proceeds from sale of
    common stock........       2,010,000              --                 137,000            --                2,147,000
  Proceeds from issuance
    of note payable,
    related party.......          --                  40,201              54,401            81,977              136,378
Payments on obligations
  under capitalized
  leases................         (28,702)             --                 --                 --                  (28,702)
  Principal payment of
    notes payable,
    bank................          (2,080)             --                 --                 --                   (2,080)
  (Increase) decrease in
    deferred offering
    costs...............         (48,786)            (31,263)            (15,137)           --                  (63,923)
  Note payable, bank....           9,860              --                 --                 --                    9,860
                              ----------            --------      -----------------  -----------------  -------------------
    Net cash provided by
      (used for)
      financing
      activities........       1,940,292               8,938             176,264            81,977            2,198,533
                              ----------            --------      -----------------  -----------------  -------------------

NET INCREASE (DECREASE)
  IN CASH...............          (4,731)              3,915               5,845               701                1,815
CASH, beginning of
  period................           6,546                 701                 701            --                  --
                              ----------            --------      -----------------  -----------------  -------------------

CASH, end of period.....      $    1,815          $    4,616         $     6,546         $     701          $     1,815
                              ----------            --------      -----------------  -----------------  -------------------
                              ----------            --------      -----------------  -----------------  -------------------
SUPPLEMENTAL DISCLOSURE
  OF CASH FLOW
  INFORMATION:
  Interest paid.........      $   13,656          $   --             $   --              $  --              $    13,656
                              ----------            --------      -----------------  -----------------  -------------------
                              ----------            --------      -----------------  -----------------  -------------------
  Income taxes paid.....      $      800          $      800         $       800         $  --              $     1,600
                              ----------            --------      -----------------  -----------------  -------------------
                              ----------            --------      -----------------  -----------------  -------------------



* Audited from inception to December 31, 1997 and unaudited from January 1, 1998 to September 30, 1998.


See accompanying independent auditors' report and notes to financial statements.

                         CONSUMER NET MARKETPLACE, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                      STATEMENTS OF CASH FLOWS (CONTINUED)

                INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

1. During 1997, the Company issued Series 1, Class B Common Stock for services rendered provided to the Company with stock valued at $150,000.

2. On December 31, 1997, the Company purchased certain rights and interest from Consumer Net Partners (CNP), a related party and issued notes and stock options for such rights and cash advances from CNP as mentioned in Note 4 as follows:

Promissory note issued...............................................   $ 500,000
Options for Series 1, Class B Common Stock issued and valued at......     375,000
Cash advances received from CNP during:
  1996...............................................................     (87,037)
  1997...............................................................     (54,401)
                                                                       -----------
Consideration for certain rights and interest from CNP which was
  written off in 1997................................................   $ 733,562
                                                                       -----------
                                                                       -----------


3. During 1998, the Company incurred obligations under capitalized leases for equipment totalled to $865,517.


See accompanying independent auditors' report and notes to financial statements.

                         CONSUMER NET MARKETPLACE, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                         NOTES TO FINANCIAL STATEMENTS

(1) NATURE OF BUSINESS:

    Consumer Net Marketplace, Inc. (the "Company") is in the development stage of business as a full service Internet Service Provider ("ISP") and Internet Presence Provider ("IPP") on the World Wide Web (the "Web") which includes Web services, Web creating, virtual Web hosting, server co-location, technical support, training, and link-up services for individuals and businesses. CNM is focused on providing complete individual and business products and services over the Internet.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

    CASH AND CASH EQUIVALENTS:

    For purposes of the statement of cash flows, cash equivalents include all highly liquid debt instruments with original maturities of three months or less which are not securing any corporate obligations.

    PROPERTY AND EQUIPMENT:

    Property and equipment, recorded at cost, are depreciated or amortized using the straight-line and accelerated methods over the estimated useful lives of the assets, which is generally five to seven years. Leasehold improvements are amortized using the straight-line method over the shorter of their estimated lives or the lease.

    INCOME TAXES:

    At inception (May 9, 1996), the Company elected to taxed under the provisions of subchapter S of the Internal Revenue Code. Under these provisions, the Company does not pay federal income taxes on its taxable income. Instead, the stockholders were liable for individual federal and California income taxes on their respective shares of the Company's taxable income. On September 1, 1997, the Company elected to revoke S corporation status and will be taxed as a C corporation.

    Income taxes are accounted for under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Under this method, deferred tax assets and liabilities are determined based on differences between the financial reporting basis and tax basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

    CONCENTRATION OF CREDIT RISK:

    Financial instruments that potentially subject the Company to concentrations of credit risk consists principally of cash investments. CNM's cash investment policies limit investments to short-term, low risk instruments.

    FAIR VALUE OF FINANCIAL INSTRUMENTS:

    CNM's financial instruments principally consist of accounts receivable, accounts payable, line of credit, note payable to a bank, and notes payable to a related party as defined by Statement of Financial Accounting Standards No. 107, "Disclosures About Fair Value of Financial Instruments." The carrying value of accounts receivable and accounts payable approximate of their fair value due to the

                         CONSUMER NET MARKETPLACE, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED) short-term nature of these instruments. The carrying value of the line of credit and note payable to a bank approximates its fair market value since these financial statements carry a floating interest rate. The fair market value of the note payable to a related party approximated its carrying value based on current market rates for such debt

    USE OF ESTIMATES:

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    NET LOSS PER COMMON SHARE:

    CNM has adopted Statement of Financial Accounting Standard No. 128, Earnings per Share ("SFAS No. 128"), which is effective for annual and interim financial statements issued for periods ending after December 15, 1997. In accordance with SFAS No. 128, prior years per share amounts have been restated. SFAS No. 128 was issued to simplify the standards for calculating earnings per share ("EPS") previously in APB No. 15, Earnings Per Share. SFAS No. 128 replaces the presentation of primary EPS with a presentation of basic EPS. The new rules also require dual presentation of basic and diluted EPS on the face of the statement of operations.


    INTERIM FINANCIAL STATEMENTS (UNAUDITED):



    The accompanying unaudited condensed financial statements for the interim periods ended September 30, 1998 and 1997 have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Regulation SX. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the nine months ended September 30, 1998 are not necessarily indicative of the results that may be expected for the year ending December 31, 1998.



    REVENUES RECOGNITION POLICY



    Recurring revenues from monthly internet service are recognized over the period services are provided. One time sign up fees which are not significant are recognized as revenue when earned.



    COMPREHENSIVE INCOME



    Comprehensive income consists mainly net income.



    ADVERTISING COSTS



    Advertising costs are included in sales and marketing expenses. Such costs are expensed as advertising spaces are used and or expenses incurred.

                         CONSUMER NET MARKETPLACE, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)

    Advertising expenses for the nine months ended September 30, 1998 and 1997 and for the year ended December 31, 1997 and for the period from May 9, 1996 (inception to December 31, 1996) is $745,110, $1,063, $5,070 and $65,434
respectively.


(3) PROPERTY AND EQUIPMENT:

    A summary of property and equipment, recorded at cost is as follows:


                                                                              DECEMBER 31,
                                                      SEPTEMBER 30, 1998  --------------------
                                                         (UNAUDITED)        1997       1996
                                                      ------------------  ---------  ---------
Telephone equipment.................................    $       35,406    $   6,371  $  --
Office and other equipment..........................           330,034       58,429     23,060
Leasehold improvements..............................            58,821       --         --
Capitalized equipment...............................           865,517
                                                      ------------------  ---------  ---------
                                                             1,289,778       64,800     23,060
Less accumulated depreciation and amortization......           106,972        9,226      2,968
                                                      ------------------  ---------  ---------
                                                        $    1,182,806    $  55,574  $  20,092
                                                      ------------------  ---------  ---------
                                                      ------------------  ---------  ---------



    Depreciation and amortization expense charged to operations amounted to $97,746, $5,043, $6,441 and $3,029 for the nine months ended September 30, 1998 and 1997 and the years ended December 31, 1997 and for the period from May 9, 1996 (inception) to December 31, 1996, respectively.


(4) RELATED PARTY TRANSACTIONS:

    Fredrick Rice, officer and major shareholder of the Company, and certain associates formed Consumer Net Partners, a California general partnership ("CNP") in 1996. CNP provided the start-up equity for the Internet shopping mall concept and previously held certain rights and interest in the electronic shopping mall business. Pursuant to CNP's Partnership Agreement, it retained a right to receive 75% of net income generated by the Company. From inception through December 31, 1997, the CNM shopping mall business had not generated any net income. Fredrick Rice also serves as the President and sole shareholder of Consumers On-Line Development, Inc., which services as the Managing Partner of CNP. Consumers On-Line Development, Inc. was primarily responsible to manage and oversee the development, creation, establishment and marketing of the CNM electronic shopping mall. Pursuant to a Management Agreement with CNP, Consumers On-Line Development, Inc. had a 25% net revenue interest in revenue received by CNP which is generated by the CNM electronic shopping mall business. No payments have been made to Consumers On-Line Development, Inc. pursuant to its Management Agreement.

    On December 31, 1997, the Company purchased all the rights and interest held by CNP in the CNM Internet shopping mall business, including all rights pursuant to the Management Agreement between CNP and Consumers On-Line Development, Inc. CNM issued to CNP a non-interest bearing note in the principal amount of $500,000, payable on demand from the proceeds of this offering, and an option to purchase 250,000 shares of the Company's Series 1, Class B common stock at an exercise

                         CONSUMER NET MARKETPLACE, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

(4) RELATED PARTY TRANSACTIONS: (CONTINUED) price of $.50 per share, valued at an aggregate amount of $375,000 for a period of three years, in consideration for CNP's rights in the Company's business and for cash advances and property received from CNP to the Company amounted to $141,438 ($54,401 in 1997 and $87,037 in 1996).

    Pursuant to Accounting Principles Board opinion No. 17, the costs of developing, maintaining, or restoring intangible assets which are not specifically identifiable, have indeterminable lives, or are inherent in a continuing business and related to an enterprise as a whole, such as goodwill, should be deducted from income when incurred. Since there was no specifically identifiable asset received from the partnership, a charge to 1997 operations of $733,562, net of payments from CNP, was recorded.


    CNM also leases property from one of the board of directors of the Company (see Note 8).


(5) LINES OF CREDIT:


    CNM has secured a revolving credit agreement with its bank under which the Company may borrow up to a maximum principal amount of $15,000 with interest at 18% per annum. The line of credit is secured by company assets as stated in the agreement. Payments of 3.5% of the outstanding balance plus accrued interest are due monthly. The outstanding principle balance under these lines of credit was $7,780 at September 30, 1998.


(6) NOTE PAYABLE, RELATED PARTY:

    Note payable issued in connection with the purchase of Consumer Net Partners' Rights in the Company's business as mentioned in Note 4 above. The note is non-interest bearing and is payable on demand.


(7) OBLIGATIONS UNDER CAPITALIZED LEASES



    In July 1998, the Company entered into a capital lease agreement to purchase data communication equipment with the option to purchase the equipment at a bargain price at the end of the lease. The following is a schedule of future minimum lease payments for agreements entered into subsequent to September 30, 1998:



                                                                                    CAPITAL
                                                                                     LEASES
                                                                                  ------------
Year ending December 31,
  1998..........................................................................  $     65,217
  1999..........................................................................       298,752
  2000..........................................................................       419,464
  2001..........................................................................       231,948
                                                                                  ------------
                                                                                     1,015,381
Less amount representing interest...............................................      (178,566)
                                                                                  ------------
Present value of future lease payments..........................................  $    836,815
                                                                                  ------------
                                                                                  ------------

                         CONSUMER NET MARKETPLACE, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)


(8) COMMITMENTS AND CONTINGENCIES:


LEASES

    CNM leases its facilities under noncancellable operating leases expiring in various years through 2003. One of the facilities was leased from a related party at a monthly rate of $818. Rent expense for all periods were accounted for under the straight-line method.


    Total rent expense for the six months ended September 30, 1998 and 1997 and for the years ended December 31, 1997 and for the period from May 9, 1996 (inception) to December 31, 1996 for all operating leases amounted to $63,962, $3,235, $11,235 and $6,786, respectively.


    The minimum lease payments for the years ended December 31, are as follows:

Year ending December 31,
  1998............................................................................  $   46,237
  1999............................................................................     112,120
  2000............................................................................     108,030
  2001............................................................................     110,911
  2002............................................................................     112,351
  2003 and thereafter.............................................................      37,450
                                                                                    ----------
                                                                                    $  527,099
                                                                                    ----------

SIGNIFICANT AGREEMENT


    During 1998, the Company entered into an agreement with Pacific Bell Internet to provide bandwidth for Internet access service to the Company at a monthly fee of approximately $35,000 for a period of five years. The Company also entered into an agreement with a company to provide dedicated transport service to the Company at a monthly fee of approximately $21,000 for a period of three years.


EMPLOYMENT AGREEMENT

    CNM has entered into an employment agreement with an officer of the Company requiring payment effective July 1997, of annual compensation of $180,000 plus future increases, if appropriate.

    CNM has also entered into various employment agreements with other executives of the Company requiring payment of annual compensation ranging from $24,000 to $60,000.


(9) PREPAID ADVERTISING COSTS:



    In June and July 1998, the Company entered into various contracts with two advertising companies to provide outdoor and in-home advertising for the Company from July 1998 to November 1998. These advertising costs are amortized over the periods in which advertising space is used. Prepaid advertising includes the unamortized portion of these advertising costs and other media advertising to take place after September 30, 1998.



    Subsequent to September 30, 1998, the Company entered into additional contracts and agreements with one of the advertising companies (see Note 13).

                         CONSUMER NET MARKETPLACE, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)


(10) INCOME TAXES:


    The stockholders, upon incorporating the Company, elected to treat the Company as an S Corporation under the Internal Revenue Code. On September 1, 1997, this election was revoked by all stockholders of the Company. CNM is now subject to income taxes on income earned after August 31, 1997. At December 31, 1997, the Company had net operating loss carryforwards for federal income tax purposes totaling approximately $153,000, which begin to expire in 2017. Operating loss carryforwards for state income tax purposes totaling approximately $149,000, which will begin to expire in 2004. The Tax Reform Act of 1986 includes provisions which may limit the net operating loss carryforwards available for use in any give year if certain events occur, including significant changes in ownership. If the Company is successful in completing its proposed initial public offering, utilization of the Company's net operating loss carryforwards to offset future income may be limited.

    Deferred tax assets at December 31, 1997 include the following:

Net operating loss carryforwards..................................................  $   61,200
Valuation allowance...............................................................     (61,200)
                                                                                    ----------
                                                                                    $   --
                                                                                    ----------
                                                                                    ----------

    CNM recorded a full valuation allowance for net deferred tax assets as management does not believe it is more likely than not that the deferred tax asset will be realized.


(11) STOCK OPTION PLAN:


    CNM has established stock option plans for its Directors, employees and consultants (the "1997 Stock Option Plan").


    The 1997 Stock Option Plan allows for options (including Incentive Stock Options) to be granted to directors, employees and consultants at fair value at date of grant. These options vest at 20% each year commencing at the date of grant and expire three years from the date of vesting. The total number of options available to grant under this plan is 2,000,000 shares of Series 1, Class A common stock and 100,000 shares of Series 1, Class B common stock. A summary of the Stock Option Plan-- Series 1, Class A Common Stock as of and for the nine months ended September 30, 1998 and the year ended December 31, 1997 are as follows:



                                                             SEPTEMBER 30, 1998
                                                        -----------------------------
                                                                                            DECEMBER 31, 1997
                                                                 (UNAUDITED)           ----------------------------
                                                                    WEIGHTED AVERAGE              WEIGHTED AVERAGE
                                                          SHARES     EXERCISE PRICE     SHARES     EXERCISE PRICE
                                                        ----------  -----------------  ---------  -----------------
Outstanding at beginning of year......................     577,500      $    2.00         --          $
  Granted.............................................   1,830,000           2.00        577,500           2.00
  Exercised...........................................      --
  Forfeited/Expired...................................    (300,000)                       --
                                                        ----------                     ---------
Outstanding at September 30, 1998 and December 31,
  1997, respectively..................................   2,107,500                       577,500
                                                        ----------                     ---------
                                                        ----------                     ---------

                         CONSUMER NET MARKETPLACE, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)


(11) STOCK OPTION PLAN: (CONTINUED)


    A summary of the Stock Option Plan-- Series 1, Class B Common Stock as of and for the nine months ended September 30, 1998 and the year ended December 31, 1997 are as follows:



                                                             SEPTEMBER 30, 1998
                                                        -----------------------------
                                                                                            DECEMBER 31, 1997
                                                                 (UNAUDITED)           ----------------------------
                                                                    WEIGHTED AVERAGE              WEIGHTED AVERAGE
                                                          SHARES     EXERCISE PRICE     SHARES     EXERCISE PRICE
                                                        ----------  -----------------  ---------  -----------------
Outstanding at beginning of year......................       5,000      $     .50         --
  Granted.............................................      --                             5,000      $     .50
  Exercised...........................................      --                            --
Forfeited/Expired.....................................      --                            --
                                                        ----------                     ---------
Outstanding at September 30, 1998 and December 31,
  1997, respectively..................................       5,000                         5,000
                                                        ----------                     ---------
                                                        ----------                     ---------


    CNM has elected, as permitted by FASB Statement No. 123, "Accounting for Stock Based Compensation" ("FASB 123"), to account for its stock compensation arrangements under the provisions of Accounting Principles Board No. 25, "Accounting for Stock Issued to Employees" ("APB 25"). Accordingly, because the exercise price of the Company's employee stock options equals or exceeds the market price of the underlying stock on the date of grant, no compensation expense is recognized.

                         CONSUMER NET MARKETPLACE, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)


(11) STOCK OPTION PLAN: (CONTINUED)



    Subsequent to September 30, 1998, the Company granted 45,000 shares of Series 1, Class A common stock options at $2.00 per share, exercisable at 20% each year commencing on the grant date. The additional stock options granted included 300,000 stock options granted to a person who is related to the Company's principal shareholder.


    Proforma information regarding net income and earnings per share as if the Company had accounted for its employee stock options under the fair value method of such pronouncement has not been presented as the amounts are not materially different.


(12) SERIES 1--CLASS B COMMON STOCK:


    In 1997, the Company and its Board of Directors agreed to authorize and provide for the issue of 1,000,000 shares of Series 1, Class B common stock. The shares are not entitled to receive dividends. Each Series 1, Class B share will automatically be converted into 1 share of Series 1, Class A common stock upon the closing of an initial public offering.


(13) SUBSEQUENT EVENTS:


COMMON STOCK


    Subsequent to September 30, 1998, the Company issued 510,750 shares of common stock at $2.00 per share in a private placement, raising total proceeds of $1,021,500.



LEASES



    In November 1998, the Company entered into a capital lease agreement with option to purchase equipment at various times at cost. The following is a schedule of future minimum lease payments for agreements entered into subsequent to September 1998:



                                                                                    CAPITAL
                                                                                     LEASES
                                                                                  ------------
Year ending December 31,
  1998..........................................................................
  1999..........................................................................  $    583,498
  2000..........................................................................     1,066,387
  2001..........................................................................       622,059
                                                                                  ------------
                                                                                     2,271,944
Less amount representing interest...............................................       416,934
                                                                                  ------------
Present value of future lease payments..........................................  $  1,855,010
                                                                                  ------------
                                                                                  ------------


ADVERTISING AGREEMENT


    In October 1998, the Company finalized an agreement, which was tentatively entered into in August 1998, with an advertising company to provide additional outdoor advertising for the Company. CNM will issue 1,000,000 shares of common stock Series 1, Class A at $2.00 per share in exchange for

                         CONSUMER NET MARKETPLACE, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)


(13) SUBSEQUENT EVENTS: (CONTINUED)


advertisement space at a discounted price. These outdoor advertising spaces would be preemptable. Shares to be issued to the advertising company are kept in an escrow account and released as advertising services are provided. None of the advertising space contracted under the contract has been used as of October 1998.



(14) GOING CONCERN:



    CNM's financial statements for the nine months ended September 30, 1998 and 1997 and for the years ended December 31, 1997 and for the period from May 9, 1996 (inception) to December 31, 1996 have been prepared on a going concern basis which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. CNM expects to incur substantial expenditures to produce Internet services to the public. CNM's working capital plus limited revenue from its current operations will not provide sufficient funds for the Company's ongoing operations.


    Management recognizes that the Company must generate additional resources to enable it to continue operations. Management's plans include the sale of additional equity securities. Towards this goal, management is in the process of preparing the initial public offering of the Company's common stock. However, no assurance can be given that the Company will be successful in raising additional capital. Further, there can be no assurance, assuming the Company successfully raises additional equity, that the Company will achieve profitability or positive cash flow.


(15) RESTATEMENT OF PRIOR PERIOD FINANCIAL STATEMENT:


    The December 31, 1996 financial statements were restated to reclassify paid in capital of $87,037 to notes payable, related party due to items were inadvertently misclassified. This restatement did not affect net income (loss) for the same period ended December 31, 1996.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS


                                                    PAGE
                                                    -----
Prospectus Summary.............................           3
CNM............................................           3
Risk Factors...................................           6
Use of Proceeds................................          18
Dividend Policy................................          18
Capitalization.................................          19
Dilution.......................................          20
Selected Financial Data........................          22
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations...................................          23
Business.......................................          27
Legal Proceedings..............................          44
Management.....................................          45
Related Party Transactions.....................          53
Principal Stockholders.........................          54
Description of Capital Stock...................          55
Shares Eligible for Future Sale................          57
Plan of Distribution...........................          58
Legal Matters..................................          58
Experts........................................          58
Glossary.......................................          58
Additional Information.........................          60
Financial Statements...........................         F-1


                            ------------------------


    UNTIL         , 1999 (25 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL
DEALERS EFFECTING TRANSACTIONS IN THE COMMON STOCK, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.


                                4,000,000 SHARES

                                     [LOGO]

                                  COMMON STOCK

                             ---------------------

                             PRELIMINARY PROSPECTUS

                             ---------------------


                                JANUARY 8, 1999


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following are the estimated expenses, other than underwriting discounts and commissions, to be borne by the Company in connection with the issuance and distribution of the Common Stock being registered:

ITEM                                                                                 AMOUNT
--------------------------------------------------------------------------------  ------------
Securities and Exchange Commission registration fee.............................  $  16,520.00
NASD filing fee.................................................................       *
Nasdaq Small Cap Market listing fee.............................................       *
Blue Sky fees and expenses......................................................       *
Printing and engraving expenses.................................................       *
Legal fees and expenses.........................................................       *
Accounting fees and expenses....................................................       *
Transfer Agent and Registrar fee................................................       *
Miscellaneous...................................................................       *
                                                                                  ------------
  Total.........................................................................  $    *
                                                                                  ------------
                                                                                  ------------

*   To be completed by amendment.

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    CNM's Amended and Restated Articles of Incorporation provide that directors of the Company will not be personally liable for monetary damages to the Company or its stockholders for breaches of their fiduciary duty of care or other duties as directors to the extent provided by California law. CNM's Bylaws and Indemnification Agreements with each director provide that the Company will indemnify (i) directors who succeed in the defense of any proceeding to which the director was a party; or (ii) directors who are made a party to a proceeding because of their service for or on behalf of the Company if the directors acted in good faith in or not against the Company's best interest or if the directors had no reasonable cause to believe their conduct was unlawful. Indemnification is not available to directors who are adjudged liable to the Company, who receive improper benefits, who make unlawful distributions, or who appropriate a business opportunity of the Company. CNM's Board of Directors has the discretion to apply these provisions to officers, employees and agents of the Company.

    In appropriate circumstances, the Company will advance or reimburse reasonable expenses if authorized by the Board of Directors, legal counsel, or the stockholders.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

    Since its inception in May 1996, the Registrant has issued unregistered securities in the following transactions:

SHARES OF COMMON STOCK

    1. On May 9, 1996, the Company issued 5,000,000 shares of Series 1 Class A Common Stock to Mr. Fredrick Rice as founder's stock for an aggregate price of $500.00.

    2. On August 20, 1997, the Company issued 75,000 shares of Series 1 Class B Common Stock to a prior unaffiliated consultant, for services rendered.


    3. From October 1, 1997 until October 7, 1998, the Company sold 1,584,250 shares of Series 1 Class A Common Stock to investors in a private placement pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder, at a purchase price of $2.00 per share.


OPTIONS TO PURCHASE COMMON STOCK


    4. From June 20, 1997 to November 13, 1998, the Company granted a total of 157,500 stock options to purchase 157,500 shares of its Series 1 Class A Common Stock for a purchase price of $2.00 per share. These options were not granted pursuant to the Company's 1997 Stock Option Plan.


    5. On December 15, 1997, the Company granted options to purchase 200,000 shares of Series 1 Class A Common Stock at an exercise price of $2.00 per share to Ms. Vickie C. McLoughlin in consideration for Ms. McLoughlin's development efforts and employment with the Company. These options were granted pursuant to the Company's 1997 Stock Option Plan. Upon termination by Ms. McLoughlin of her employment on June 26, 1998, 60,000 of these options had vested and the balance expired. The vested options expire on September 26, 1998 in accordance with their terms unless they are exercised before that date.

    6. On December 15, 1997, the Company granted options to purchase 200,000 shares of Series 1 Class A Common Stock at an exercise price of $2.00 to Mr. Randy D. Greene in consideration for his continuing efforts to develop the Company and its business. These options were granted pursuant to the Company's 1997 Stock Option Plan.

    7. On December 15, 1997, the Company granted options to purchase 20,000 shares of Series 1 Class A Common Stock at an exercise price of $2.00 to Ms. Olivia Sayler in consideration for her continuing efforts to develop the Company and its business. These options were granted pursuant to the Company's 1997 Stock Option Plan.

    8. On December 31, 1997, the Company granted options to purchase 250,000 shares of Series 1 Class B Common Stock at an exercise price of $0.50 per share to Consumer Net Partners in exchange for all rights and interest held by Consumer Net Partners in the CNM Internet shopping mall business. These options were not issued pursuant to the Company's 1997 Stock Option Plan.

    9. On March 25, 1998, the Company granted options to purchase 200,000 shares of Series 1 Class A Common Stock at an exercise price of $2.00 to Mr. Donald Lee Carver in consideration for his continuing efforts to develop the Company and its business. These options were granted pursuant to the Company's 1997 Stock Option Plan.

    10. On March 16, 1998, the Company granted options to purchase 100,000 shares of Series 1 Class A Common Stock at an exercise price of $2.00 to Mr. Christopher L. Young in consideration for his continuing efforts to develop the Company and its business. These options were granted pursuant to the Company's 1997 Stock Option Plan.

    11. On March 16, 1998, the Company granted options to purchase 100,000 shares of Series 1 Class A Common Stock at an exercise price of $2.00 to Mr. Jon
P. DeOng in consideration for his continuing efforts to develop the Company and its business. These options were granted pursuant to the Company's 1997 Stock Option Plan.

    12. On March 31, 1998, the Company granted options to purchase 100,000 shares of Series 1 Class A Common Stock at an exercise price of $2.00 to Mr. Christopher Fogel in consideration for his continuing efforts to develop the Company and its business. These options were granted pursuant to the Company's 1997 Stock Option Plan.

    13. On May 1, 1998, the Company granted options to purchase 10,000 shares of Series 1 Class A Common Stock at an exercise price of $2.00 to Ms. Olivia Sayler in consideration for her continuing efforts to develop the Company and its business. These options were granted pursuant to the Company's 1997 Stock Option Plan.

    14. On July 1, 1998, the Company granted options to purchase 20,000 shares of Series 1 Class A Common Stock at an exercise price of $2.00 to Mr. Rick Knittle in consideration for his continuing efforts as a key consultant to develop the Company and its business. These options were granted pursuant to the Company's 1997 Stock Option Plan.

    15. On July 1, 1998, the Company granted options to purchase 300,000 shares of Series 1 Class A Common Stock at an exercise price of $2.00 to Mr. Charles Rice in consideration for his service as a director of the Company. These options were granted pursuant to the Company's 1997 Stock Option Plan.

    16. On August 4, 1998, the Company granted options to purchase 400,000 shares of Series 1 Class A Common Stock at an exercise price of $2.00 to Mr. Kenneth K. Lattin in consideration for his service as a director of the Company. These options were granted pursuant to the Company's 1997 Stock Option Plan.

    17. On August 31, 1998, the Company granted options to purchase 100,000 shares of Series 1 Class A Common Stock at an exercise price of $2.00 to Dr. Douglas Benson in consideration for his service as a director of the Company. These options were granted pursuant to the Company's 1997 Stock Option Plan.

    18. On August 31, 1998, the Company granted options to purchase 100,000 shares of Series 1 Class A Common Stock at an exercise price of $2.00 to Mr. Christopher L. Young in consideration for his continuing efforts to develop the Company and its business. These options were granted pursuant to the Company's 1997 Stock Option Plan.

    19. On August 31, 1998, the Company granted options to purchase 100,000 shares of Series 1 Class A Common Stock at an exercise price of $2.00 to Mr. Jon
P. DeOng in consideration for his continuing efforts to develop the Company and its business. These options were granted pursuant to the Company's 1997 Stock Option Plan.

    20. On August 31, 1998, the Company granted options to purchase 100,000 shares of Series 1 Class A Common Stock at an exercise price of $2.00 to Mr. Christopher Fogel in consideration for his continuing efforts to develop the Company and its business. These options were granted pursuant to the Company's 1997 Stock Option Plan.

    21. On August 31, 1998, the Company granted options to purchase 10,000 shares of Series 1 Class A Common Stock at an exercise price of $2.00 to Mr. Judd L. Bourgeois in consideration for his continuing efforts to develop the Company and its business. These options were granted pursuant to the Company's 1997 Stock Option Plan.

    22. On August 31, 1998, the Company granted options to purchase 5,000 shares of Series 1 Class A Common Stock at an exercise price of $2.00 to Mr. William J. Lawrence in consideration for his continuing efforts to develop the Company and its business. These options were granted pursuant to the Company's 1997 Stock Option Plan.

    23. On August 31, 1998, the Company granted options to purchase 20,000 shares of Series 1 Class A Common Stock at an exercise price of $2.00 to Mr. Eric Hankins in consideration for his continuing efforts to develop the Company and its business. These options were granted pursuant to the Company's 1997 Stock Option Plan.

    24. On August 31, 1998, the Company granted options to purchase 5,000 shares of Series 1 Class A Common Stock at an exercise price of $2.00 to Ms. Denise J. Garcia in consideration for her continuing efforts to develop the Company and its business. These options were granted pursuant to the Company's 1997 Stock Option Plan.

    25. On September 30, 1998, the Company granted options to purchase 50,000 shares of Series 1 Class A Common Stock at an exercise price of $2.00 to Mr. Mark J. Richardson in consideration for his service as a director of the Company. These options were granted pursuant to the Company's 1997 Stock Option Plan.

    26. On September 30, 1998, the Company granted options to purchase 25,000 shares of Series 1 Class A Common Stock at an exercise price of $2.00 to Ms. Laura D. Murtagh in consideration for her service as the Corporate Secretary of the Company. These options were granted pursuant to the Company's 1997 Stock Option Plan.

    27. On October 7, 1998, the Company granted options to purchase 5,000 shares of Series 1 Class A Common Stock at an exercise price of $2.00 to Mr. William Wu in consideration for his consulting services to the Company. These options were granted pursuant to the Company's 1997 Stock Option Plan.


    28. On November 13, 1998, the Company granted options to purchase 25,000 shares of Series 1 Class A Common Stock at an exercise price of $2.00 for Dr. Douglas Benson in consideration for his services as a director of the Company.


    All issuances of securities described above were made in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder. All of the securities were acquired by the investors for investment and with no view toward the resale or distribution thereof. In each instance, the investor was either an employee of the Company or a sophisticated investor, the offers and sales were made without any public solicitation and the stock certificates bear restrictive legends. No underwriter was involved in the transactions and no commissions were paid.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (a) Exhibits:


  EXHIBIT
  NUMBER                                                   DESCRIPTION
-----------  --------------------------------------------------------------------------------------------------------
       3.1   The Amended and Restated Articles of Incorporation of Consumer Net Marketplace, Inc.+

       3.2   The Bylaws, as amended, of Consumer Net Marketplace, Inc.+

       3.3   Amendment to Amended and Restated Articles of Incorporation of Consumer Net Marketplace, Inc.+

       4.1   See Exhibits 3.1 and 3.2 for provisions of the Articles of Incorporation and Bylaws defining rights of holders of Common Stock.

       4.2   Specimen Stock Certificate.+

       4.3   Stock Option Plan for Directors, Employees and Key Consultants of Consumer Net Marketplace, Inc.+

       4.4   Form of Stock Option Agreement for the Plan.+

  EXHIBIT
  NUMBER                                                   DESCRIPTION
-----------  --------------------------------------------------------------------------------------------------------
       4.5   Form of Stock Option Agreement for Series 1 Class B Common Stock Not Subject to the Stock Option Plan.+

       4.6   Amendment to Stock Option Plan for Directors, Employees, and Key Consultants of Consumer Net
               Marketplace, Inc.

       4.7   Certificate of Determination for the Series B Common Stock.+

       4.8   Amendment to Form of Stock Option Agreement for the Plan.

       5.1   Form of Legal Opinion and Consent of Mark J. Richardson, Esq.

      10.1   Agreement by and between Eller Media Company and Consumer Net Marketplace, Inc. dated June 5, 1998.+

      10.2   Agreement by and between Eller Media Company and Consumer Net Marketplace, Inc. dated July 10, 1998.+

      10.3   Agreement by and between Eller Media Company and Consumer Net Marketplace, Inc. dated June 4, 1998.+

      10.4   Consulting Agreement by and between Comat Systems Solutions Private Limited, India and Consumer Net
               Marketplace, Inc.+

      10.5   Lease Agreement by and between Ascend Credit Corporation and Consumer Net Marketplace, Inc. dated July
               1, 1998.+

      10.6   Purchase Order for additional equipment from Ascend Communications, Inc. dated August 12, 1998.+

      10.7   Sales Agreement by and between Pacific Bell Internet Services and Consumer Net Marketplace, Inc. dated
               March 4, 1998.+

      10.8   ISP Customer Agreement by and between Covad Communications Company and Consumer Net Marketplace, Inc.+

      10.9   Forms of CNM Network-TM- Reseller Terms and Conditions.+

      10.10  Lease Agreement by and between Levitt, Levitt & Lijgash and Consumer Net Marketplace, Inc. dated April
               8, 1998.+

      10.11  Lease Agreement by and between Edwin S. Johnston Company and Fred Rice doing business under the name
               Consumer Net Marketplace, Inc. dated May 28, 1998.+

      10.12  Facility Agreements for Equipment Placement by Consumer Net Marketplace, Inc.+

      10.13  Agreement by and between Advo Direct Marketing and Consumer Net Marketplace, Inc.+

      10.14  License Agreement by and Between Netscape, Inc. and Consumer Net Marketplace, Inc.+

      10.15  License Agreement by and between Qualcomm, Inc. and Consumer Net Marketplace, Inc.+

      10.16  Promissory Note, dated December 31, 1997, payable by Consumer Net Marketplace, Inc. to Consumer Net
               Partners.+

      10.17  Assignment, dated December 31, 1997, by and between Consumer Net Marketplace, Inc. and Consumer Net
               Partners.+

      10.18  Subscription Agreement by and between the Company and Eller Media Company, dated October 7, 1998.

      10.19  Agreement with Starnet, Inc., dated October 2, 1998.

      10.20  Service Agreement by and between the Company, Consumer Net Partners, and Consumers On-Line Development,
               Inc., dated May 10, 1996.+

  EXHIBIT
  NUMBER                                                   DESCRIPTION
-----------  --------------------------------------------------------------------------------------------------------
      10.21  Form of agreements executed by the employees of the Company.

      10.22  Master Lease Agreement between the Company and Ascend Credit Corporation.

      10.23  Agreement between the Company and WinStar/PacNet, dated November 25, 1998.

      10.24  ISP Customer Agreement for Telespeed Services between CNM and Covad Communications Company, dated
               December 31, 1998.

      23.1   Consent of Stonefield Josephson, independent public accountants.

      23.2   Consent of Caldwell, Becker, Dervin, Petrick & Co., independent certified public accountants.

      27     Financial Data Schedule+


------------------------

+   Previously filed.

*   To be filed by amendment. + Confidential treatment requested.

(b) Financial Statement Schedules:

    All of the financial statement schedules for which provision is made in the applicable accounting regulations of the Commission are either not required under the related instructions or are inapplicable and have therefore been omitted, except for the Financial Data Schedule referenced above as Exhibit 27 and filed herewith; provided, however, that Exhibit 27 shall not be deemed filed for purposes of Section 11 of the Securities Act, Section 18 of the Exchange Act and Section 323 of the Trust Indenture Act, or otherwise be subject to the liabilities of such sections, nor shall it be deemed a part of this Registration Statement.

ITEM 17. UNDERTAKINGS

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons to the Company, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    The undersigned registrant hereby undertakes that:

        (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of a prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

        (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Simi Valley, State of California, on the 8th day of January, 1999.


                                CONSUMER NET MARKETPLACE, INC.--REGISTRANT

                                By:  /s/ FREDRICK J. RICE
                                     -------------------------------
                                     Fredrick J. Rice
                                     PRESIDENT AND CHAIRMAN
                                     OF THE BOARD OF DIRECTORS

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark J. Richardson, Esq. his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents of each of them, or their or his substitutes, may lawfully do or cause to be done by virtue thereof.


    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on the 8th day of January, 1999, by the following persons in the capacities indicated.



          SIGNATURES                      TITLE
------------------------------  --------------------------

     /s/ FREDRICK J. RICE       President, Chairman of the
------------------------------    Board of Directors,
       Fredrick J. Rice           Chief Executive Officer

    /s/ KENNETH K. LATTIN
------------------------------  Director, Chief Financial
      Kenneth K. Lattin           Officer and Controller

       /s/ CHARLES RICE
------------------------------  Director
         Charles Rice

    /s/ DR. DOUGLAS BENSON
------------------------------  Director
      Dr. Douglas Benson

    /s/ MARK J. RICHARDSON
------------------------------  Director
      Mark J. Richardson

                                INDEX TO EXHIBIT


  EXHIBIT
  NUMBER                                                   DESCRIPTION
-----------  --------------------------------------------------------------------------------------------------------
       3.1   The Amended and Restated Articles of Incorporation of Consumer Net Marketplace, Inc.+
       3.2   The Bylaws, as amended, of Consumer Net Marketplace, Inc.+
       3.3   Amendment to Amended and Restricted Articles of Incorporation of Consumer Net Marketplace, Inc.+
       4.1   See Exhibits 3.1 and 3.2 for provisions of the Articles of Incorporation and Bylaws defining rights of holders of Common Stock.
       4.2   Specimen Stock Certificate.+
       4.3   Stock Option Plan for Directors, Employees and Key Consultants of Consumer Net Marketplace, Inc.+
       4.4   Form of Stock Option Agreement for the Plan.+
       4.5   Form of Stock Option Agreement for Series 1 Class B Common Stock Not Subject to the Stock Option Plan.+
       4.6   Amendment to Stock Option Plan for Directors, Employees, and Key Consultants of Consumer Net
               Marketplace, Inc.
       4.7   Certificate of Determination for Series B Common Stock.+
       4.8   Amendment to Form of Stock Option Agreement for the Plan.
       5.1   Form of Legal Opinion and Consent of Mark J. Richardson, Esq.
      10.1   Agreement by and between Eller Media Company and Consumer Net Marketplace, Inc. dated June 5, 1998.+
      10.2   Agreement by and between Eller Media Company and Consumer Net Marketplace, Inc. dated July 10, 1998.+
      10.3   Agreement by and between Eller Media Company and Consumer Net Marketplace, Inc. dated June 4, 1998.+
      10.4   Consulting Agreement by and between Comat Systems Solutions Private Limited, India and Consumer Net
               Marketplace, Inc.+
      10.5   Lease Agreement by and between Ascend Credit Corporation and Consumer Net Marketplace, Inc. dated July
               1, 1998.+
      10.6   Purchase Order for additional equipment from Ascend Communications, Inc. dated August 12, 1998.+
      10.7   Sales Agreement by and between Pacific Bell Internet Services and Consumer Net Marketplace, Inc. dated
               March 4, 1998.+
      10.8   ISP Customer Agreement by and between Covad Communications Company and Consumer Net Marketplace, Inc.+
      10.9   Forms of CNM Network-TM- Reseller Terms and Conditions.+
      10.10  Lease Agreement by and between Levitt, Levitt & Lijgash and Consumer Net Marketplace, Inc. dated April
               8, 1998.+
      10.11  Lease Agreement by and between Edwin S. Johnston Company and Fred Rice doing business under the name
               Consumer Net Marketplace, Inc. dated May 28, 1998.+
      10.12  Facility Agreements for Equipment Placement by Consumer Net Marketplace, Inc.+
      10.13  Agreement by and between Advo Direct Marketing and Consumer Net Marketplace, Inc.+
      10.14  License Agreement by and Between Netscape, Inc. and Consumer Net Marketplace, Inc.+
      10.15  License Agreement by and between Qualcomm, Inc. and Consumer Net Marketplace, Inc.+
      10.16  Promissory Note, dated December 31, 1997, payable by Consumer Net Marketplace, Inc. to Consumer Net
               Partners.+

  EXHIBIT
  NUMBER                                                   DESCRIPTION
-----------  --------------------------------------------------------------------------------------------------------
      10.17  Assignment, dated December 31, 1997, by and between Consumer Net Marketplace, Inc. and Consumer Net
               Partners.+
      10.18  Subscription Agreement by and between the Company and Eller Media Company, dated October 7, 1998.
      10.19  Agreement with Starnet, Inc., dated October 2, 1998.
      10.20  Service Agreement by and between the Company, Consumer Net Partners, and Consumers On-Line Development,
               Inc., dated May 10, 1996.+
      10.21  Form of agreements executed by the employees of the Company.
      10.22  Master Lease Agreement between the Company and Ascend Credit Corporation.
      10.23  Agreement between the Company and WinStar/PacNet, dated November 25, 1998.
      10.24  ISP Customer Agreement for Telespeed Services between CNM and Covad Communications Company, dated
               December 31, 1998.
      23.1   Consent of Stonefield Josephson, independent public accountants.
      23.2   Consent of Caldwell, Becker, Dervin, Petrick & Co., independent certified public accountants.
      27     Financial Data Schedule+


------------------------

+   Previously filed.

*   To be filed by amendment. + Confidential treatment requested.

(b) Financial Statement Schedules:

    All of the financial statement schedules for which provision is made in the applicable accounting regulations of the Commission are either not required under the related instructions or are inapplicable and have therefore been omitted, except for the Financial Data Schedule referenced above as Exhibit 27 and filed herewith; provided, however, that Exhibit 27 shall not be deemed filed for purposes of Section 11 of the Securities Act, Section 18 of the Exchange Act and Section 323 of the Trust Indenture Act, or otherwise be subject to the liabilities of such sections, nor shall it be deemed a part of this Registration Statement.